EXHIBIT 99.3

THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION.

THIS DOCUMENT COMPRISES AN EXPLANATORY STATEMENT IN COMPLIANCE WITH SECTION 897 OF THE COMPANIES ACT 2006 (the Explanatory Statement). It is being sent to persons who are believed to be Scheme Creditors at the date of this Explanatory Statement. If you have assigned, sold, or otherwise transferred, or assign, sell or otherwise transfer, your interests as a Scheme Creditor before the Record Date you must forward this Explanatory Statement and the accompanying documents at once to the person or persons to whom you have assigned, sold or otherwise transferred, or assign, sell or otherwise transfer, your interests as a Scheme Creditor.

If you are in any doubt as to the contents of this Explanatory Statement or the documents that accompany it or what action you should take, you are recommended to seek your own independent financial, legal and tax advice immediately from your financial, legal and/or tax adviser who, if you are taking advice in the United Kingdom, is authorised pursuant to the Financial Services and Markets Act 2000 (FSMA) or by an appropriate regulatory body, or from another appropriately authorised independent adviser if you are in a territory outside the United Kingdom.

This Explanatory Statement is accompanied by an Account Holder Letter. It is important that you read the Account Holder Letter carefully for information about the Scheme and that you complete and return it in accordance with the instructions contained in it.

Further copies of this Explanatory Statement can be obtained by contacting the Information Agent via email to metinvest@lucid-is.com or by telephone on + 44 20 7704 0880.

EXPLANATORY STATEMENT IN RELATION TO A SCHEME OF ARRANGEMENT
under Part 26 of the Companies Act 2006
between
METINVEST B.V.
and the
Scheme Creditors
(as defined in this Explanatory Statement)
DATE: 13 January 2016

The Record Date for the Scheme will be 5 p.m. New York time on 22 January 2016. The Scheme Meeting for the Scheme Creditors to consider and vote on the Scheme will be held at 10 a.m. (London time) on 27 January 2016. The notice convening the Scheme Meeting is set out in Appendix 4 (Notice of Scheme Meeting) of this Explanatory Statement. Instructions about actions to be taken by Scheme Creditors preceding the Scheme Meeting are set out in Appendix 2 (Instructions and Guidance for Scheme Creditors and any Person with an Interest in the Notes) and summarised on pages 18 to 20 (Summary of actions to be taken by Scheme Creditors and any person with an interest in the Notes) of this Explanatory Statement.

Whether or not you intend to attend the Scheme Meeting, you are requested to ensure that your Account Holder completes, executes and returns the Account Holder Letter which accompanies this Explanatory Statement in accordance with the instructions printed thereon as soon as possible.

The Scheme is made in respect of securities of a non-U.S. company. The offer is subject to disclosure requirements of a country other than the United States that are different from those of the United States. Financial statements prepared by the Company have been prepared in accordance with foreign accounting standards (International Financial Reporting Standards) that may not be comparable to the financial statements of United States companies. It may be difficult for you to enforce your rights and any claim you may have arising under U.S. federal securities laws, since the Company is located in a foreign country and all of its officers and directors are residents of a foreign country. You may not be able to sue a foreign company or its officers or directors in a foreign court for violations of the U.S. securities laws. It may be difficult to compel a foreign company and its affiliates to subject themselves to a U.S. court’s judgment.

Further important information is set out under the sections entitled Important Notice and Important Securities Law Notice on pages 4 to 8 (inclusive) of this Explanatory Statement.

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INDEX

Appendices

1.	Definitions and Interpretation	103
2.	Instructions and Guidance for Scheme Creditors and any Person with an Interest in the Notes	112
3.	Form of Account Holder Letter	122
4.	Notice of Scheme Meeting	139
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Important Notice

Unless the context otherwise requires, all capitalised terms used in this Explanatory Statement shall have the meanings set out in Appendix 1 (Definitions and Interpretation) of this Explanatory Statement. The appendices to this Explanatory Statement form an integral part of it and, unless expressly stated otherwise, references to this Explanatory Statement shall be construed as references to the Explanatory Statement including the appendices to it.

Information

This Explanatory Statement has been prepared in connection with a scheme of arrangement under Part 26 of the Companies Act 2006, namely a scheme between the Company and the Scheme Creditors, and has been prepared solely for the purpose of providing information to Scheme Creditors in relation to the Scheme.

Nothing in this Explanatory Statement or any other document issued with or appended to it should be relied on for any purpose other than for Scheme Creditors to make a decision on the Scheme, and Scheme Creditors may not reproduce or distribute this Explanatory Statement, in whole or in part, and may not disclose any of the contents of this Explanatory Statement or use any information herein for any purpose other than considering and/or making a decision in respect of the Scheme. In particular and without limitation, nothing in this Explanatory Statement should be relied on in connection with the purchase or acquisition of any Notes or any other financial instruments or assets of the Company or any other member of the Group.

Nothing contained in this Explanatory Statement shall constitute a warranty, undertaking or guarantee of any kind, express or implied, and nothing contained in this Explanatory Statement shall constitute any admission of any fact or liability on the part of the Company or any other member of the Group with respect to any asset to which it or they may be entitled or any claim against it or them. Without prejudice to the generality of the foregoing, nothing in this Explanatory Statement or the distribution thereof evidences to any person, or constitutes any admission by the Company or any other member of the Group, that a liability is owed to any person in respect of any claim (including without limitation any Scheme Claim) or that any person is or may be a Scheme Creditor. The failure to distribute this Explanatory Statement to any Scheme Creditor shall not constitute an admission by the Company that such person is not a Scheme Creditor.

No person has been authorised by the Company or Lucid Issuer Services Limited as Information Agent to give any information or make any representations concerning the Scheme (including concerning the Company or any other member of the Group or the Scheme Consideration) which is inconsistent with this Explanatory Statement and, if made, such representations may not be relied upon as having been so authorised.

The information contained in this Explanatory Statement has been prepared based upon information available to the Company prior to the date of this Explanatory Statement. The delivery of this Explanatory Statement does not imply that, unless expressly stated otherwise, the information herein is correct as at any time subsequent to the date hereof. Save as otherwise agreed, or as required by law, the Company has no obligation whatsoever to update or revise any of the information, forward-looking statements or the conclusions contained herein or to reflect new events or circumstances or to correct any inaccuracies which may become apparent subsequent to the date hereof. To the best of the Company’s knowledge, information and belief, the information relating to the Company contained in this Explanatory Statement is in accordance with the facts and does not omit anything likely to affect the import of such information. The Company has taken all reasonable steps to ensure that this Explanatory Statement contains the information reasonably necessary to enable Scheme Creditors to make an informed decision about the effect of the Scheme on them.

None of the Scheme Creditors or their advisers have authorised the content of this Explanatory Statement or any part of it, nor do they accept any responsibility for the accuracy, completeness or reasonableness of the statements contained within it.

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In making a decision in respect of the Scheme, each Scheme Creditor must rely on its own examination, analysis and enquiry of the Company and the terms of the Scheme including the merits and risks involved. None of the Company’s advisers have verified that the information contained in this Explanatory Statement is in accordance with facts and does not omit anything likely to affect the import of such information and each of those persons expressly disclaims responsibility for such information. Each Scheme Creditor, by its receipt of any Scheme Consideration pursuant to the Scheme acknowledges that:

(a)	it has not relied on Lucid Issuer Services Limited as Information Agent or any person affiliated with the Information Agent or any of the Company’s advisers in connection with any investigation of the accuracy of any information contained in this Explanatory Statement or their investment decision (including any decision in connection with the Scheme); and
(b)	it has relied only on the information contained or incorporated in this Explanatory Statement.

This Explanatory Statement has not been reviewed, verified or approved by any rating agency or any regulatory authority. Without prejudice to the representations and warranties given by the Company or any other member of the Group or any directors or officers of any member of the Group elsewhere, to the fullest extent permitted by law, neither the Company nor any other member of the Group nor any directors or officers of the Company or any other member of the Group will have any tortious, contractual or any other liability to any person in connection with the use of this Explanatory Statement and the Company and all other members of the Group do not accept any liability whatsoever to any person, regardless of the form of action, for any lost profits or lost opportunity, or for any indirect, special, consequential, incidental or punitive damages arising from any use of this Explanatory Statement, its contents or preparation or otherwise in connection with it, even if the Company or other member of the Group (as applicable) has been advised of the possibility of such damages.

Tax

In view of the number of different jurisdictions where tax laws may apply to Scheme Creditors, this Explanatory Statement does not discuss the tax consequences for Scheme Creditors arising from the implementation of the Scheme. Scheme Creditors are liable for their own taxes and have no recourse to the Company, the Information Agent, the Trustees or any other entity or person named in this Explanatory Statement with respect to taxes arising in connection with the Scheme. Scheme Creditors who are in any doubt as to the effect of implementation of the Scheme are urged to consult their own professional advisers regarding the possible tax consequences under the laws of the jurisdictions that apply to them.

Electronic Form

If this Explanatory Statement has been sent to you in an electronic form, you are reminded that documents transmitted via this medium may be altered or changed during the process of transmission and consequently none of the Company, the Information Agent, or any person who controls, or is a director, officer, employee, agent or any affiliate of any such person accepts any liability or responsibility whatsoever in respect of any difference between the Explanatory Statement distributed to you in electronic format and the hard copy version available to you on request from the Information Agent.

You are reminded that the Explanatory Statement has been delivered to you on the basis that you are a person into whose possession it may be lawfully delivered in accordance with the laws of the jurisdiction in which you are located and you may not nor are you authorised to deliver the Explanatory Statement or any part of it to any other person other than to a person or persons to whom you have assigned, sold or otherwise transferred your interests as a Scheme Creditor before the Record Date. If you are not the named addressee to whom the Explanatory Statement has been delivered, please notify the sender immediately and destroy the Explanatory Statement.

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Restrictions

The distribution of this Explanatory Statement may be restricted by law in certain jurisdictions. The Company does not represent that this Explanatory Statement may be lawfully distributed in compliance with any applicable registration or other requirements in any such jurisdiction, or pursuant to an exemption available thereunder, or assume any responsibility for facilitating such distribution.

The distribution of this Explanatory Statement to or in certain jurisdictions may be restricted by law or regulation in certain jurisdictions and persons into whose possession this Explanatory Statement comes are requested to inform themselves about, and to observe, any such restrictions. Failure to comply with any such restrictions could result in a violation of the laws of such jurisdictions.

Summary Only

The summary of the principal provisions of the Scheme contained in this Explanatory Statement is qualified in its entirety by reference to the Scheme itself, the full text of which is set out in Part D (The Scheme) of this Explanatory Statement. Each Scheme Creditor is advised to read and consider carefully the text of the Scheme. This Explanatory Statement has been prepared solely to assist Scheme Creditors in respect of voting on the Scheme.

IN THE EVENT OF A CONFLICT BETWEEN THE INFORMATION AND TERMS DESCRIBED IN THIS EXPLANATORY STATEMENT AND THE SCHEME, THE TERMS OF THE SCHEME SHALL PREVAIL.

Prospectus

This Explanatory Statement is not a prospectus within the meaning of Article 5.4 of the Prospectus Directive, or a prospectus equivalent document.

Forward-looking statements

Nothing in this Explanatory Statement shall be deemed to be a forecast, projection or estimate of the future financial performance of the Company and/or any member of the Group except where otherwise specifically stated.

This Explanatory Statement contains statements, estimates, opinions and projections with respect to the Company and certain of its subsidiaries, and certain plans and objectives of the Company and certain of its subsidiaries. These forward-looking statements can be identified by the fact that they do not relate only to historical or current facts. Forward-looking statements often use words such as “anticipate”, “target”, “expect”, “estimate”, “intend”, “plan”, “goal”, “believe”, “will”, “may”, “should”, “would”, “could” or other words of similar import. These statements are based on numerous assumptions and assessments made by the Company and/or any other member of the Group as appropriate in light of their experience and their perception of historical trends, current conditions, expected future developments and other factors which they believe appropriate. Although the Company and/or any other member of the Group, as appropriate, believe that the expectations reflected in such statements are reasonable, no assurance can be given that such expectations will prove to be correct. Forward-looking statements involve significant risks and uncertainties, should not be read as guarantees of future performance or results, and will not necessarily be accurate indications of whether or not such results will be achieved. Such forward-looking statements only speak as at 13 January 2016. A number of factors could cause actual results to necessarily differ materially from the results discussed in the forward-looking statements, including, but not limited to, future performance being lower than expected, deterioration in general economic conditions, changes in the regulatory environment, fluctuations in interest and exchange rates, the outcome of litigation, government actions and the other factors set out or referred to in Part E (Risk Factors) of this Explanatory Statement. It is up to the recipient of this Explanatory Statement to make its own assessment of the validity of such forward-looking statements and assumptions and no liability is accepted by the Company or any other member of the Group in respect of the achievement of such forward-looking statements and assumptions. Should one or more of these risks or uncertainties materialise, or should underlying assumptions prove incorrect, actual results may vary materially from those described in this Explanatory Statement.

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Risk factors

SCHEME CREDITORS’ ATTENTION IS DRAWN TO CERTAIN RISKS ASSOCIATED WITH THE SCHEME THAT ARE SET OUT OR REFERRED TO IN PART E (Risk Factors) OF THIS EXPLANATORY STATEMENT.

Legal, tax and financial advice

Scheme Creditors should not construe the contents of this Explanatory Statement as legal, tax or financial advice.

This Explanatory Statement has been prepared without taking into account the objectives, financial situation or needs of any particular recipient of it, and consequently, the information contained in this Explanatory Statement may not be sufficient or appropriate for the purpose for which a recipient might use it. Any such recipients should conduct their own due diligence and consider the appropriateness of the information in this Explanatory Statement having regard to their own objectives, financial situations and needs. Scheme Creditors are recommended to consult their own professional advisers as to legal, tax, financial or other matters relevant to the action Scheme Creditors should take in relation to the Scheme, or the implications/consequences of those actions.

Other jurisdictions

The implications of the Scheme for Scheme Creditors who are residents or citizens of jurisdictions other than the United Kingdom may be affected by the laws of the relevant jurisdictions. Such overseas Scheme Creditors should inform themselves about and observe any applicable legal requirements. Any person outside the United Kingdom who is resident in, or who has a registered address in, or is a citizen of, an overseas jurisdiction should consult independent professional advisers and satisfy themselves as to the full observance of the laws of the relevant jurisdiction in connection with the Scheme, including obtaining any requisite governmental or other consents, observing any other requisite formalities and paying any issue, transfer or other taxes due in such jurisdiction.

Scheme Creditors should consult their own professional advisers with respect to the matters described in this document, including the legal, financial and tax consequences of the scheme in their particular circumstances.

THIS EXPLANATORY STATEMENT DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITY. NONE OF THE SECURITIES REFERRED TO IN THIS EXPLANATORY STATEMENT SHALL BE SOLD, ISSUED OR TRANSFERRED IN ANY JURISDICTION IN CONTRAVENTION OF APPLICABLE LAW.

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Important Securities Law Notice

NONE OF THE SECURITIES REFERRED TO IN THIS EXPLANATORY STATEMENT SHALL BE SOLD, ISSUED OR TRANSFERRED IN ANY JURISDICTION IN CONTRAVENTION OF APPLICABLE LAW.

If the Scheme is implemented in accordance with its terms, the Scheme Consideration will be paid by the Company in accordance with the terms of the Scheme.

Information for United States and other overseas Scheme Creditors

Neither this Explanatory Statement nor any part hereof constitutes an offer to distribute, issue or sell, or a solicitation of an offer to subscribe for or purchase the Scheme Consideration and/or any other securities in any jurisdiction in which such distribution, issue, sale or solicitation is not permitted and neither this Explanatory Statement nor any part hereof may be used for or in connection with an offer to, or the solicitation by, any person in any jurisdiction or in any circumstances in which such offer or solicitation is not authorised or to any person to whom it is unlawful to make such offer or solicitation. Accordingly, neither the Scheme Consideration, nor any other securities may be offered or sold, directly or indirectly, and neither this Explanatory Statement nor any part hereof nor any prospectus, offering circular, form of application, advertisement, other offering materials nor other information may be issued, distributed or published in any country or jurisdiction except in circumstances that will result in compliance with all applicable laws, orders, rules and regulations.

Reliance on Rule 802 of the U.S. Securities Act of 1933

The Scheme is made in respect of securities of a non-U.S. company and is subject to disclosure requirements of a country other than the United States that are different from those of the United States.

Financial statements prepared by the Company have been prepared in accordance with foreign accounting standards (International Financial Reporting Standards) that may not be comparable to the financial statements of United States companies. It may be difficult for you to enforce your rights and any claim you may have arising under U.S. federal securities laws, since the Company is located in a foreign country and all of its officers and directors are residents of a foreign country. You may not be able to sue a foreign company or its officers or directors in a foreign court for violations of the U.S. securities laws. It may be difficult to compel a foreign company and its affiliates to subject themselves to a U.S. court’s judgment. The Notes (and any securities deemed to be issued pursuant to the Scheme) have not been, and will not be, registered under the U.S. Securities Act of 1933, as amended (the Securities Act), or under the securities laws of any jurisdiction of the United States. Neither the U.S. Securities and Exchange Commission nor any U.S. state securities commission has approved or disapproved of any securities deemed to be offered in connection herewith, or determined if this document is accurate or complete. Any representation to the contrary is a criminal offence. This document is submitted to Noteholders in the United States pursuant to an exemption from the registration requirements of the Securities Act provided by Rule 802 thereunder. Any new securities deemed to be issued in connection herewith will be “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act to the same extent and proportion as the existing Notes.

7

Letter From the Chief Executive Officer of the Metinvest Group

11 January 2016

Dear Noteholders

Introduction

The purpose of this letter is to summarise the background to and reasons for the Scheme.

What is a scheme of arrangement?

A scheme of arrangement is a formal procedure under Part 26 of the Companies Act 2006 proposed by a company which enables the company to agree with its creditors or a class of its creditors a composition or arrangement in respect to its debts or obligations owed to those creditors. A scheme of arrangement requires the following to occur in order to become legally binding:

(a)	the approval of a majority in number representing at least 75% in value of the relevant creditors of the company present in person or by proxy and voting at the meeting convened by the permission of the Court;

(b)	the approval of the Court by the making of an order sanctioning the scheme of arrangement; and

(c)	the delivery of the order sanctioning the scheme of arrangement to the Registrar of Companies.

If the scheme of arrangement is approved by the relevant creditors and sanctioned by the Court and the order sanctioning the scheme of arrangement is delivered as above, the scheme will bind all the creditors subject to it, both those creditors who voted in favour of it and those creditors who voted against it or did not vote at all and their successors and assigns.

A scheme of arrangement cannot be sanctioned by the Court unless the Court is satisfied, among other things, that the scheme of arrangement is in all circumstances fair and reasonable and the class of creditors voting in respect of the scheme of arrangement has been properly constituted.

Meeting of Scheme Creditors

The Court has granted the Company permission to convene a single meeting of the Noteholders, in their capacity as Scheme Creditors, to consider and if thought fit approve the Scheme. The meeting will be held at the offices of Allen & Overy LLP on Wednesday 27 January 2016 commencing at 10 a.m. London time. Scheme Creditors may vote at the meeting in person (or in the case of a corporation a duly authorised representative) or by proxy. In order to vote on the Scheme and attend the Scheme Meeting, Scheme Creditors must ensure that an Account Holder Letter is completed and lodged with Lucid Issuer Services Limited (the Information Agent). Details of the actions Noteholders need to take in order to vote are set out in the section entitled Summary of actions to be taken by Scheme Creditors and any person with an interest in the Notes at page 18 below and the section entitled Are you a Scheme Creditor or a person with an interest in the Notes? at pages 15 to 17 below.

We would encourage all Noteholders to start the process for submitting their votes for the Scheme Meeting as soon as possible. As set out in more detail in the Explanatory Statement, Noteholders should be aware that failure to submit a valid Account Holder Letter will mean that the voting instructions contained in that Account Holder Letter will be disregarded for the purposes of voting at the Scheme Meeting and the relevant Noteholder will not be entitled to vote at the Scheme Meeting.

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Contact details/helplines

The Information Agent has been appointed by the Company to facilitate communications with Scheme Creditors. All relevant documentation can be found on Lucid’s website (details below), including the Account Holder Letter.

If you have any questions in relation to this letter or the Scheme, please contact the Information Agent using the contact details below:

Lucid Issuer Services Limited

Tankerton Works

12 Argyle Walk

London WC1H 8HA

Email:	metinvest@lucid-is.com
Phone:	020 7704 0880
Fax:	020 7067 9098
Attention:	David Shilson / Thomas Choquet
Website:	www.lucid-is.com/metinvest

Background

As you are aware, the Group has significantly suffered as a result of the current situation in Ukraine. A significant part of the Group’s assets are located in Ukraine and have been affected by the ongoing civil disturbances and political instability since the end of 2013 as well as the ongoing military action in the country. These events have:

(a)	damaged and destroyed transport infrastructure, disrupting deliveries of raw materials and shipments of finished goods from some of the Group’s plants and resulted in the death of at least one worker at a plant as a result of shelling;

(b)	caused production volumes of steel, iron ore, coke and coal products to decline; and

(c)	affected economic activity and, as a result, domestic demand for steel and iron ore products.

In addition, the financing of the Company has been significantly harmed by the current low prices for iron ore and steel products in world markets. Further, the Company has been unable to access the international capital and debt markets to refinance its existing debts.

The Company has three outstanding series of Notes. The 2016 Notes fall due on 31 January 2016.1 The 2017 Notes are due and payable in four equal instalments falling due on 28 May 2016, 28 November 2016, 28 May 2017 and 28 November 2017. The 2018 Notes fall due on 14 February 2018. If the Company is unable to repay the principal amount of U.S.$85,238,250 and/or interest on that amount of approximately U.S.$1.75 million that falls due on 31 January 2016 a payment default will occur in respect of the 2016 Notes. On the occurrence of such a payment default, cross defaults will occur under the 2017 Notes and the 2018 Notes. If a default occurs the Trustee of each issue may, at its discretion and if so requested by holders of at least one fifth in nominal amount in respect of each series of the Notes then outstanding, or if so directed by an Extraordinary Resolution passed at a meeting of the relevant Noteholders shall, give notice to the Company that the corresponding Notes are immediately due and payable. The total aggregate outstanding principal amount of the Notes is U.S.$1,124,972,250.

[1]	Pursuant to the terms of the 2016 Notes, as amended by the 2016 Notes Consent Solicitation (as defined below), the repayment date for the 2016 Notes is 1 February 2016, being the next Business Day following 31 January 2016.
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As a consequence of the issues identified above, payment defaults under the PXF Facilities have occurred. The Company has current outstanding payment defaults under its PXF Facilities in a total amount of approximately U.S.$637 million at the date of this letter. The Company is liable to make further scheduled debt repayments under its PXF Facilities from 11 January 2016 to 27 May 2016 totalling approximately U.S.$140 million.2

On 1 December 2015 the Company entered into the PXF Standstill with certain PXF Lenders which provides for a forbearance on the taking of enforcement action or the initiation of insolvency proceedings by the PXF Lenders who signed the PXF Standstill until 29 January 2016 unless the standstill period has been extended. The effective date of the PXF Standstill occurred on 22 December 2015.

Although the political situation in Ukraine has substantially affected the business of the Group, historically, the Group has a record of strong earnings and low leverage. The table below sets out the Group’s consolidated Adjusted EBITDA and leverage in each of its financial years from 2011 to 2015.

	2011		2012		2013		2014		2015 (9M)[3]
Adjusted EBITDA[4] (U.S.$ billions)	U.S.$3.655 billion		U.S.$1.996 billion		U.S.$2.361 billion		U.S.$2.702 billion		U.S.$0.813 billion
Leverage[5]	1.1	x	2.1	x	1.8	x	1.2	x	2.3	x

The Company would normally expect to manage its financial indebtedness through a combination of earnings and refinancings through the international capital and debt markets. However, the Company is currently unable to raise capital in the international capital and debt markets due to the current situation in Ukraine and the current low prices for iron ore and steel products.

On 25 September 2015 the Company announced that the Noteholder Committee had been formed and the Noteholder Committee Advisers had been appointed. The Company has produced a revised business plan and on 20 November 2015, the Company made a proposal to restructure its outstanding obligations under the PXF Facilities and the Notes to the legal and financial advisers of the Noteholder Committee and to the PXF Co-ordinating Committee and their legal and financial advisers. The Company is in the early stages of discussions with the PXF Co-ordinating Committee and the Noteholder Committee Advisers on the proposal but the Company currently anticipates that a rescheduling of its indebtedness under the Notes and the PXF Facilities should be agreed and implemented prior to 27 May 2016.

In order to maintain the stability of the Group during the period in which a Restructuring is agreed and implemented, the Company is seeking to extend the PXF Standstill and to implement the moratorium provided for under the Scheme.

Based on the Group’s existing liquidity position, its current cash flow projections and the significant liquidity risk related to withdrawals of its trade finance facilities, the Group is not currently able to pay amounts falling due under the Company’s PXF Facilities following the expiry of the PXF Standstill on 29 January 2016 although the Company intends to seek an extension of the PXF Standstill in accordance with its terms. In relation to the Notes, the Company anticipates that it will need a moratorium on enforcement action in respect of the Notes for a sufficient period following 31 January 2016 in order to allow for a Restructuring to be agreed and implemented. The Company intends, however, to pay interest which accrues on the Notes and the PXF Facilities during the Moratorium Period (as defined in the Scheme) on the basis described below and in Part B – Overview of the Scheme of this Explanatory Statement.

[2]	Note: The amounts in this paragraph are calculated as at the end of the day on 11 January 2016.
[3]	2015 figures are from the trading update of the Group for the nine months ended 30 September 2015.
[4]	Adjusted EBITDA, calculated as profits before income tax, financial income and costs, depreciation and amortization, impairment and devaluation of property, plant and equipment, foreign exchange gains and losses (starting from 1 January 2015), sponsorship and other charity payments, share of results of associates and other expenses that the management considers non-core plus share in Adjusted EBITDA of joint ventures starting 2013.
[5]	Leverage is calculated as a ratio of total debt at the end of year to Adjusted EBITDA for the relevant year for 2011-2014 ratios and as a ratio of total debt at the end of September 2015 to Adjusted EBITDA for October 2014-September 2015 for 2015 (9M)
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The Company considers that if standstill and moratorium arrangements are in place in respect of the PXF Facilities and the Notes respectively, this would materially improve the prospect for the Group of continuing to be able to access sufficient trade finance in order to maintain its operations insofar as that is possible in the current circumstances. The Group relies on these trade finance facilities for purchases of inventory and receivables. The facilities are short term, uncommitted and can be cancelled by the trade finance banks at very short notice, and do not permit redrawing any amounts.

The Company considers that the absence of a stable financial platform from which to negotiate with all of its stakeholders a restructuring of its financial indebtedness will significantly hamper the process of agreeing a Restructuring and potentially prejudices the ability of the Company and other members of the Group to survive as going concerns. Accordingly the Company has proposed a scheme of arrangement pursuant to Part 26 of the Companies Act 2006 as described in this Explanatory Statement. The objective of the Scheme is to give the Company a stable platform whilst it negotiates a Restructuring.

In summary, the proposed Scheme will prevent Scheme Creditors or any holder of a Scheme Claim from instituting any step, action or proceeding against the Company, the Guarantors or any of the Subsidiaries to enforce the terms of any Trust Deed, any Surety Agreement, any Guarantee or any of the Notes (or to take certain other preliminary action in respect of the above) until the occurrence of the Termination Date. The proposed Scheme also contains proposals for paying part of the interest accrued on the Notes in cash and part on a pay if you can basis during the Moratorium Period and certain additional undertakings from the Company during the Moratorium Period.

The Termination Date is the earliest of:

(i)	27 May 2016;

(ii)	the occurrence of an early termination date (being the later of 31 March 2016 or the date falling 10 business days after the date on which notice is received by the Company that the requisite majority of Noteholders have voted for an early termination in accordance with the process described further in Part B – Overview of the Scheme, paragraph 2.11 at page 45 below);

(iii)	the occurrence of an undeclared default (being any events of default other than those events of default described in Part B – Overview of the Scheme, paragraph 2.5 at page 42 below);

(iv)	breach of a scheme undertaking which is not remedied in the period, if any, permitted for remedy (see description in Part B – Overview of the Scheme, paragraph 2.13 and 2.14 at pages 45 to 47 below);

(v)	the date on which any principal amount of the PXF Facilities is paid to the PXF Lenders (except as a result of it becoming unlawful for any amount to remain outstanding to a PXF Lender) during the period commencing on 30 January 2016 to and including 27 May 2016 if no later than 10 days after such principal amount being paid the Company has not deposited in an English law governed trust account an amount equal to such principal amount to be held on trust for the Noteholders;

(vi)	the date on which the Company announces a rescheduling proposal which includes a write-off of any principal amount of the Notes outstanding as at 24 December 2015; and

(vii)	the date on which the Company announces a rescheduling proposal which does not offer the same terms to all Noteholders (other than pursuant to the requirements of applicable mandatory securities laws).
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In consideration of the agreement by the holders of a Scheme Claim referred to above, the Company will pay to each holder of a Scheme Claim a moratorium fee in an amount equal to U.S.$1.25 per U.S.$1,000 principal amount of the Notes held by such holder of a Scheme Claim on the date the Scheme becomes effective. If a notice of an early termination date has not been given in accordance with paragraph (ii) above, the Company will pay to each holder of a Scheme Claim a further moratorium fee in an amount equal to U.S.$1.25 per U.S.$1,000 principal amount of Notes held by such holder of a Scheme Claim at 5p.m. (New York time) on 1 April 2016.

The Company has concluded for the reasons set out in this Explanatory Statement that it is appropriate for the Scheme Creditors to vote in a single class meeting.

Further details of the Scheme are summarised in Part B – Overview of the Scheme of this Explanatory Statement. The Scheme is set out in Part D – The Scheme of this Explanatory Statement.

Members of the Noteholder Committee have informed the Company that they intend to vote in favour of the Scheme. The Noteholder Committee hold in aggregate approximately 51% of the outstanding Notes. If the Company and the Group are unable to maintain a stable platform during the period of negotiation of a Restructuring it is likely that the Group will need to suspend part or all of its operations. In that event the Company considers it likely either that it would need to seek formal protective action from its creditors through the commencement of suspension of payments proceedings (surseance van betaling) in the Netherlands or that one or more of its creditors would commence bankruptcy proceedings.

The Company considers that if it is unable to maintain a stable platform during the period in which it seeks to negotiate a Restructuring and if, as a result, it commences insolvency proceedings, overall net realisations of assets would need to be approximately U.S.$2.5 billion before Noteholders received their principal in full. The Company considers that in the current circumstances an insolvency scenario, even if some orderly market process were possible in order to realise the assets of the Group, would result in overall net realisations substantially lower than U.S.$2.5 billion. If the Company is successful in agreeing a consensual rescheduling with its Noteholders and the PXF Lenders the Company would anticipate that it will be able to repay the current principal amount outstanding to the Noteholders.

Accordingly, the Company proposes that a single meeting of Scheme Creditors is convened at the date, time and place set out above for the purposes of considering, and if thought fit, approving the Scheme.

In conclusion, I would like to thank all those Noteholders who have supported the Company for their strong support so far and look forward to achieving a stable platform while the Company negotiates a Restructuring to enable it to survive the current political instability in Ukraine and depressed prices of iron ore and steel products in world markets.

Yours faithfully

/s/ Yuriy Ryzhenkov

Yuriy Ryzhenkov

Chief Executive Officer of the Metinvest Group and authorised signatory of the Company

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Expected timetable of Principal Events6, 7

Noteholders should observe any deadlines set by any institution or settlement system through which they hold interests in the Notes to ensure that any voting instructions given by them are taken into account at the Scheme Meeting. The Company strongly urges each Noteholder to contact its relevant Account Holder or Intermediary as soon as possible to ensure they are aware of this Explanatory Statement and the process and timetable set out in it.

Event	Expected Time and date
Custody Instruction Deadline - latest time for blocking Notes held through Euroclear or Clearstream, Luxembourg in the relevant Clearing System for the purposes of the delivery of Account Holder Letters containing voting instructions for the purposes of the Scheme Meeting	5 p.m. (London time) on 22 January 2016
Record Date[8]	5 p.m. (New York time) on 22 January 2016
Voting Instruction Deadline – latest time and date for receipt of Account Holder Letters (and Sub-Proxies from DTC Participants) by the Information Agent in order for Noteholders’ voting instructions to be taken into account for the purposes of the Scheme Meeting.[9]	5 p.m. (London time) on 26 January 2016
Scheme Meeting[10]	10 a.m (London time) on 27 January 2016
Scheme Sanction Hearing[11]	29 January 2016
Anticipated Scheme Effective Date	29 January 2016
Anticipated Scheme Settlement Date	On or before 8 February 2016

The Scheme Meeting will be held at the offices of Allen & Overy LLP, One Bishops Square, London E1 6AD.

[6]	Unless otherwise stated, all references to time in this Explanatory Statement are to London time.
[7]	The dates in this timetable and mentioned throughout this Explanatory Statement assume that the Scheme Meeting is not adjourned. It is also possible that the drawing up of the order of the Court sanctioning the Scheme may be delayed if any person appeals the order.
[8]	All Scheme Claims are determined as at the Record Date. The Company will be entitled to exercise discretion as to whether it recognises any assignment or transfer of Scheme Claims after the Record Date.
[9]	Please see the section entitled Summary of actions to be taken by Scheme Creditors and any person with an interest in the Notes of this Explanatory Statement at pages 18 to 20). Account Holders are encouraged to obtain whatever information or instructions they may require from Noteholders in sufficient time to enable them to return their valid Account Holder Letters (and, in the case of DTC Participants, Sub-Proxies) to the Information Agent as soon as possible, having considered this Explanatory Statement carefully. Voting instructions will not be taken into account in respect of Account Holder Letters and Sub-Proxies received after the Voting Instruction Deadline, being 5 p.m. on 26 January 2016. Account Holders requiring any assistance in completing Account Holder Letters (and, in the case of DTC Participants, Sub-Proxies) should contact the Information Agent using the contact details in the Account Holder Letter set out in Appendix 3). All relevant documentation can be accessed on the Scheme Website at http://www.lucid-is.com/metinvest.
[10]	The Scheme Meeting will commence at the time stated. Noteholders that wish to attend the Scheme Meeting should produce a duplicate copy of the valid Account Holder Letter delivered on its behalf, evidence of corporate authority (in the case of a corporation) (for example, a valid power of attorney and/or board minutes) and evidence of personal identity (a passport or other equivalent identification) at the registration desk by no later than one hour before the scheduled time of the Scheme Meeting.
[11]	The Court will be requested to sanction the Scheme. The date for that hearing has not yet been settled, although it is expected to be on or about 29 January 2016. If this date changes, the dates of all subsequent steps, including the Scheme Effective Date and Scheme Settlement Date, may be affected. In this event, the date of the hearing will be announced at the Scheme Meeting to the extent then known or otherwise notified to the Noteholders. A notice regarding the date and time of the hearing will be circulated once the hearing has been scheduled.
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Are you a Scheme Creditor or a person with an interest in the Notes?

The following persons have interests in the Notes:

•	Account Holders: You are an Account Holder if you are recorded directly in the records of Euroclear or Clearstream, Luxembourg as holding an interest in any Notes in an account with that Clearing System, or if you are a DTC Participant.

•	DTC Participants: You are a DTC Participant if you are recorded directly in the records of Cede & Co./DTC as holding an interest in any Notes in an account with DTC.

•	Intermediaries: You are an Intermediary if you hold an interest at the Record Date in any Notes on behalf of another person or other persons and you do not hold that interest as an Account Holder.

•	Noteholders: You are a Noteholder if you are the beneficial owner of and/or the owner of the ultimate economic interest in any of the Notes, whose interest in the relevant Notes is held through and shown on records maintained in book entry form by a Clearing System at the Record Date. For the avoidance of doubt, an Account Holder may also be a Noteholder.

•	The Common Depositaries and the Trustees.

Scheme Creditors are entitled to take, or direct the taking of, certain actions in respect of the Scheme.

For the purposes of the Scheme, the following persons are Scheme Creditors:

1.	the Trustees;

2.	the Common Depositaries, as holders of the Global Notes; and

3.	the Noteholders, as contingent creditors.

BNY Mellon Corporate Trustee Services Limited, in its capacity as each of the Trustees, has confirmed to the Company that it will not exercise any voting rights in respect of the Notes at the Scheme Meeting and Bank of New York Mellon, London Branch, in its capacity as a Common Depositary for Euroclear and Clearstream, Luxembourg, has confirmed in writing that it has not been requested to vote by the relevant Clearing Systems. The voting procedure for Notes held through DTC will be based on Cede & Co., in its capacity as nominee of DTC, in accordance with its usual procedures, appointing the DTC Participants as its proxies under the Omnibus Proxy in respect of the principal amount of the Notes shown on its records as being held by them as at the Record Date.

Account Holders are not Scheme Creditors unless and to the extent that they are Noteholders. However, as described in the section of this Explanatory Statement entitled Summary of actions to be taken by Scheme Creditors and any person with an interest in the Notes at pages 18 to 20 below and Appendix 2 (Instructions and Guidance for Scheme Creditors and any Person with an Interest in the Notes), the assistance of Account Holders will be required, in accordance with their custodial duties, to deliver facsimile or e-mail versions of the completed Account Holder Letters (and, in the case of DTC Participants, Sub-Proxies) in accordance with the instructions provided to them by the Noteholders.

Account Holders in Euroclear or Clearstream, Luxembourg will also need to arrange for Notes held in Euroclear and Clearstream, Luxembourg to be blocked in accordance with the instructions contained in this Explanatory Statement.

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Account Holder Letters are required for the purposes of voting on the Scheme. Account Holders and Noteholders are referred to Appendix 2 (Instructions and Guidance for Scheme Creditors and any Person with an Interest in the Notes) for more information.

In determining whether a particular person is the ultimate beneficial owner and therefore a Noteholder, entitled to a particular principal amount of Notes as aforesaid, each of the Company and the Information Agent may rely on such evidence and/or information and/or certification as it shall, in its absolute discretion, think fit and, if it does so rely, such evidence and/or information and/or certification shall, in the absence of manifest error, be conclusive and binding on all concerned.

If you are a Noteholder you should read this Explanatory Statement carefully. If you are a Noteholder that is not an Account Holder you should contact your Account Holder (through any Intermediaries, if applicable) to ensure that your Account Holder/DTC Participant takes the appropriate action described in the section of this Explanatory Statement entitled Summary of actions to be taken by Scheme Creditors and any person with an interest in the Notes at pages 18 to 20 below and Appendix 2 (Instructions and Guidance for Scheme Creditors and any Person with an Interest in the Notes).

The number of Noteholders voting and the votes cast by them will be taken into account for value and numerosity purposes in relation to the Scheme.

For further information on the action to be taken by Scheme Creditors and persons with an interest in the Notes, see the section of this Explanatory Statement entitled Summary of actions to be taken by Scheme Creditors and any person with an interest in the Notes at pages 18 to 20 below and Appendix 2 (Instructions and Guidance for Scheme Creditors and any Person with an Interest in the Notes).

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The following diagram illustrates the relationship between certain persons with interests in the Notes, which are held in global form through the Clearing Systems:

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Summary of actions to be taken by Scheme Creditors and any person with an interest in the Notes

Actions common to Notes held within Euroclear or Clearstream, Luxembourg and Notes held within DTC

Noteholders are invited to vote at the Scheme Meeting by directing their Account Holder to complete and deliver to the Information Agent the Account Holder Letter set out in Appendix 3 (Form of Account Holder Letter).

Detailed instructions on the actions which Noteholders, Intermediaries and Account Holders should take are set out in this Explanatory Statement and are summarised below.

Scheme Creditors and any persons with an interest in the Notes should read the full instructions set out in Appendix 2 (Instructions and Guidance for Scheme Creditors and any Person with an Interest in the Notes).

1.	You should read this Explanatory Statement as a whole, in conjunction with the documents that accompany it (including the Account Holder Letter which contains, amongst other things, the voting form relating to the Scheme Meeting).

2.	An Account Holder may complete and submit an Account Holder Letter on behalf of a Noteholder if the Account Holder has the authority to do so.

3.	A valid Account Holder Letter for the purposes of voting in respect of the Scheme must be delivered prior to the Voting Instruction Deadline.

Actions to be taken in relation to the Scheme for the purposes of voting at the Scheme Meeting

4.	If you are a Noteholder that is not an Account Holder and wish to vote at the Scheme Meeting, you should direct your Account Holder to complete the appropriate parts of the Account Holder Letter set out in Appendix 3 (Form of Account Holder Letter) (as described in more detail in Appendix 2 (Instructions and Guidance for Scheme Creditors and any Person with an Interest in the Notes)) and deliver the completed Account Holder Letter as soon as possible to the Information Agent and, in any event, so as to be received before the Voting Instruction Deadline, being 5 p.m. (London time) on 26 January 2016.
5.	If you are a Noteholder that is an Account Holder and wish to vote at the Scheme Meeting in accordance with the terms of the Scheme, you should complete the appropriate parts of the Account Holder Letter set out in Appendix 3 (Form of Account Holder Letter) (as described in more detail Appendix 2 (Instructions and Guidance for Scheme Creditors and any Person with an Interest in the Notes) and deliver the completed Account Holder Letter as soon as possible to the Information Agent and, in any event, so as to be received before the Voting Instruction Deadline, being 5 p.m. (London time) on 26 January 2016.
6.	Section 2 of Part 2 (Voting in respect of Notes held in Euroclear or Clearstream, Luxembourg) and Section 1 (Form of Sub-Proxy) of Part 3 (Voting in respect of Notes held in DTC) of the Account Holder Letter set out in Appendix 3 (Form of Account Holder Letter), as applicable, include elections pursuant to which the Noteholder is able (i) to attend and vote at the Scheme Meeting in person or by a duly appointed representative if a corporation, (ii) to instruct the Chairman as its proxy to cast its vote in accordance with the wishes of that Noteholder or (iii) to appoint another person as its proxy to attend and vote at the Scheme Meeting in person on its behalf.
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7.	Failure to deliver a valid Account Holder Letter on behalf of a Noteholder by the Voting Instruction Deadline will mean that the voting instructions contained in that Account Holder Letter will be disregarded for the purposes of voting at the Scheme Meeting and the Noteholder will not be entitled to vote at the Scheme Meeting.
8.	The Scheme requires the approval of a majority in number representing at least 75% in value of the Noteholders present and voting (in person, by a duly authorised representative if a corporation, or by proxy) at the Scheme Meeting to be held at 10 a.m. (London time) on 27 January 2016.
9.	It is important that as many votes as possible are cast at the Scheme Meeting so that the Court may be satisfied that there is a fair and reasonable representation of opinion of Noteholders. You are therefore strongly urged to complete and sign or direct your Account Holder to complete and sign the relevant parts of your Account Holder Letter.
10.	The amount of the Scheme Claims of each Noteholder which submits a valid Account Holder Letter in respect of the Notes will be calculated as at the Record Date based on information confidentially provided to the Company by the Information Agent. This information will be used by the Chairman to determine whether the Scheme is approved at the Scheme Meeting. Accordingly, Noteholders do not need to take any action in respect of confirming the amount of their Scheme Claims other than providing the details requested in the Account Holder Letter.
11.	Completed Account Holder Letters (and, in the case of DTC Participants, Sub-Proxies) for the purposes of voting at the Scheme Meeting should be delivered to the Information Agent. Account Holder Letters and Sub-Proxies should not in any circumstances be delivered to any of the Common Depositaries, the Trustees, the Company or any other person. None of the Common Depositaries, the Trustees, the Company and any of their respective affiliates, officers, directors or employees or any other person will be under any duty to give notification of any defects, irregularities or delays in any Account Holder Letter or Sub-Proxy, nor will any of such entities or persons incur any liability for failure to give such notification.
12.	A Noteholder on whose behalf a valid Account Holder Letter (or, if applicable, a Sub-Proxy) is delivered prior to the Scheme Meeting may still attend and vote for or against the Scheme at the Scheme Meeting.
13.	Completed Account Holder Letters (and, in the case of DTC Participants, Sub-Proxies) for the purposes of voting should be delivered to the Information Agent so as to be received by the Information Agent as soon as possible and in any event before the Voting Instruction Deadline being 5 p.m. (London time) on 26 January 2016.
14.	If you are in any doubt as to what action you should take in connection with this Explanatory Statement, the proposals contained in it or the documents that accompany it, you are recommended to seek your own independent advice immediately from your legal, financial, tax or other independent adviser authorised under FSMA if you are resident in, have a registered address in, or are a citizen of the United Kingdom, or, if not, from another appropriately authorised independent financial adviser.
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Additional requirements for Notes held within Euroclear or Clearstream, Luxembourg

15.	In connection with the Account Holder Letter, each Noteholder that wishes to vote at the Scheme Meeting will be required to ensure that its Account Holder within Euroclear or Clearstream, Luxembourg instructs the relevant Clearing System through which those Notes are held to block those Notes. This can be effected by giving Custody Instructions to that effect to the relevant Clearing System prior to the Custody Instruction Deadline. As the procedure for blocking such Notes may take a considerable period of time, Noteholders should ensure that Custody Instructions are given as early as possible so that the relevant Notes may be blocked prior to the Custody Instruction Deadline. The procedure for doing this is described in more detail in Appendix 2 (Instructions and Guidance for Scheme Creditors and any Person with an Interest in the Notes).

Additional requirements for Notes held within DTC

16.	A valid Account Holder Letter and a Sub-Proxy must be delivered to the Information Agent prior to the Voting Instruction Deadline.
17.	In connection with the Sub-Proxy, each Noteholder that wishes to vote at the Scheme Meeting will be required to represent that in respect of any Notes held through DTC which are the subject of that Sub-Proxy, that Noteholder does not transfer or sell those Notes until:
(a) if the Scheme is approved at the Scheme Meeting, the Scheme Effective Date; or
(b) if the Scheme is not approved at the Scheme Meeting, the conclusion of the Scheme Meeting.
18.	Failure to deliver a valid Account Holder Letter and a Sub-Proxy on behalf of a Noteholder by the Voting Instruction Deadline will mean that the voting instructions contained in the Sub-Proxy will be disregarded for the purposes of voting at the Scheme Meeting and the Noteholder will not be entitled to vote at the Scheme Meeting.
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PART A

Background to and Reasons for the Scheme

1.	Introduction

The Group taken as a whole is the largest vertically integrated mining and steel business in Ukraine, operating assets in each stage of the production chain from iron ore mining and processing, coking coal mining and coke production, through to semi-finished and finished steel production, pipe rolling and coil production and production of other value-added products. A significant part of the Group’s assets is located in Ukraine and has been affected by the ongoing significant civil disturbances and political instability since the end of 2013, as well as the ongoing military action in the country. These events have:

(a)	damaged and destroyed transport infrastructure, disrupting deliveries of raw materials and shipments of finished goods from some of the Group’s plants and resulted in the death of at least one worker as a result of shelling;
(b)	caused production volumes of steel, iron ore, coke and coal products to decline; and
(c)	affected economic activity and, as a result, domestic demand for steel and iron ore products.

In addition, prices of iron and steel products continued to decrease in 2014 and throughout 2015. The average benchmark price for hot-rolled coil (Metal Expert HRC CIS export FOB Black Sea) decreased by 32% year-on-year in the nine months ended 30 September 2015. In the fourth quarter of 2015 its price continued to decrease reaching the lowest level over the last 12 years. Furthermore, the prices of coal and iron ore are experiencing both volatility and overall declines. The benchmark iron ore price (Platts 62% Fe iron ore fines CFR China) dropped by 44% year-on-year in the nine months ended 30 September 2015, reaching U.S.$38.5 per tonne on 15 December 2015, which is the lowest level over the last 10 years. Also, the Ukrainian Government has failed to pay VAT refunds due to certain members of the Group in a timely manner and has imposed income tax pre-payment requirements. Further, the Company has been unable to access the international capital and debt markets to refinance its existing debt. The Company does not expect any material improvement in its overall liquidity before 2018.

2.	Background to the Scheme

The principal outstanding financial indebtedness of the Company consists of its three outstanding series of Notes and its PXF Facilities, details of which are set out below.

The Notes

The Company has issued three series of Eurobonds with an aggregate outstanding principal amount of U.S.$1,124,972,250.

On 20 May 2010, the Company issued the 2016 Notes in an aggregate principal amount of U.S.$500 million. The original maturity date of the 2016 Notes was 20 May 2015. The maturity date was amended by the 2016 Notes Consent Solicitation (see below). The 2016 Notes, of which an aggregate principal amount of U.S.$85,238,250 remains outstanding, bear interest at a rate of 10.25% per annum and fall due on 31 January 2016. The 2016 Notes have the benefit of a suretyship issued on a joint and several basis by the Guarantors.

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On 14 February 2011, the Company issued the 2018 Notes under its U.S.$1,000,000,000 Guaranteed Medium Term Note Programme in an aggregate amount of U.S.$750 million. The 2018 Notes bear interest at a rate of 8.75% per annum payable semi-annually in arrear and mature on 14 February 2018. The 2018 Notes have the benefit of a suretyship issued on a joint and several basis by the Guarantors.

On 28 November 2014, the Company issued the 2017 Notes under its U.S.$1,500,000,000 Guaranteed Medium Term Note Programme in an aggregate amount of approximately U.S.$289.7 million as a result of an exchange offer in which the Company exchanged U.S.$386,349,000 in aggregate nominal amount of 2016 Notes for a combination of an amount U.S.$289.7 million of new 2017 Notes and cash consideration of U.S.$97 million. The 2017 Notes bear interest at 10.5% per annum payable semi-annually in arrear and are due and payable in four equal instalments falling due on 28 May 2016, 28 November 2016, 28 May 2017 and 28 November 2017. The 2017 Notes have the benefit of a suretyship issued on a joint and several basis by the Guarantors.

The Notes are unsecured obligations of the Company ranking pari passu as between themselves. If the Company is unable to repay the principal amount of U.S.$85,238,250 and/or interest on that amount of approximately U.S.$1.75 million that falls due on 31 January 2016 a payment default will occur in respect of the 2016 Notes. On the occurrence of such a payment default, cross defaults will occur under the 2017 Notes and the 2018 Notes. If a default occurs, the Trustee of each issue may, at its discretion and if so requested by holders of at least one-fifth in nominal amount in respect of each series of the Notes then outstanding, or if so directed by an Extraordinary Resolution of the relevant Noteholders shall, give notice to the Company that the corresponding Notes are, and they shall immediately become, due and payable together with accrued interest.

The PXF Facilities

The Company has four outstanding syndicated PXF Facilities for initial amounts of U.S.$1,000 million, U.S.$560 million, U.S.$325 million and U.S.$300 million under which the aggregate outstanding principal amount owing by the Company is U.S.$1,074 million.12 Various subsidiaries of the Company have granted bank account pledges and/or sales proceeds security assignments in respect of the PXF Facilities. Operating subsidiaries of the Group have also granted a suretyship in respect of each PXF Facility.

The PXF Facilities provide for monthly amortisation instalments. Due to the effects of the civil disturbances, political instability and decline in iron ore and steel prices referred to above, as well as an inability of the Company to refinance its debts through the international capital markets, the Company ceased paying in full the monthly amortisation instalments under its PXF Facilities falling due between 10 February 2015 and 10 January 2016. As a consequence, payment defaults under the PXF Facilities in a total amount of approximately U.S.$637 million have occurred. The Company is liable to make further scheduled debt repayments under its PXF Facilities from 11 January 2016 to 27 May 2016 totalling approximately U.S.$140 million.13

The Consent Solicitations

On 7 May 2015 the Company launched:

(a)	the 2016 Notes Consent Solicitation seeking consent (inter alia) to defer the maturity of the remaining 2016 Notes until 31 January 2016, and a waiver of certain ongoing and potential events of default under the 2016 Notes, together with payment of principal offered to holders of the 2016 Notes; and

(b)	the 2017 Notes Consent Solicitation and the 2018 Notes Consent Solicitation seeking consent (inter alia) to waive certain ongoing and potential events of default under the 2017 Notes and the 2018 Notes.

[12]	Note: This amount is calculated as at the end of the day on 11 January 2016
[13]	Note: The amounts in this paragraph are calculated as at the end of the day on 11 January 2016.
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The PXF Co-ordinating Committee

On 12 May 2015 the PXF Lenders formed the PXF Co-ordinating Committee and negotiations commenced for a standstill agreement with the PXF Lenders.

The Successful Consent Solicitations

On 19 June 2015 the Company launched a Practice Statement letter in relation to a scheme of arrangement the terms of which provided for a moratorium on enforcement action by Noteholders for a specified period. On 26 June 2015 the Company announced that the extraordinary resolution referred to in the 2016 Notes Consent Solicitation was passed by the requisite majority of holders of the 2016 Notes. Accordingly, the conditions for the extraordinary resolutions of holders of the 2017 Notes and 2018 Notes proposed in the 2017 Consent Solicitation and the 2018 Consent Solicitation respectively, and duly passed at the respective meetings of the holders of the 2017 Notes and 2018 Notes held on 1 June 2015, were satisfied and the Consent Solicitations were ultimately successful therefore the Company did not proceed with the scheme. On 2 July 2015, in accordance with the terms of the 2016 Consent Solicitation, the Company made a payment of principal in the amount of U.S.$28,412,750 to holders of the 2016 Notes.

The Noteholder Committee

On 25 September 2015 the Company announced that holders of in excess of 50% of the outstanding principal amount across the 2016 Notes, 2017 Notes and 2018 Notes had formed the Noteholder Committee.

Revised Business Plan

On 7 September 2015 the Company produced a revised business plan (which was subsequently sent to the PXF Co-ordinating Committee on 8 September 2015 and advisers to the Noteholder Committee on 18 September 2015). Due to the continuing falls in prices of iron ore and steel products the Company needed to further revise its business plan and on 20 November 2015 a further revised business plan was sent to the advisers to the Noteholder Committee and to the PXF Co-ordinating Committee and their advisers.

The Company’s Proposal

On 20 November 2015, as part of ongoing dialogue with the Group’s creditors and following receipt of indicative restructuring proposals from the Group’s creditors, the Company made a proposal to restructure its outstanding obligations under the PXF Facilities and the Notes to the legal and financial advisers of the Noteholder Committee and to the PXF Co-ordinating Committee and their legal and financial advisers. The proposal has not been made public although the following key features of the proposal were set out in the Practice Statement Letter. The Noteholder Committee, which remains public, has not reviewed the proposal.

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The key features of the proposal set out in the Practice Statement Letter are as follows:

(a)	conversion of all outstanding Notes on a par for par basis, as a single class, into one single issuance consisting of two series of notes with extended maturity profiles (the New Notes);
(b)	conversion of all PXF Facilities on a par for par basis, as a single class, into one single facility consisting of two tranches with extended maturity profiles (the New PXF Facility);
(c)	an offer to Noteholders and PXF Lenders to participate voluntarily in a new committed credit facility (the New Facility). Participants in the New Facility would receive a series of New Notes or a tranche of the New PXF Facility which would be more favourable to the Noteholders/PXF Lenders than the remaining series or tranche;
(d)	provisions related to treatment of the Shareholder Loans;
(e)	excess cash sweep for accelerated repayment of the Group’s indebtedness including waterfall provisions related to priority of repayment;
(f)	terms of restrictions on dividends until repayment of a significant portion of the Group’s outstanding indebtedness under the New Notes and the New PXF Facility and an annual cap thereafter, as well as restrictions on additional indebtedness, security and other encumbrances, and disposals; and
(g)	financial terms applicable to the proposed New Notes, New PXF Facility and the New Facility, including as to interest rates and interest payment terms.

The Company remains fully committed to working collaboratively with its creditors and looks forward to engaging in constructive dialogue with the Noteholder Committee and the PXF Co-ordinating Committee once the proposal referred to on page 23 above has been evaluated and commented on by their respective financial and legal advisers.

The PXF Standstill

On 1 December 2015 the Company entered into the PXF Standstill with certain PXF Lenders which provides for a forbearance on the taking of enforcement action or the initiation of insolvency proceedings by the PXF Lenders who sign the PXF Standstill until 29 January 2016 unless the standstill period has been extended. The effective date of the PXF Standstill occurred on 22 December 2015. As at 24 December 2015 PXF Lenders whose participations in the loans outstanding under the PXF Facilities represent approximately 84% of all loans outstanding under the PXF Facilities had signed the PXF Standstill.

3.	Reasons for the Scheme

Historically, the Group has a record of strong earnings and low leverage. The table below sets out the Group’s consolidated Adjusted EBITDA and leverage in each of its financial years from 2011 to 2015.

	2011		2012		2013		2014		2015 (9M)[14]
Adjusted EBITDA[15] (U.S.$ billions)	U.S.$3.655 billion		U.S.$1.996 billion		U.S.$2.361 billion		U.S.$2.702 billion		U.S.$0.813 billion
Leverage[16]	1.1	x	2.1	x	1.8	x	1.2	x	2.3	x

[14]	2015 figures are from the trading update of the Group for the nine months ended 30 September 2015.
[15]	Adjusted EBITDA, calculated as profits before income tax, financial income and costs, depreciation and amortization, impairment and devaluation of property, plant and equipment, foreign exchange gains and losses (starting from 1 January 2015), sponsorship and other charity payments, share of results of associates and other expenses that the management considers non-core plus share in Adjusted EBITDA of joint ventures starting 2013.
[16]	Leverage is calculated as a ratio of total debt at the end of year to Adjusted EBITDA for the relevant year for 2011-2014 ratios and as a ratio of total debt at the end of September 2015 to Adjusted EBITDA for October 2014-September 2015 for 2015 (9M) ratio.
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The Company would normally expect to manage its financial indebtedness through a combination of earnings and refinancings through the international capital and debt markets. However, the Company is currently unable to raise capital in the international capital and debt markets due to the current situation in Ukraine and the currently depressed prices for iron ore and steel products. The Company therefore intends to reschedule the maturities of the Notes and the PXF Facilities in anticipation that in due course the international capital and debt markets will reopen for Ukrainian based borrower groups and that prices of iron ore and steel products will recover. The Company currently anticipates that a rescheduling of its indebtedness under the Notes and the PXF Facilities should be agreed and implemented prior to 27 May 2016.

In order to maintain the stability of the Group during the period in which a Restructuring is agreed and implemented, the Company is seeking to maintain the standstill arrangements currently in place in respect of the PXF Facilities set out above and to implement the proposed moratorium under the Scheme. The Company considers that a stable platform from which to conduct negotiations with its creditors is critical to enable it to continue to operate normally insofar as this is currently possible in Ukraine and to have access to trade finance during the period required in order to reschedule its financial indebtedness.

As part of its day to day operations the Group is reliant on trade finance facilities which are uncommitted. The Group’s access to trade finance facilities has fluctuated over the past 24 months. As of 31 December 2014, the Group had U.S.$416 million outstanding under its trade finance facilities, a decrease of U.S.$495 million from U.S.$911 million as of 31 December 2013. As of 8 January 2016, the Group had approximately U.S.$247 million outstanding under its trade finance facilities (including U.S.$159 million drawn by Metinvest International, a subsidiary of the Company). This represents a decrease of U.S.$153 million from U.S.$400 million as of 30 March 2015. The decrease in the amount of trade finance available was mainly attributable to the fact that a number of trade finance banks withdrew their exposure limits on pre-production financing, Ukrainian territory risk financing and goods in port financing facilities, among other things.

Further withdrawals of such lines or decreases in limits cannot be excluded, which represents a significant risk to the Group’s liquidity situation. The current standstill arrangements between the Company and the PXF Lenders under the PXF Standstill and the proposed moratorium under the Scheme cannot, in the Company’s view, be extended to its providers of trade finance. However, the Company considers that if standstill and moratorium arrangements are in place in respect of the PXF Facilities and the Notes respectively, this would materially improve the prospect for the Group of continuing to be able to access sufficient trade finance in order to maintain its operations insofar as that is possible in the current circumstances.

Since the delivery of the proposal referred to on page 23 above, the financial condition of the Company has further deteriorated due to the continuing falls in iron ore and steel prices as detailed in paragraph 7 (Further detail of the issues affecting the Group) below. Based on the Group’s existing liquidity position, its current cash flow projections and the significant liquidity risk related to withdrawals of its trade finance facilities, the Group is not currently able to pay amounts falling due under the Company’s PXF Facilities following the expiry of the PXF Standstill on 29 January 2016 although the Company intends to seek an extension of the PXF Standstill in accordance with its terms. In relation to the Notes, the Company anticipates that it will need a moratorium on enforcement action in respect of the Notes for a sufficient period following 31 January 2016 in order to allow for a Restructuring to be agreed and implemented. The Company intends, however, to pay interest which accrues on the Notes and the PXF Facilities during the Moratorium Period on the basis set out in Part B (Overview of the Scheme) and in Part D (The Scheme) below.

24

The Company considers that the absence of a stable financial platform from which to negotiate with all of its stakeholders a rescheduling of its financial indebtedness will significantly hamper the process of agreeing a Restructuring and potentially prejudice the ability of the Company and other members of the Group to survive as going concerns. Accordingly, the Company has proposed a scheme of arrangement pursuant to Part 26 of the Companies Act 2006 as further described in this Explanatory Statement.

Members of the Noteholder Committee have informed the Company that they intend to vote in favour of the Scheme. The Noteholder Committee hold in aggregate approximately 51% of the outstanding Notes.

4.	The Scheme

The purpose of the Scheme is to effect a compromise and arrangement between the Company and the Scheme Creditors which will apply to all Scheme Claims. Details of the Scheme can be found in Part B (Overview of the Scheme) and in Part D (The Scheme).

5.	Impact of the successful implementation of the Scheme

If the Scheme is successfully implemented, all Scheme Creditors (including those who do not vote in favour of the Scheme) will be bound by the terms of the Scheme, along with the Company and the Scheme will apply to all Scheme Claims. As set out in detail below in Part B (Overview of the Scheme) and in Part D (The Scheme), the Scheme will provide for a moratorium on Scheme Creditors and holders of Scheme Claims taking enforcement action in relation to amounts which have become due and events of default under the terms and conditions of the Notes until the earlier of 27 May 2016 or the occurrence of an event resulting in an Early Termination Date.

If a moratorium is achieved through the successful implementation of the Scheme the Group will have a stable platform on which to agree a Restructuring with its creditors. Assuming that a Restructuring is agreed on mutually acceptable terms, the Company considers that the Group has sufficient assets to enable the Scheme Creditors to be repaid the principal amount outstanding to the Scheme Creditors.

6.	Consequences of a failure to implement the Scheme

The Company has consulted with Deloitte who have considered the possible impact for the Company and the Group if the Scheme is not implemented.

If the Scheme is not implemented the Group would be likely to run out of liquidity due to the cessation of trade finance and supplier credit. This state of affairs would be likely to lead to the operating entities of the Group, most of which are based in Eastern Ukraine, being forced to shut down some or all of their production facilities causing long lasting damage to the business and more likely leading to them ceasing to trade. In that event the Company would need to consider filing for protective proceedings in the Netherlands, and the Company’s creditors, in the case of the Noteholders at least one-fifth in nominal amount in respect of each series of the Notes then outstanding, would be able to file for bankruptcy proceedings in the Netherlands.

Assuming that the Dutch courts grant the Company a suspension of payments, this would provide a moratorium and allow the Group a short window to seek to agree a restructuring. However, there is a substantial risk that with multiple insolvency proceedings the Group would lose the majority, if not all, of its trade finance lines and supplier credit, effectively eliminating its liquidity.

25

At this stage the Ukrainian operating companies would need to consider filing for Ukrainian protective bankruptcy proceedings, which would lead to distressed sales of their assets, potentially at forced sale values, rather than as going concerns.

In considering potential insolvency outcomes in this scenario, Deloitte necessarily assumed that the Ukrainian assets of the Group could be realised through some sort of orderly market process. Given the political situation in Eastern Ukraine, that assumption may not be correct because of the risk of nationalisation or expropriation of some or all of the assets in the event that they are shut down.

Assuming that some sort of market process is possible to realise the Ukrainian assets of the Group, there are likely to be very limited (if any) buyers for those assets at the current time except at significant discounts to take account of the political and economic instability and civil disturbances in Eastern Ukraine, combined with depressed prices for iron ore and steel. This would be compounded by the limited, if any, debt funding available for any purchaser either in the international or the domestic market. Under this scenario many of the assets would need to be closed down, with the costs of closure potentially exceeding any asset value.

Taking account of the factors referred to in the previous paragraph to produce a stressed case realisation scenario, the Company considers that in bankruptcy proceedings the recovery by Noteholders may be in the region of 50 cents in the dollar.

However, as noted above, this estimated return assumes that the Ukrainian assets of the Group can be realised through an orderly market process. If this assumption proves to be incorrect, then the recoveries for Noteholders, if any, in bankruptcy proceedings of the Company are likely to be substantially lower.

7.	Further detail of the issues affecting the Group

Inability to obtain funding from the international capital and loan markets to refinance existing debt on maturity

Political instability in Ukraine and escalating geopolitical tensions have had an adverse effect on the Ukrainian financial markets, and there have been reports of increased capital outflows from Ukraine. The ability of Ukrainian businesses, including the Company, to obtain funding from the international or domestic capital and loan markets has also been hampered as a result of decreased demand from the international investor base and limited liquidity in the local market. As a result, the Company does not expect to be able to obtain new mid to long-term financing on commercially acceptable terms in the short term and this is expected to result in additional pressure on its liquidity. The Company believes it must prudently maintain an appropriate minimum amount of cash (which it has set at approximately U.S.$180 million) to address any potential further operational and financial issues and finance its working capital needs.

As at 31 December 2014 the Company had cash and cash equivalents of U.S.$114 million, which the Company considered to be an inadequate level of cash in the ordinary course of its business and significantly below the level it would seek to maintain under normal circumstances. The main reason for the unusually low level of liquidity as at 31 December 2014 was the Company’s inability, in common with other Ukrainian groups, to obtain funding from the domestic and international capital and debt markets. The only new financing the Company obtained in 2014 was a three-year loan from its shareholders amounting to U.S.$444 million to support its working capital in the second quarter of 2014 and approximately U.S.$2 million under the ECA Facility. As a result, the gap between the aggregate amount of the Company’s available cash proceeds from loans and borrowings and its obligations to repay loans and other borrowings amounted to U.S.$1,079 million in 2014.

26

The following table presents the liquidity position for 2011, 2012, 2013, 2014 and the nine months ended 30 September 2015 for the Group.

	2011	2012	2013	2014	2015 (9M)
Adjusted EBITDA	3,655	1,996	2,361	2,702	813
Total Debt	3,981	4,278	4,308	3,232	2,966
Net cash from operating activities	1,944	1,147	1,465	1,489	544
Purchase of property, plant and equipment	-1,071	-699	-763	-549	-193
Free Cash Flow	873	448	702	940	351
Proceeds from loans and borrowings	2,140	721	579	446	4
Repayment of loans and borrowings	-1,351	-449	-559	-1,525	-284
Repayment of loans and bonds	-1,419	-410	-542	-951	-110
Repayment of seller notes	-89	-90	-90	-90	—
Net trade financing proceeds/(repayments)	157	51	73	-484	-174
Headroom/(gap) between Proceeds and Repayments	789	272	20	-1,079	-280
Free Cash Flow after repayment of debt	1,662	720	722	-139	71
Dividends paid	-937	-575	-544	-388	—
Free Cash Flow after repayment of debt and dividends	725	145	178	-527	71
Cash and cash equivalents	792	531	783	114	198

Source: Group consolidated financial statements

As at 30 October 2015, the Company had unrestricted cash and cash equivalents of U.S.$150 million which the Company further considers to be inadequate in view of liquidity risks, in particular stemming from withdrawals of trade finance facilities as described below, depressed selling prices, and the highly uncertain outlook for the steel and iron ore markets. In the nine months ended 30 September 2015, the Company received U.S.$4 million of new proceeds from loans and borrowings which is the final drawdown under the existing ECA Facility to finance the construction of a pulverised coal injection unit by Küttner GmbH & Co. KG, a German industrial manufacturer, at Yenakiieve Steel. Further details about the ECA Facility are set out below in paragraph 8 (Details of additional financing arrangements of the Company – ECA Facility). As a result, the gap between the aggregate amount of the Company’s available cash proceeds from loans and borrowings and its repayment of loans and other borrowings amounted to U.S.$280 million in the nine months ended 30 September 2015.

As at 6 January 2016, the Company had unrestricted cash and cash equivalents of approximately U.S.$140 million.

Lower revenues from sales of steel and iron ore due to reduction in production and demand

In the nine months ended 30 September 2015, the Group’s revenues from Ukraine decreased by U.S.$834 million period on period to U.S.$1,204 million and accounted for 22% of consolidated revenues. The reduction in total sales in the domestic market was primarily driven by a decline in demand from the major steel consuming sectors as a result of the conflict in Eastern Ukraine and overall economic slowdown in the country. In the nine months ended 30 September 2015, steel production in Ukraine decreased by 21% period on period to 17.0 million tonnes, as logistical constraints forced local steelmakers to scale back production, the Ukrainian steel market remained weak, and demand for Ukrainian steel products declined in Eastern Europe, the CIS and other key export markets due to increased international competition from Chinese steel exporters, as well as trade restrictions from the Russian Federation. In addition, consumption of steel products (excluding pipes) in Ukraine decreased by 28% period on period to 3.1 million tonnes. This was principally attributable to a decline in construction activity, which decreased by 23% period on period as Ukrainian businesses reduced capital expenditures, outflow of capital from Ukraine continued and purchasing power of Ukrainians decreased due to financial instability and the military conflict in the eastern regions of the country. Another contributing factor was a crisis in the machine building industry, which decreased by 19% period on period primarily due to the reduction of export orders in the CIS market. The pipe and hardware industries reduced production by 38% period on period and 24% period on period, respectively. Regarding iron ore products, sales in Ukraine slumped, as a couple of the Group’s key customers in the country decreased production dramatically following the escalation of the conflict in the second half of 2014.

27

In the nine months ended 30 September 2015, the Group’s revenues from Southeast Asia, the Middle East and North Africa (MENA), Europe, the Commonwealth of Independent States (CIS), North America and other regions decreased by U.S.$642 million, U.S.$546 million, U.S.$544 million, U.S.$359 million, U.S.$95 million and U.S.$46 million period on period respectively. Meanwhile, the share of international sales increased to 78% in the nine months ended 30 September 2015, up 2 percentage points period on period. The proportion of sales to Europe rose by 6 percentage points period on period to 33% of total sales during this period, driven by greater sales volumes of square billets, flat products and pellets. The share of sales to Southeast Asia fell by 3 percentage points period on period to 12% due to lower prices of iron ore products, as well as lower sales of flat products and slabs. The proportion of sales to other regions did not change significantly period on period.

The following table sets forth certain information on the consolidated revenues of the Group by market.

Revenues by market	Nine months ended 30 September 2015		Nine months ended 30 September 2014		Change (period on period)
	U.S.$ million	% of revenues	U.S.$ million	% of revenues	U.S.$ million	pp of revenues
Ukraine	1,204	22%	2,038	24%	(834)	(2 pp)
Europe	1,804	33%	2,348	28%	(544)	6 pp
MENA	1,041	19%	1,587	19%	(546)	1 pp
CIS (ex Ukraine)	460	9%	819	10%	(359)	(1 pp)
Southeast Asia	646	12%	1,288	15%	(642)	(3 pp)
North America	191	4%	286	3%	(95)	0 pp
Other regions	51	1%	96	1%	(46)	0 pp
Total	5,397	100%	8,461	100%	(3,065)	0 pp

In the nine months ended 30 September 2015, Metallurgical division revenues decreased by U.S.$2,372 million period on period to U.S.$4,256 million. The drop was attributable to lower sales of all steel products: flat (U.S.$1,171 million), long (U.S.$528 million), semi-finished (U.S.$419 million) and tubular (U.S.$92 million) products. In addition, sales of coke and chemical products decreased by U.S.$66 million.

The following table sets forth certain information on the consolidated revenues of the Group’s Metallurgical division by product.

Revenues by product	Nine months ended 30 September 2015		Nine months ended 30 September 2014		Change (period on period)		Percentage change (period on period)
	U.S.$ million	thousands of tonnes	U.S.$ million	thousands of tonnes	U.S.$ million	thousands of tonnes	U.S.$ million	Due to price	Due to volume
Semi-finished products	692	2,091	1,111	2,329	(419)	(237)	(38)%	(28)%	(10)%
Pig iron	293	1,039	368	907	(75)	132	(20)%	(35)%	15%
Slabs	213	564	408	774	(196)	(210)	(48)%	(21)%	(27)%
Square billets	186	488	335	648	(149)	(160)	(44)%	(20)%	(25)%
Finished products	3,083	6,404	4,873	7,913	(1,790)	(1,509)	(37)%	(18)%	(19)%
Flat products	2,490	5,228	3,661	6,063	(1,171)	(836)	(32)%	(18)%	(14)%
incl. Zaporizhstal	896	2,077	1,209	2,150	(313)	(73)	(26)%	(23)%	(3)%
Long products	530	1,111	1,058	1,693	(528)	(583)	(50)%	(16)%	(34)%
Tubular products	63	65	155	156	(92)	(90)	(59)%	(1)%	(58)%
Coke and chemical products	288	1,372	353	1,679	(66)	(306)	(19)%	0%	(18)%
Coke products	227	1,138	209	1,278	18	(140)	8%	19%	(11)%
Chemical products	61	234	144	401	(84)	(167)	(58)%	(16)%	(42)%
Other products and services	194	N/A	290	N/A	(96)	N/A	(33)%	N/A	N/A
Total Met. Division Sales	4,256	9,867	6,628	11,920	(2,372)	(2,053)	(36)%	(19)%	(17)%
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In the nine months ended 30 September 2015, Mining divisional revenues decreased by U.S.$693 million period on period to U.S.$1,140 million, mainly because of a slump in prices of iron ore products.

The following table sets forth certain information on the consolidated revenues of the Group’s Mining division by product.

Revenues by product	Nine months ended 30 September 2015		Nine months ended 30 September 2014		Change (period on period)		Percentage change (period on period)
	U.S.$ million	thousands of tonnes	U.S.$ million	thousands of tonnes	U.S.$ million	thousands of tonnes	U.S.$ million	Due to price	Due to volume
Iron ore products	914	15,230	1,621	15,662	(707)	(433)	(44)%	(41)%	(3)%
Merchant iron ore concentrate	489	9,515	860	9,456	(371)	60	(43)%	(44)%	1%
Pellets	424	5,714	761	6,207	(336)	(492)	(44)%	(36)%	(8)%
Coking coal concentrate	132	1,340	126	1,365	6	(24)	5%	7%	(2)%
Other products and services	95	N/A	87	N/A	8	N/A	9%	N/A	N/A
Total Mining Division Sales	1,140	16,570	1,834	17,027	(693)	(457)	(38)%	(35)%	(3)%

Downward pressure on prices for steel products; impact of volatility and overall decrease in price of coal and iron ore

Steel

According to the World Steel Association, global crude steel production in the world decreased by 29.8 million tonnes period on period to 1,210 million tonnes in the first nine months of 2015. The largest declines were in China (down by 12.7 million tonnes period on period), the United States (down by 5.9 million tonnes period on period), Ukraine (down by 4.4 million tonnes period on period), Japan (down by 4.3 million tonnes period on period) and Turkey (down by 2.0 million tonnes period on period), while the strongest growth was in India (up by 2.1 million tonnes period on period), Poland (up by 0.7 million tonnes period on period) and South Africa (up by 0.7 million tonnes period on period). The drop in crude steel production in China was associated with decreasing domestic consumption as a result of a crisis in the national real estate sector. At the same time, Chinese steel exports showed rapid growth and increased by 27% period on period to 83 million tonnes in the first nine months of 2015, putting significant pressure on steel prices in external markets.

The Ukrainian steel industry traditionally receives around 80% of its revenues from exports. The military conflict in Eastern Ukraine, unstable production at a number of steel plants, difficulties in logistics, trade restrictions and increased competition in the global steel market caused a decrease in steel exports (excluding pipes) from Ukraine by 21% period on period to 12.9 million tonnes in the first nine months of 2015. Ukrainian steel exports decreased most significantly with respect to Eastern Europe markets (a decrease of 1.0 million tonnes compared with the corresponding period of 2014), CIS markets (a decrease of 0.9 million tonnes compared with the corresponding period of 2014), Asian markets (a decrease of 0.7 million tonnes compared with the corresponding period of 2014) and the MENA markets (a decrease of 0.7 million tonnes compared with the corresponding period of 2014). Deliveries of Ukrainian steel products (excluding pipes) in the domestic market decreased by 26% period on period to 2.5 million tonnes due to the crisis in the major consuming sectors, primarily in construction and mechanical machinery.

Although the devaluation of the national currency strengthened the position of Ukrainian steel producers (whose operating costs are to a large extent in Hryvnia) in the export market, the devaluation increased the cost of servicing debt denominated in foreign currency and reduced overall levels of domestic steel consumption.

In the first nine months of 2015, steel prices trended downwards due to a significant fall in the prices of basic raw materials (such as iron ore, coking coal and steel scrap) and market expansion of cheap steel products from China. In the first nine months of 2015, the average export price of billets from CIS decreased by 30% period on period to U.S.$349 per tonne (FOB Black Sea), the price of slabs from CIS decreased by 38% period on period to U.S.$311 per tonne (FOB Black Sea) and the price of hot-rolled coils from CIS decreased by 32% period on period to U.S.$356 per tonne (FOB Black Sea).

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Iron ore

The global iron ore industry is characterised by a high degree of consolidation, with the “Big Four” producers (BHP Billiton, Vale, Rio Tinto and Fortescue) accounting for approximately 75% of the global seaborne iron ore trade in the first nine months of 2015. The major iron ore producing countries are Australia, Brazil and China. In the first nine months of 2015, Australia and Brazil together accounted for approximately 82% of global seaborne iron ore supply, exporting high quality pellets, lumps and fines (mainly 60-65% Fe); the majority of Chinese production is lower quality iron ore (18-20% Fe), which requires further processing into concentrate, pellets and/or HBI/DRI and caters predominantly to the domestic Chinese steel mills. In the first nine months of 2015, Brazil’s export of iron ore rose by 6% period on period to 265 million tonnes. Australian exports for the same period increased by 8% period on period to 569 million tonnes. China remains a net importer of iron ore; total imports in the first nine months of 2015 remained unchanged period on period and amounted to 699 million tonnes, which constituted approximately 76% of total domestic consumption, further increasing China’s dependence on a stable supply of seaborne iron ore imports.

The trend in prices has been generally downwards since the start of 2014. Benchmark (Platts 62% Fe CFR China) prices decreased from U.S.$136 per dry tonne in December 2013 to U.S.$69 per dry tonne in December 2014 as a result of increasing Australian supplies in the market and sluggish demand from the construction sector in China. In 2015, the benchmark iron ore price decreased further to the average of U.S.$57 per dry tonne in September 2015. On 15 December 2015, the benchmark price fell to U.S.$38.5 per dry tonne, the lowest level over the last ten years.

Civil disturbances, political instability and continuing military action in parts of Ukraine

The situation in Ukraine deteriorated significantly in late 2013 and early 2014 following protests in Kyiv. The significant civil disturbances and political instability in Ukraine and the ongoing military action in some parts of the Donetsk and Luhansk regions of Ukraine have negatively impacted Ukraine’s economy and as a result the Group’s business and financial condition. Some of the Group’s Ukrainian assets located in the conflict zone in the Donetsk and Luhansk regions have been affected by the military conflict and have experienced problems with their production and supply chains, resulting in suspensions of production at some of the Company’s subsidiaries and a lower level of utilisation of the production facilities operated by other subsidiaries. Furthermore, railway infrastructure in Eastern Ukraine has sustained damage caused by shelling and sabotage in the course of the ongoing military action in the region. This has resulted in disruptions in the supply of raw materials to certain of the Group’s facilities, including the supply of iron products from Northern GOK, Ingulets GOK and Central GOK to the Group’s steel plants; the supply of coking coal from Krasnodon Coal to the Group’s coke operations; and the supply of coke from the Group’s coke facilities to its steelmaking facilities. This has led to the scaling back and, in some cases, temporary suspension of these operations. Although a ceasefire was agreed in Minsk on 12 February 2015 and entered into force on 15 February 2015, this ceasefire remains fragile and hostilities have continued in parts of the Donetsk and Luhansk region.

Disruption of the rail network

Railway infrastructure in Eastern Ukraine has been badly affected by the conflict. In 2014, the rail hubs of Yasynuvata, Ilovaysk and Debaltseve were partially destroyed; these hubs are critical for supplies of Yenakiieve Steel, Khartsyzk Pipe, Donetsk Coke, Komsomolske Flux Plant and Krasnodon Coal. In addition, the railways and the overhead electrical systems that provide power to the rail network were destroyed between the stations of Avdiivka and Yasynuvata, Yasynuvata and Donetsk. In February 2015, as a result of the conflict, the railways and the overhead electrical systems were destroyed between the stations of Yasynuvata and Skotovata, Elenivka and Yuzhnodonbaskaya, Ocheretino and Novobakhmutovka. As a result of the damage, supplies to and from Yenakiieve Steel, Donetsk Coke and Khartsyzk Pipe became impossible, and therefore production at these facilities was suspended. However, a running line between Skotovata and Yasynuvata has been restored, and since 10 March 2015 supplies of raw materials to, and shipments of finished products from, Yenakiieve Steel have been resumed, and the plant has restarted operations. Currently Skotovata-Yasynuvata is the key route for supplies to Yenakiieve Steel and shipments from Komsomolske Flux Plant.

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As a result of the disruptions in rail transportation between the railway stations Avdiivka and Yasynuvata, Yasynuvata and Dolya suspended all rail shipments of the Group’s raw materials and steel products to Mariupol via its traditional routes. As an alternative, the Group started shipping by rail via Pologi–Kamysh-Zarya and by sea via the ports at Mariupol and Azovstal (iron ore shipping from the ports of Berdyansk, Yuzhniy and Ilyichevsk, as well as imported coking coal unloading). As an additional route of iron ore supply, shipments by trucks through Berda station were undertaken. Total shipments of raw materials (including iron ore, coking coal and coke) to Ilyich I&SW and Azovstal via these alternative routes during the period from January to October 2015 amounted to 9 million tonnes by rail through Pologi–Kamysh-Zarya, and 4.2 million tonnes via the Mariupol and Azovstal ports.

Deliveries of coal from Krasnodon Coal are currently limited to approximately 30-40 thousand tonnes per month (compared to approximately 330 thousand tonnes per month before the conflict) due to the destruction of the Debaltseve hub and the resulting necessity to ship via the alternative Krasnyy Lyman hub using diesel-powered locomotives. Given the lack of diesel locomotives for shipping through the Krasnyy Lyman hub, the Group started selling about 20 thousand tonnes of coal per month to a third party on a free carrier basis.

The key port for the Group’s steel product shipments remains the Mariupol port. Steel products are also shipped from Odessa, Berdyansk and Mykolayiv, as well as the Zaporizhia river port for Zaporizhstal products. The transloading capacity utilisation rate of the Mariupol port is low, as production by the Donbas regional steelmakers is relatively low.

The key ports for the Group’s iron ore exports are the ports of Yuzhniy and TransInvest Service (at Yuzhniy port waters). Currently, the iron ore transloading capacity utilisation rates of these ports are very high due to larger than usual volumes of Ukrainian iron ore products being redirected from the domestic market to export markets.

Lower production of steel, coke and coal

At Krasnodon Coal’s mines, which produced approximately 37% and 10% of the Group’s total coking coal concentrate in 2014 and the first nine months of 2015, respectively, production was scaled back as of mid-August 2014 due to damage to the railway infrastructure used for deliveries of coal to Group enterprises. In early October 2014, Krasnodon Coal was able to recommence production and shipment of commodity products, but at a rate approximately one-third lower than normal.

In the first nine months of 2015, Krasnodon Coal produced 250 thousand tonnes of coal concentrate, which is 1,161 thousand tonnes lower than in the corresponding period of 2014. The main reasons for this decline in production were the inability to ship finished products due to the disruptions to rail transport services and damage to the railway infrastructure.

The following table sets forth certain information on coking coal concentrate production at Krasnodon Coal.

	2015			Nine months ended 30 September		Increase/(Decrease)
	Q1	Q2	Q3	2015	2014	(period on period)
	(thousands of tonnes)
Total production	81	39	129	250	1,411	(1,161)
31

Avdiivka Coke, which produced approximately 48% and 45% of the Group’s total blast furnace (dry) coke in 2014 and the first nine months of 2015, respectively, experienced minor property damage to its non-core assets and disruptions in its electricity supply in mid-August 2014 as a result of damage to transmission lines caused by artillery fire. As a result, production at these facilities had to be suspended for a number of weeks. In October 2014, Avdiivka Coke’s electricity supply was restored and production resumed at a slower rate than usual given the state of the coke batteries after hot mothballing and the limited supply of coal and deliveries of coke products to the plant resulting from damage to railway infrastructure in the surrounding area.

In the first nine months of 2015, with the resumption of hostilities, the facilities (including plant and equipment, buildings and road and rail transport infrastructure) were again damaged by artillery fire. In addition, four high-voltage lines supplying the plant were damaged, and supplies of raw materials and rolling stock were repeatedly interrupted by fighting. At the beginning of December 2015, seven coke batteries of the plant are in operation and two are being repaired. As a result, total production of blast furnace coke decreased by 654 thousand tonnes period on period to 1,334 thousand tonnes in the first nine months of 2015.

The following table sets forth certain information on blast furnace coke production at Avdiivka Coke.

	2015			Nine months ended 30 September		Increase/(Decrease)
	Q1	Q2	Q3	2015	2014	(period on period)
	(thousands of tonnes)
Total production	323	417	594	1,334	1,988	(654)

At Yenakiieve Steel (being the collective operations of Yenakiieve I&SW, Metalen and Makiivka Steel), which produced approximately 22% and 23% of the Group’s total crude steel volume in 2014 and the first nine months of 2015, respectively, a number of production shops have been damaged by inadvertent shell fire, and production was temporarily suspended as of mid-August 2014. In October 2014, after almost two months of inactivity, production resumed. In February 2015, the plant was repeatedly subjected to shelling which damaged the natural gas pipeline, production facility and an electrical substation. After the fighting intensified, parts of the Donetsk railway closed and iron ore supplies were interrupted, which led to the stoppage of several production units. Production was restored in the middle of March 2015. As a result, production of crude steel decreased by 391 thousand tonnes period on period to 1,367 thousand tonnes in the first nine months of 2015.

The following table sets forth certain information on crude steel production at Yenakiieve Steel.

	2015			Nine months ended 30 September		Increase/(Decrease)
	Q1	Q2	Q3	2015	2014	(period on period)
	(thousands of tonnes)
Total production	262	563	542	1,367	1,758	(391)

The supply of raw materials to Azovstal and Ilyich I&SW, which together represented approximately 78% and 77% of total crude steel production in 2014 and the first nine months of 2015, respectively, was also disrupted at the end of July 2014 when railway lines were partially destroyed due to military action in the Donetsk region. Further, the area of conflict expanded in August-September 2014 towards the southeastern part of the Donetsk region, up to approximately 20 kilometres east of the city of Mariupol, where Azovstal and Ilyich I&SW are located. Ilyich I&SW also suffered minor property damage to its sinter plant from artillery fire, although this has not had a material effect on production.

In late December 2014, the railway bridge which connected these plants with the Mariupol port was destroyed and in January 2015, the supply of industrial water to Azovstal was temporarily interrupted when the electricity supply to the pumping stations was damaged by shelling. Supplies of iron ore, coking coal and coal were constrained during the period from January to March 2015. In addition, natural gas supplies to the steel plants in Mariupol were interrupted on 12-14 June 2015 after artillery shelling damaged a key gas pipeline. As a result, in the first nine months of 2015 production of crude steel declined by 209 thousand tonnes period on period to 2,531 thousand tonnes at Azovstal and by 898 thousand tonnes period on period to 2,059 thousand tonnes at Ilyich I&SW.

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The following table sets forth certain information on crude steel production at Azovstal and Ilyich I&SW.

	2015			Nine months ended 30 September		Increase/(Decrease)
	Q1	Q2	Q3	2015	2014	(period on period)
	(thousands of tonnes)
Azovstal	818	869	843	2,531	2,740	(209)
Ilyich I&SW	592	770	697	2,059	2,957	(898)

Operations at Khartsyzk Pipe, which produced 238 thousand tonnes and 66 thousand tonnes of large diameter pipe in 2014 in the first nine months of 2015, respectively, had to be temporarily suspended as of mid-August 2014 due to damage to the railway infrastructure used for deliveries of raw materials to and finished products from the plant. In early October 2014, the plant recommenced production and shipping of pipe after the damaged railway infrastructure was restored. In addition, the plant has suffered minor property damage, and repair works are currently being carried out. In the first nine months of 2015, due to the closure of parts of the railway network and interruptions in supplying rolling stock to ship finished products from the plant, production was reduced by 95 thousand tonnes period on period to 66 thousand tonnes. Since June 2015, the plant has been idle due to lack of orders.

The following table sets forth certain information on large diameter pipe production at Khartsyzk Pipe.

	2015			Nine months ended 30 September		Increase/(Decrease)
	Q1	Q2	Q3	2015	2014	(period on period)
	(thousands of tonnes)
Total production	32	34	—	66	161	(95)

The following table sets forth certain information about contributions of the above subsidiaries to the Group’s consolidated revenues and Adjusted EBITDA in 2014 and the nine months ended 30 September 2015.

	Share in Consolidated revenues		Share in Consolidated Adjusted EBITDA
Subsidiary	2014	Nine months ended 30 September 2015	2014	Nine months ended 30 September 2015

Krasnodon Coal	0.2%	0.1%	(2.3)%	(3.8)%
Avdiivka Coke	0.8%	0.3%	(1.8)%	7.3%
Yenakiieve Steel	0.8%	0.5%	8.0%	5.9%
Khartsyzk Pipe	2.1%	0.5%	3.4%	1.9%
Azovstal	2.2%	2.6%	14.6%	15.3%
Ilyich I&SW	2.2%	2.1%	15.3%	11.4%

The following table sets forth certain information on the total production of the Group in the periods indicated.

	2015			Nine months ended 30 September		Increase/(Decrease)
	Q1	Q2	Q3	2015	2014	(period on period)
	(thousands of tonnes)
Crude steel	1,672	2,202	2,082	5,957	7,455	(1,498)
Iron ore concentrate	7,449	8,357	8,189	23,995	26,451	(2,456)
Coal concentrate	846	793	844	2,482	3,316	(834)
Coke	879	955	1,141	2,974	3,894	(920)

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The following table sets forth certain information on consolidated output of merchant products of the Group to be sold to third parties (excluding intragroup sales) in the periods indicated.

	2015			Nine months ended 30 September		Increase/ (Decrease)
	Q1	Q2	Q3	2015	2014	(period on period)
	(thousands of tonnes)
Semi-finished products	601	562	666	1,828	2,221	(393)
Pig iron	289	154	367	810	869	(59)
Slabs	172	190	197	558	789	(231)
Square billets	140	218	102	460	563	(103)
Finished products	1,247	1,590	1,569	4,406	5,498	(1,092)
Flat products	983	1,163	1,002	3,148	3,741	(593)
Long products	219	376	535	1,130	1,476	(346)
Railway products	6	2	12	19	75	(56)
Tubular products	39	49	20	109	206	(97)
Steel products	1,848	2,152	2,235	6,234	7,719	(1,485)
Iron ore concentrate	2,654	3,536	3,145	9,335	10,572	(1,237)
Pellets	2,137	1,866	1,518	5,521	5,921	(400)
Coal concentrate	463	416	409	1,288	928	360
Coke products	236	189	208	634	844	(210)

8.	Details of additional financing arrangements of the Company

The Notes

The Company has issued the Notes with an aggregate outstanding principal amount of U.S.$1,124,972,250, details of which are set out above.

PXF Facilities

The Company has four outstanding syndicated PXF Facilities under which the aggregate outstanding principal amount owing by the Company is U.S.$1,074 million,17 details of which are set out above. The Company is seeking to agree separate standstill arrangements with the PXF Lenders and does not consider that the PXF Lenders should be Scheme Creditors.

ECA Facility

On 6 August 2012, the Company entered into the ECA Facility. The loan has the benefit of a suretyship issued by Ingulets GOK. The facility is repayable in equal semi-annual instalments by 10 July 2022. Payment defaults under the PXF Facilities and the 2016 Notes have caused the occurrence of cross defaults under the ECA Facility. In order to obtain the last tranche under this facility in the amount of €3.8 million cross defaults were waived initially until 30 June 2015 and then extended several times until 29 January 2016. The final tranche was drawn down on 28 August 2015. As at 31 December 2015, the amount outstanding under the loan agreement was approximately €19.4 million.

No principal repayments under this facility fall due prior to 27 May 2016. On the basis that the Company anticipates that it will obtain bilateral waivers of cross defaults under the ECA Facility, the Company does not consider that the lender under the ECA Facility should be a Scheme Creditor.

[17]	Note: This amount is calculated as at the end of the day on 11 January 2016.
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Seller Notes

In April 2009, Metinvest U.S., Inc. (Metinvest US) a wholly owned subsidiary of the Company, acquired 100% of the share capital of UCC, a producer of coking and steam coal located in the United States. A part of the acquisition price is payable pursuant to the Seller Notes which were originally repayable in semi-annual instalments through 31 December 2015. The Seller Notes were issued by UCC and Metinvest US and guaranteed by the Company but are expressed to be subordinated to certain of the Group’s other indebtedness. The Seller Notes are secured by a pledge over the shares of UCC and certain other asset security granted by UCC and its subsidiary, Pocahontas Coal Company LLC. On 10 January 2015, UCC, Metinvest US and other relevant parties entered into extension documentation with the holders of the Seller Notes and extended the maturity of the Seller Notes to the end of 2016. Under the new terms and conditions the outstanding amount of the Seller Notes will be repaid during 2016 in 12 equal monthly instalments commencing from 31 January 2016. No payments were made during 2015 except interest payments. The outstanding amount under the Seller Notes is U.S.$89.6 million.

The Company anticipates that the issuers of the Seller Notes will be unable to meet the scheduled payments under the Seller Notes which fall due prior to the Termination Date. However, the Company anticipates that it will agree with the holders of the Seller Notes a contractual forbearance in relation to any non-payment under the Seller Notes during the Moratorium Period. Accordingly, the Company’s view is that the holders of the Seller Notes should not be Scheme Creditors.

Shareholder Loans

The Company has outstanding Shareholder Loans from related parties in an aggregate amount of U.S.$393 million as of 31 December 2015, including principal of U.S.$369 million and interest accrued of U.S.$24 million during the twelve months ended 31 December 2015. The original amount of the relevant facilities was U.S.$444 million consisting primarily of amounts outstanding under a U.S.$333 million loan granted by a party related to the SCM Group under an agreement dated 3 April 2014 and a U.S.$111 million loan granted by a party related to SMART under an agreement dated 3 April 2014, each of which bears interest at 9.5% per annum and is due to mature on 30 April 2017. These Shareholder Loans were provided to the Company for short-term liquidity purposes in April-May 2014. U.S.$75 million of the outstanding principal amount was repaid in July 2014.

The Company has informed these related parties that it does not intend to repay any principal under these loans and would only pay certain accrued interest thereon after the Termination Date, subject to the terms of the Scheme. The Company anticipates that it will obtain a waiver from the relevant related party lenders in relation to any non-payment during the Moratorium Period. The Company therefore considers that the lenders under these loans should not be Scheme Creditors.

MISA loan

The Company also has short term borrowings under the MISA Loan. The MISA Loan is repayable by 31 January 2016.

If the Scheme is implemented, the Company is satisfied that the MISA Loan will be rescheduled to a date on or after the Termination Date. The Company’s view is that the lender under the MISA Loan should therefore not be a Scheme Creditor.

Trade finance

The Group uses trade finance facilities to finance purchases of inventory and receivables as described in paragraph 3 (Reasons for the Scheme) at page 24 above. Those facilities are short term, uncommitted and can be cancelled by the relevant banks at very short notice, and do not permit redrawing any amounts. The Group uses trade lines with average interest rates of 3.00% per annum, and the maturity of its trade lines generally have terms of less than one year. The majority of these trade lines are drawn by Metinvest International, the main trading company of the Group. The Group’s trade lines are typically secured by pledges of inventories and/or the assignment of export proceeds. The Company’s view is that the lenders under the trade finance facilities should therefore not be Scheme Creditors.

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PART B

Overview of the Scheme

This section contains a brief overview of the Scheme. The summary information contained herein does not purport to be complete and should be read in conjunction with, and is qualified in its entirety by references to, the more detailed information presented elsewhere in this Explanatory Statement and to the Scheme.

1.	Scheme of Arrangement Overview
1.1	The compromises and arrangements in respect of the Notes are proposed to be effected by way of a scheme of arrangement of the Company under the laws of England and Wales.
1.2	A scheme of arrangement is a formal procedure under Part 26 of the Companies Act 2006 which enables a company to agree a compromise or arrangement with its creditors or any class of its creditors in respect of its debts or obligations owed to those creditors. A scheme of arrangement requires the following to occur in order to become legally binding:

(a)	the approval of a majority in number representing at least 75 per cent. in value of the creditors or class of creditors present in person or by proxy and voting at the meeting convened to approve the scheme of arrangement;

(b)	the approval of the Court by the making of an order sanctioning the scheme of arrangement; and

(c)	the delivery of the order sanctioning the scheme of arrangement to the Registrar of Companies.

1.3	If the scheme of arrangement is approved by the requisite majorities and sanctioned by the Court and the order sanctioning the scheme of arrangement is delivered to the Registrar of Companies, the scheme of arrangement will become effective in accordance with its terms and bind all the creditors subject to it, both those creditors who voted in favour of it and those creditors who voted against it or did not vote at all and their successors and assigns.
1.4	A scheme of arrangement cannot be sanctioned by the Court unless the Court is satisfied, among other things, that the relevant provisions of Part 26 of the Companies Act 2006 have been complied with and an intelligent and honest person, a member of the class concerned and acting in respect of his own interest, might reasonably approve the scheme of arrangement.
1.5	The role of the Scheme Creditors in the implementation of the Scheme is set out in detail in Appendix 2 (Instructions and Guidance for Scheme Creditors and any Person with an Interest in the Notes) of this Explanatory Statement, to which Scheme Creditors should refer.
1.6	A summary of: (i) the identity of Scheme Creditors; (ii) the process for and voting at the Scheme Meeting; and (iii) when the Scheme will become effective, is set out below.

Identity of Scheme Creditors

1.7	The Scheme is being proposed by the Company in respect of the Scheme Claims of the Scheme Creditors. The Scheme Creditors consist of:
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(a)	the direct creditors in respect of the Scheme Claims - the Common Depositaries as holders of the Global Notes and the Trustees solely as the beneficiaries of the covenants to repay principal and pay interest on the Notes pursuant to the Trust Deeds; and

(b)	the contingent creditors in respect of the Scheme Claims - the Noteholders as the beneficial owners of and/or the persons with the ultimate economic interest in the Notes.

1.8	The Noteholders, as the beneficial owners of and/or the persons with the ultimate economic interest in the Notes, are the persons with the “real” interest in the Scheme Claims and accordingly they will be entitled to vote in respect of the Scheme. To avoid double counting in respect of the Scheme Claims, BNY Mellon Corporate Trustee Services Limited, in its capacity as each of the Trustees, has confirmed to the Company that it will not exercise any voting rights in respect of the Notes at the Scheme Meeting and The Bank of New York Mellon, London Branch, in its capacity as a Common Depositary for Euroclear and Clearstream, Luxembourg, has confirmed in writing that it has not been requested to vote by the relevant Clearing Systems. The voting procedure for Notes held through DTC will be based on Cede & Co., in its capacity as nominee of DTC, in accordance with its usual procedures, appointing the DTC Participants as its proxies under the Omnibus Proxy in respect of the principal amount of the Notes shown on its records as being held by them as at the Record Date. This has been done to ensure an orderly voting procedure and is considered by the legal advisers to the Company to represent current market practice in this type of situation. For this reason, in certain instances in this Explanatory Statement the Noteholders are referred to rather than Scheme Creditors as the Noteholders will be the Scheme Creditors that vote at the Scheme Meeting.

Scheme Meeting – process and voting

General

1.9	The Company considers that the rights of all the Scheme Creditors are sufficiently similar so as to make it possible for them to consult together with a view to a common interest, irrespective of the fact that some Scheme Creditors may hold different series of Notes, because:

(a)	the terms in respect of the enforcement of the 2016 Notes, the 2017 Notes and the 2018 Notes are identical and the rights of Noteholders to require the Trustee to take enforcement action are materially the same, in that:

(i)	if the Company does not repay the 2016 Notes once they have fallen due on 31 January 2016 and there is no scheme moratorium which is effective at that date, the 2016 Notes will be immediately due and payable. The 2016 Noteholders would then be entitled to direct the Trustee to take enforcement action in respect of the 2016 Notes in accordance with the terms and conditions of the 2016 Notes, which provide, in summary, that the Trustee will take enforcement action in respect of the 2016 Notes if instructed to do so by the holders of at least one-fifth in principal amounts of the 2016 Notes (or directed to do so by an Extraordinary Resolution passed at a meeting of the 2016 Noteholders) and indemnified and/or secured and/or prefunded to its satisfaction;

(ii)	whilst the 2017 Notes are not yet due and payable, as a result of any non-payment of the 2016 Notes a cross-default would occur under the terms of the 2017 Notes. Further, Events of Default under the 2017 Notes will occur on 31 January 2016 following the expiry of the waivers pursuant to the Consent Solicitations. On the occurrence of any such Event of Default, the 2017 Noteholders would be entitled to direct the Trustee to accelerate the 2017 Notes (so that they would become immediately due and payable) and to take enforcement action in respect of the 2017 Notes in accordance with the terms and conditions of the 2017 Notes, which provide, in summary, that the Trustee will accelerate the 2017 Notes (so that they become immediately due and payable) and take enforcement action in respect of the 2017 Notes if instructed to do so by the holders of at least one-fifth in principal amounts of the 2017 Notes (or directed to do so by an Extraordinary Resolution passed at a meeting of the 2017 Noteholders) and indemnified and/or secured and/or prefunded to its satisfaction; and
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(iii)	similarly, whilst the 2018 Notes are not yet due and payable, as a result of any non-payment of the 2016 Notes a cross-default would occur under the terms of the 2018 Notes. Further, Events of Default under the 2018 Notes will occur on 31 January 2016 following the expiry of the waivers pursuant to the Consent Solicitations. On the occurrence of any such Event of Default, the 2018 Noteholders would be entitled to direct the Trustee to accelerate the 2018 Notes (so that they would become immediately due and payable) and to take enforcement action in respect of the 2018 Notes in accordance with the terms and conditions of the 2018 Notes, which provide, in summary, that the Trustee will accelerate the 2018 Notes (so that they become immediately due and payable) and take enforcement action in respect of the 2018 Notes if instructed to do so by the holders of at least one-fifth in principal amounts of the 2018 Notes (or directed to do so by an Extraordinary Resolution passed at a meeting of the 2018 Noteholders) and indemnified and/or secured and/or prefunded to its satisfaction;

(b)	as unsecured creditors of the Company guaranteed on a joint and several basis by the same operating subsidiaries of the Company in respect of each series of Notes and ranking pari passu between themselves, holders of the 2016 Notes, the 2017 Notes and the 2018 Notes each have materially the same rights against the Company in the event of the insolvent liquidation of the Company. Also, in relation to payment of interest, in an insolvent liquidation of the Company under Dutch law, holders of the 2016 Notes, the 2017 Notes and the 2018 Notes would be entitled to prove in respect of interest accrued on the Notes up to the date of bankruptcy. Payment to Noteholders of interest in proportion to the interest accrued on their Notes (whether or not that interest is then due under the relevant terms and conditions of the Notes) reflects the rights of proof which Noteholders would have in respect of interest under their respective Notes in a liquidation scenario; and

(c)	if the Scheme becomes effective, the suspension of rights of Noteholders until the occurrence of the Termination Date provided for under the Scheme will have a substantively similar effect on the 2016 Notes, the 2017 Notes and the 2018 Notes and in relation to payments of interest to Noteholders during the Moratorium Period, all Noteholders regardless of the series of Notes which they hold will have the same proportionate entitlement to payment of interest, which is proportionate to the amount of interest accrued but unpaid under their respective Notes.

1.10	Accordingly, the Company has concluded that it is appropriate for the Scheme Creditors (i.e. all Noteholders) to vote together as one class at the Scheme Meeting.
1.11	The Scheme Meeting for the purpose of considering and, if thought fit, approving the Scheme has been ordered to be convened by the Court.
1.12	A notice of the Scheme Meeting to be held on 27 January 2016 is set out in Appendix 4 (Notice of Scheme Meeting). For the avoidance of doubt and as the Scheme is subject to an order of the Court, the procedure for the Scheme Meeting is as set out in Appendix 2 (Instructions and Guidance for Scheme Creditors and any Person with an Interest in the Notes) and not the procedures for convening noteholder meetings as set out in any of the Trust Deeds.

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Voting
1.13	Noteholders should refer to the detailed instructions in relation to voting at the Scheme Meeting in the section entitled Summary of actions to be taken by Scheme Creditors and any person with an interest in the Notes at pages 18 to 20 above and Appendix 2 (Instructions and Guidance for Scheme Creditors and any Person with an Interest in the Notes). Each Noteholder must ensure that its Account Holder or DTC Participant, as applicable, has completed and submitted to the Information Agent a valid Account Holder Letter (including, with respect to any DTC Participant, a Sub-Proxy) so that it is received by the Information Agent before the Voting Instruction Deadline (being 5 p.m. (London time) on 26 January 2016) in order to vote at the Scheme Meeting. Noteholders may vote at the Scheme Meeting either in person or by proxy.
1.14	If a valid Account Holder Letter (including, in the case of a DTC Participant, a Sub-Proxy) has not been submitted on behalf of a Noteholder for the purposes of voting to the Information Agent before the Voting Instruction Deadline, that Noteholder will not be entitled to vote at the Scheme Meeting.

When will the Scheme be effective?

Scheme Sanction Hearing

1.15	Under Part 26 of the Companies Act 2006, a scheme of arrangement becomes effective in accordance with its terms and is binding on the company and creditors subject to it when the order of the Court sanctioning the scheme of arrangement is delivered to the Registrar of Companies. The Company expects that the Scheme Sanction Hearing will take place on or about 29 January 2016. Once the date of the Scheme Sanction Hearing is confirmed by the Court, the Company will give notice to the Scheme Creditors through the Clearing Systems and on the Scheme Website at http://www.lucid-is.com/metinvest.
1.16	At the Scheme Sanction Hearing the Company may consent on behalf of all Scheme Creditors to any modification of the Scheme or any term or condition which the Court may think fit to approve or impose and which would not directly or indirectly have a material adverse effect on the interests of any Scheme Creditor under the Scheme.

The Scheme Effectiveness Conditions

1.17	The Scheme Effective Date will occur when the order of the Court sanctioning the Scheme is delivered to the Registrar of Companies. An office copy of the order of the Court sanctioning the Scheme will not be delivered to the Registrar of Companies until the Scheme Effectiveness Conditions set out below have been satisfied (in the opinion of the Company, acting reasonably).There are two conditions precedent to the occurrence of the Scheme Effective Date which are as follows:

(a)	no breach of Condition 5.3A of the 2016 Notes or Condition 6(i) of the 2017 Notes and the 2018 Notes shall have occurred and be continuing as of the date the Scheme is sanctioned by the Court. As part of the waivers and extension of maturity in respect of the Notes which expire on 31 January 2016 the Company agreed that if it paid principal amounts to PXF Lenders above an agreed amount certain additional amounts would, depending on the amount of the payment of principal to the PXF Lenders, become payable to Noteholders. The purpose of this condition is for the Company to confirm that it has not breached its obligations in this respect; and

(b)	the Company has published the Monthly Reports for the months of October 2015 and November 2015,
39

(together, the Scheme Effectiveness Conditions).

Occurrence of the Scheme Effective Date

1.18	Pursuant to the Scheme, following:

(a)	approval by a majority in number representing at least 75 per cent. in value of the Scheme Claims of the Scheme Creditors present and voting either in person or by proxy at the Scheme Meeting;

(b)	the granting by the Court of an order sanctioning the Scheme; and

(c)	the delivery of the order sanctioning the Scheme to the Registrar of Companies,

and provided that the Scheme Effectiveness Conditions have been satisfied (in the opinion of the Company, acting reasonably), the Scheme Effective Date will occur.

The Scheme Settlement Date and the Longstop Date

1.19	The Company shall as soon as practicable following the occurrence of the Scheme Effective Date pay the Scheme Consideration to the Scheme Creditors. The date on which this payment occurs is the Scheme Settlement Date.
1.20	The Longstop Date is the date falling 10 days after the Scheme Effective Date.
2.	What will the Scheme do?
2.1	The Scheme is a compromise and arrangement between the Company and the Scheme Creditors.

Moratorium in respect of Scheme Claims

2.2	During the Moratorium Period, subject to the terms of the Scheme, each Scheme Creditor agrees not to, and in the case of a Scheme Creditor other than a Trustee agrees not to instruct any Trustee to (or agrees not to vote in favour of a resolution of Noteholders to instruct the Trustee to):

(a)	institute or continue any step, action or Proceedings (including, without limitation, any step, action or Proceedings referred to in conditions 8(d), 8(e) or 8(g) of the 2016 Notes, conditions 10(d), 10(e) or 10(g) of the 2017 Notes and conditions 10(d), 10(e) or 10(g) of the 2018 Notes or any proceedings under the laws of any relevant jurisdiction which have an analogous effect) against the Company, the Guarantors or any of their Subsidiaries to enforce the terms of any Trust Deed, any Surety Agreement, any Guarantees or any of the Notes; or

(b)	give written notice to the Company that any of the Notes are immediately due and payable or demand payment of any principal amounts under the Notes or any amount of interest which is not payable in accordance with the Scheme; or

(c)	make a demand under the terms of any Guarantee.
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2.3	Each Scheme Creditor agrees that:

(a)	any action (including any notice, request or direction made or given) taken in breach of paragraph 2.2 shall be void and of no effect;

(b)	damages for breach of paragraph 2.2 would be an inadequate remedy and consents to the Company seeking specific performance and/or injunctive relief to restrain any such breach; and

(c)	it waives any requirement on the Company to provide a cross-undertaking in damages in respect of any injunctive relief which the Company seeks to restrain a breach of paragraph 2.2.

2.4	The termination date (the Termination Date) is the earliest of:

(a)	27 May 2016;
(b)	The occurrence of an Early Termination Date in accordance with paragraph 2.11 below;
(c)	the occurrence of an Undeclared Default;
(d)	the occurrence of a breach of a Scheme Undertaking which is not remedied within the period, if any, specified in paragraph 2.13 or 2.14 below;
(e)	the date which is 10 days after the date on which any principal amount of the PXF Facilities is paid to the PXF Lenders (except as result of it becoming unlawful for any amount to remain outstanding to a PXF Lender) during the period commencing on 30 January 2016 to and including 27 May 2016 if, on or prior to the first mentioned date, the Company has not deposited in a Principal Trust Account an amount equal to such principal amount to be held on trust for the Noteholders in accordance with paragraph 2.6 below;
(f)	the date on which the Company announces a rescheduling proposal which includes a write-off of any principal amount of the Notes outstanding as at 24 December 2015; and
(g)	the date on which the Company announces a rescheduling proposal which does not offer the same terms to all Noteholders (other than pursuant to the requirements of applicable mandatory securities laws).
2.5	An Undeclared Default is the occurrence of any Event of Default other than the following Declared Defaults set out below:

(a)	any Event of Default arising under any of the Notes as a result of:

(i)	the failure by the Company and/or any of the Guarantors and/or any of their respective Subsidiaries to pay when due any Indebtedness in respect of:

(A)	any amount falling due under the PXF Facilities in the period from 1 January 2015 until 27 May 2016, inclusive (a PXF Payment Default); or

(B)	any amount falling due under any Intra-group Facilities during the period from 1 January 2015 until 27 May 2016, inclusive (an Intra-group Default); or

(C)	any amount falling due under any of the Notes in the period from 31 January 2016 to 27 May 2016, inclusive (a Notes Payment Default); or

(D)	any amount falling due under the Seller Notes in the period from 31 January 2016 to 27 May 2016, inclusive (a Seller Notes Payment Default); or

(E)	any amount falling due under the Shareholder Loans in the period from 1 January 2015 to 27 May 2016, inclusive (a Shareholder Loans Payment Default); or
41

(ii)	the failure by the Company and/or any of the Guarantors and/or any of their respective Subsidiaries to pay when due any amounts payable under any guarantee for or indemnity in respect of Indebtedness referred to in sub-paragraph (i) above, excluding any Event of Default occurring under Condition 8(c)(i) of the 2016 Notes, Condition 10(c)(i) of the 2017 Notes and Condition 10(c)(i) of the 2018 Notes if, by reason of any PXF Payment Default, any Intra-group Default, any Notes Payment Default, Seller Notes Payment Default or any Shareholder Loans Payment Default, any lenders under the PXF Facilities or holders of the Seller Notes (or any agent or trustee on their behalf), any lenders under the Intra-group Facilities or the Shareholder Loans exercise their right under the PXF Facilities, the Intra-group Facilities, the Seller Notes or the Shareholder Loans (as applicable) to declare the loans made by them under the relevant Indebtedness to be due and payable prior to their stated maturity date;

(b)	any Event of Default arising under Condition 8(g)(i)(D) of the 2016 Notes, Condition 10(g)(i)(D) of the 2017 Notes or Condition 10(g)(i)(D) of the 2018 Notes as a result of any meeting of bondholders, lenders and other creditors of the Company, the Guarantors or any Material Subsidiary being convened for the purpose of considering an amicable settlement of their claims;

(c)	any Event of Default arising under Condition 8(g)(ii)(A) of the 2016 Notes, Condition 10(g)(ii)(A) of the 2017 Notes or Condition 10(g)(ii)(A) of the 2018 Notes as a result of the Company, Guarantors or any Material Subsidiary failing or being unable to pay its debts generally as they become due following the occurrence of any of the events set out in paragraph (a) of this definition;

(d)	any Event of Default arising under Condition 8(h) of the 2016 Notes, Condition 10(h) of the 2017 Notes or Condition 10(h) of the 2018 Notes in respect of Yenakiieve Iron and Steel Works ceasing or threatening to cease to carry on all or substantially all of its business or operations;

(e)	any Event of Default arising under Condition 8(b) of the 2016 Notes, Condition 10(b) of the 2017 Notes or Condition 10(b) of the 2018 Notes arising as a result of a breach by the Company or any of its Subsidiaries of Condition 3.2 of the 2016 Notes, Condition 4(c) of the 2017 Notes or Condition 4(b) of the 2018 Notes in connection with the Incurrence of any Indebtedness by the Company or any of its Subsidiaries (directly or indirectly) under advance payment bonds, receivables financings, factoring financings, discounting transactions or any other trade finance or documentary facilities (other than letters of credit) incurred in the ordinary course of business provided that the aggregate total amount of such Indebtedness of the Company or any of its Subsidiaries outstanding at any one time does not exceed U.S.$600,000,000;

(f)	any Event of Default arising under either Condition 8(c) and 8(f) of the 2016 Notes, Condition 10(c) and 10(f) of the 2017 Notes or Condition 10(c) and 10(f) of the 2018 Notes or, in relation to paragraph (ii) below only, any Event of Default arising under Condition 8(d) of the 2016 Notes, Condition 10(d) of the 2017 Notes or Condition 10(d) of the 2018 Notes, as a result of:
42

(i)	a judgment in the amount of UAH 1,032,899,117.30 (equivalent to U.S. $43,428,882.31 as at 6 January 201618) in favour of KRIOW against Ilyich I&SW for recovery of debt for supplied raw materials or any other court judgment connected with the relevant proceedings or such debt and a failure to pay such debt; or

(ii)	a judgment in the amount of UAH 276,021,884.71 (equivalent to U.S.$11,605,510.88 as at 6 January 2016) in favour of KRIOW against Yenakiieve Iron and Steel Works for recovery of debt under an agency agreement or any other court judgment or enforcement proceedings connected with the relevant proceedings or such debt and a failure to pay such debt;

provided that the relevant judgments referred to in paragraphs (i) and (ii) above do not exceed, in the aggregate, an amount equivalent to U.S.$75,000,000 converted in accordance with the terms and conditions of the Notes; and

(g)	any Event of Default arising under any of the Notes as a result of a breach of Clause 2.2 by a Scheme Creditor.

2.6	Payment to the Principal Trust Account of any amount required by paragraph (e) of the definition of Termination Date will discharge the relevant payment obligations of the Company under that paragraph. The aggregate amount credited to the Principal Trust Account (together with interest accrued thereon but net of any fees and charges) will be distributed to the Noteholders rateably in accordance with the principal amount of the holdings of their Notes as soon as practicable following the Termination Date.

Consideration in relation to the Scheme

2.7	In consideration of the agreement by the Scheme Creditors to the compromises and arrangements contained in the Scheme, the Company:

(a)	shall as soon as practicable following the occurrence of the Scheme Effective Date pay the Scheme Consideration and each Scheme Creditor shall be entitled to receive its share of the Scheme Consideration, in each case in accordance with and subject to the terms of the Scheme;
(b)	agrees that any amount of accrued but unpaid interest (which accrues from day to day) to and including the Termination Date to the extent unpaid shall be capitalised and added to the principal amount of the relevant Notes on the relevant Determination Date and, accordingly, shall bear interest in accordance with the terms and conditions of such Notes, and, further, that the aggregate amount of such capitalised interest (together with interest accrued thereon) shall be due and payable on the earlier of the Termination Date and the date a Restructuring is implemented and becomes effective;
(c)	agrees, during the Moratorium Period (and, in relation to the payment of interest pursuant to paragraphs 2.13(i) and 2.13(ii) below in respect of Determination Dates occurring on either the Early Termination Date or 27 May 2016, as applicable, until and including the relevant Settlement Date for such payment), to comply with the Scheme Undertakings set out in paragraph 2.13 and 2.14 below; and
(d)	if the Early Termination Date Notice has not been given in accordance with paragraph 2.11 below, the Company shall pay as soon as practicable on and following 1 April 2016 (and in any event prior to 11 April 2016) the Additional Scheme Consideration and each holder of Scheme Claims as at 5p.m. (New York time) on 1 April 2016 shall be entitled to receive its share of the Additional Scheme Consideration, in each case in accordance with and subject to the terms of this Scheme.

[18]	Note: The conversion of UAH into U.S. dollars in paragraphs (f)(i) and (ii) of this definition is indicative only and is calculated on the basis of the official exchange rate of UAH against the U.S. dollar as quoted by the National Bank of Ukraine on 6 January 2016. However, Condition 8(f) of the 2016 Notes, Condition 10(f) of the 2017 Notes and Condition 10(f) of the 2018 Notes provide that the relevant calculations to determine the day when an Event of Default under such Conditions has occurred are to be made on the basis of the middle spot rate for the relevant currency against the U.S. dollar as quoted by any leading bank on such day.
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2.8	On the Scheme Settlement Date and subject to the terms of this Scheme, the Company shall pay the Scheme Consideration.
2.9	The Scheme Consideration to which each Noteholder is entitled, subject to the terms of the Scheme, consists of an amount of U.S.$1.25 per U.S.$1,000 principal amount of Notes held by that Noteholder as at 5 p.m. (New York time) time on 22 January 2016 (referred to in the Scheme as the Record Date).
2.10	The Additional Scheme Consideration to which each Noteholder is entitled, subject to the terms of the Scheme, consists of an amount of U.S.$1.25 per U.S.$1,000 principal amount of Notes held by that Noteholder as at 5 p.m. (New York time) time on 1 April 2016.
Early Termination of the Scheme
2.11	Noteholders holding at least 50.01% of the aggregate outstanding principal amount of the Notes may deliver to the Company a Majority Noteholder Request Notice between 15 March 2016 and 31 March 2016, inclusive, specifying that the compromise and arrangements under the Scheme shall terminate in accordance this paragraph 2.11 (the Early Termination Date Notice), in which case the Termination Date shall occur on the later of:
(a)	31 March 2016; and
(b)	the date falling 10 Business Days after receipt by the Company of the Early Termination Date Notice,
(the Early Termination Date).
2.12	A Majority Noteholder Request Notice means a notice delivered to the Company by Noteholders in accordance with paragraph 2.11 above or paragraph 2.14 below (as applicable) pursuant to which Noteholders holding at least 50.01% of the aggregate principal outstanding amount of the Notes provide confirmations in writing to the Company as to their aggregate holdings of Notes (accompanied by evidence as to such holdings from their custodians and/or Euroclear and Clearstream, Luxembourg in the form agreed between the Company and the legal and financial advisers to the Noteholder Committee, each acting reasonably).

Scheme Undertakings in respect of interest

2.13	During the Moratorium Period the Company has agreed to give the Scheme Undertakings set out in Schedule 1 to the Scheme. In relation to payment of interest which falls due pursuant to the terms and conditions of the Notes during the Moratorium Period, the Company considers that it is unlikely to have sufficient cash to pay all such amounts of interest. Non-payment of such amounts is therefore a Declared Default. However, the Company will undertake as follows during the Moratorium Period in respect of interest under the Notes:

(i)	Interest under the Notes accrues from day to day. The Company will pay to the Noteholders and the PXF Lenders (as applicable) an amount equal to 30% of accrued and unpaid interest (whether or not then due and payable under the relevant terms and conditions of the Notes or the terms of the PXF Facilities) under the Notes and the PXF Facilities up to but excluding the first Determination Date, and subsequently from the last Determination Date to but excluding the next Determination Date. Determination Date shall mean each of the following:
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(A)	31 January 2016;

(B)	15 February 2016;

(C)	15 March 2016;

(D)	the Early Termination Date, if this has occurred in accordance with paragraph 2.11 above; and
if the Early Termination Date has not occurred:

(E)	15 April 2016; and

(F)	27 May 2016;

(such amounts being Cash Pay Interest Amounts).

(ii)	In addition to the Cash Pay Interest Amounts referred to in paragraph (i) above and subject to paragraph (iv) below, the remaining amount of interest accrued and unpaid under the Notes and the PXF Facilities (whether or not then due and payable) (the PIYC Interest) will be payable on a pay if you can basis as follows. The Company will pay an amount equal to the difference (if positive) between (x) the average of unrestricted cash balances (as determined in good faith by the Company) as of the close of business on Friday of each of the four weeks immediately preceding the relevant Determination Date and (y) U.S.$180,000,000, in respect of PIYC Interest up to but excluding the relevant Determination Date. Such amount shall be allocated and paid pro rata to the amounts of interest (other than Cash Pay Interest Amounts) accrued and unpaid (whether or not then due and payable) under the Notes and the PXF Facilities (subject to rounding).
(iii)	The Company will not make any payment in respect of interest owing under any of the PXF Facilities in amounts additional to those contemplated under paragraphs (i) and (ii) above, unless any such additional payment is made in respect of the Notes and the PXF Facilities pro rata to the amounts of interest then accrued and unpaid under the Notes and the PXF Facilities and on the Settlement Dates.
(iv)	The interest payable pursuant to paragraphs (i) and (ii) above shall be due and payable on date falling 5 Business Days following the Friday immediately prior to the occurrence of each Determination Date (the Settlement Date), provided that:

(A)	no Termination Date under paragraph (d) of the definition of Termination Date shall occur by reason of any breach by the Company of its obligations under paragraphs (i) and (ii) above if the Company remedies such breach of its obligations within 10 calendar days of the relevant Settlement Date; and
(B)	if the relevant paying agents under the Notes (the Paying Agents) refuse or are unable to process all or part of the payments of due and/or accrued interest under the Notes referred to in paragraphs (i) and (ii) above (such unpaid amount being the Relevant Interest Amount) as contemplated above, the Company will deposit in an English law governed trust account (the Interest Trust Account) an amount equal to the Relevant Interest Amount to be held on trust for the Noteholders within 10 calendar days of the relevant Settlement Date. Payment of the Relevant Interest Amount to the Interest Trust Account will discharge the payment obligations of the Company under paragraphs (i) and (ii) above in respect of the Relevant Interest Amount. The aggregate amount credited to the Interest Trust Account (net of any fees and charges) will be distributed to the applicable Noteholders in accordance with their entitlements under paragraphs (i) and (ii) above as soon as practicable following the earlier of (i) the date the Paying Agents confirm to the Company that they will process the applicable Relevant Interest Amount and (ii) the Termination Date; and
(C)	during the Moratorium Period, interest payments under the Notes shall be due solely on the relevant Settlement Dates and no interest shall be payable under the Notes on any other dates specified in the relevant terms and conditions of the Notes.
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Other Scheme Undertakings

2.14	During the Moratorium Period the Company will comply with the following undertakings (in addition to its undertakings in respect of interest):

(i)	The Company will procure that members of the Group will not make any payments in respect of capital expenditure in any calendar month in an aggregate amount greater than U.S.$28,000,000 (the Monthly Capex Amount) (provided that any part of any unspent Monthly Capex Amount may be carried forward and added to any future Monthly Capex Amount until utilised).
(ii)	The Company will provide a monthly report, in a form agreed with the legal and financial advisers to the Noteholder Committee (a Monthly Report), within 60 days of the last day of the calendar month (the Delivery Date) to which the Monthly Report relates. The first Monthly Report shall be in respect of the month of December 2015 and shall be published on the Company’s website on or before 29 February 2016. The Company shall not be in breach of this undertaking if it has provided the relevant Monthly Report within 5 calendar days following the applicable Delivery Date.
(iii)	On and after 1 April 2016 and provided that the Early Termination Date has not occurred in accordance with paragraph 2.11 above, if requested to do so by a Majority Noteholder Request Notice, the Company will publish its latest proposal of the terms of a Restructuring within 15 days of receipt of such Majority Noteholder Request Notice.
(iv)	The Company will not make, and will not permit any Subsidiary to make, any Restricted Payment or any payment of principal owing in respect of any Shareholder Loans.
(v)	Subject to paragraph 2.15 below, the Company will not make any payment in respect of interest owing under the Shareholder Loans.
(vi)	The Company will procure as a term of the Scheme that Ilyich I&SW will provide a suretyship by deed poll in favour of the Noteholders on a pari passu basis with (and subject to the same limits as) the PXF Facility Suretyships on or before 14 March 2016.

Payments in respect of interest owing under the Shareholder Loans

2.15	The Company is entitled to make payments in respect of interest owing under the Shareholder Loans which accrues but is unpaid during the Moratorium Period at any time on and following:
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(a)	the date falling the day after the Early Termination Date if the Early Termination Date has occurred in accordance with paragraph 2.11 above; and

(b)	28 May 2016, if the Early Termination Date has not occurred in accordance with paragraph 2.11 above,

provided that in either case, the Company will not make any such payments (A) if any accrued interest under any of the Notes or the PXF Facilities is not paid in full and in cash in the amounts specified by the terms and conditions of the relevant Notes (together with any amounts capitalised which are referred to in paragraph 2.7(b) above and (B) in excess of an aggregate amount of U.S.$2.3m for each month during the Moratorium Period.
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Ancillary Powers

2.16	On the Scheme Effective Date the Scheme Creditors will:
(a)	direct each of the Trustees to execute and do, and to instruct any other person which it is entitled to instruct to execute and do, or otherwise procure to be executed and done, all documents, acts or things as may be necessary or desirable to be executed or done by it or such other person for the purposes of giving effect to the terms of the Scheme;
(b)	authorise the Company to execute and do, and to instruct any other person which it is entitled to instruct to execute and do, or otherwise procure to be executed and done, all documents, acts or things as may be necessary or desirable to be executed or done by it or such other person for the purposes of giving effect to the terms of the Scheme; and
(c)	request and to the extent they are entitled to do so instruct the Company to perform each of its obligations arising under the Scheme.
2.17	If the Company reasonably considers it necessary or desirable to execute any document or documents to give effect to the terms of the Scheme on behalf of any of the Scheme Creditors on any day from (and including) the Scheme Effective Date to (and including) the expiry of the Moratorium Period, the Company may execute such document or documents on behalf of the relevant Scheme Creditor pursuant to the authority granted under the Scheme.

2.18	The Scheme Creditors will irrevocably authorise the Company to enter into, execute and deliver as a deed (or otherwise) each of the following on behalf of that Scheme Creditor (and any person to whom a Scheme Creditor has transferred its rights in respect of its Scheme Claim after the Record Date):

(a)	any document in connection with the matters described in paragraphs 2.2 to 2.7 above;

(b)	the Deed of Waiver and Release; and

(c)	any and all other documents that the Company reasonably considers necessary or desirable to give effect to the terms of the Scheme,

for the purposes of giving effect to the terms of the Scheme.

3.	Longstop Date and Early Termination Date
3.1	On or prior to the Longstop Date the Company is obliged to pay the Scheme Consideration in accordance with the terms of the Scheme.

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3.2	If the Scheme Settlement Date does not occur on or before the date falling 10 days after the Scheme Effective Date (referred to in the Scheme as the Longstop Date), the terms of and the obligation on the parties under or pursuant to the Scheme shall lapse and all the compromises and arrangements provided by the Scheme shall be of no effect.
3.3	If the Early Termination Date has not occurred in accordance with paragraph 2.11 above and the Additional Scheme Consideration is not paid on or before 11 April 2016, the terms of and the obligations on the parties under or pursuant to the Scheme shall lapse and all the compromises and arrangements set out in the Scheme shall be of no further effect.
4.	Modifications
4.1	The Company may, at any hearing of the Court to sanction the Scheme, consent on behalf of all Scheme Creditors to any modification of the Scheme or any terms or conditions which the Court may think fit to approve or impose and which would not directly or indirectly have a material adverse effect on the interests of any Scheme Creditor under the Scheme.
5.	Deed of Waiver and Release
5.1	The Deed of Waiver and Release is a deed pursuant to which the Scheme Creditors:
(a)	waive, release and discharge fully and absolutely all Liabilities of the Released Parties to the Scheme Creditors in relation to or in connection with or in any way arising out of the preparation, negotiation or implementation of the Scheme; and

(b)	waive each and every claim which the Scheme Creditors (or any person to whom a Scheme Creditor may have transferred its Scheme Claim after the Record Date) may have in relation to or in connection with or in any way arising out of the preparation, negotiation or implementation of the Scheme against the Released Parties.

5.2	Each release, waiver and discharge effected by the terms of paragraph 5.1 above shall not extend to:

(a)	any Liability of any Adviser Released Party arising under or relating to a duty of care to such Adviser Released Party’s client or arising under a duty of care to another person which has been expressly accepted or acknowledged in writing by that Adviser Released Party; and

(b)	any Liability arising out of or resulting from gross negligence, wilful default or fraud (or any claim relating to such Liability).

5.3	The form of the Deed of Waiver and Release is scheduled to the Scheme at schedule 2.
6.	Governing Law and Jurisdiction
6.1	The operative terms of the Scheme and any non-contractual obligations arising out of or in connection with the Scheme shall be governed by and construed in accordance with the laws of England and Wales. Pursuant to the Scheme, the Scheme Creditors agree that the Court shall have exclusive jurisdiction to hear and determine any suit, action or Proceeding and to settle any dispute which arises out of or in connection with the terms of the Scheme or its implementation or out of any action taken or omitted to be taken under the Scheme or in connection with the administration of the Scheme and for such purposes the Scheme Creditors irrevocably submit to the jurisdiction of the Court, provided, however, that nothing in paragraph shall affect the validity of other provisions determining governing law and jurisdiction as between the Company and any of the Scheme Creditors, whether contained in contract or otherwise.
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PART C

Information on the Company and Additional information relating to the Scheme

The Scheme is a scheme of arrangement of the Company and the Scheme Consideration consists of a payment of fee to all Noteholders payable rateable in accordance with their holdings of Notes. In order to assist Noteholders in considering the Scheme this section sets out information about the Company and its business.

The following is a brief description of the business of the Group. For further information relating to the Group, please see the 2017 Offering Memorandum (which can be found here: http://www.metinvestholding.com/en/investors/bonds/ebonds2017), the Group’s Annual Report for 2014 including the financial statements as of and for the year ended 31 December 2014 (http://www.metinvestholding.com/en/investors/reports), the Group’s Operational Update for the Third Quarter of 2015 and the Nine Months ended 30 September 2015 dated 20 November 2015 (http://www.metinvestholding.com/upload/metinvest/content/104/Operational%203Q%20and%209M%202015%20results_eng.pdf), the Group’s Financial results for the First Six Months of 2015 dated 20 November 2015 (http://www.metinvestholding.com/upload/metinvest/content/64/Financial%20release_IFRS%201H%202015%20results_eng.pdf) including the financial statements as of and for the six months ended 30 June 2015 (http://www.metinvestholding.com/upload/metinvest/content/64/Metinvest%20FS%20IFRS%201H%202015.pdf), and the Group’s Trading Update for the First Nine Months of 2015 dated 7 December 2015 (http://www.metinvestholding.com/upload/metinvest/content/64/Trading%20update%209M%202015_eng_final.pdf), and, which are each incorporated by reference in this Explanatory Statement except as otherwise updated in this Explanatory Statement or the other documents incorporated herein.

1.	Business Description and Financial Information

Overview

1.1	The Group is the largest vertically integrated mining and steel business in Ukraine, operating assets in each stage of the production chain from iron ore mining and processing, coking coal mining and coke production, through to semi-finished and finished steel production, pipe rolling and coil production and production of other value-added products. In the nine months ended 30 September 2015, the Group produced 24.0 million tonnes of iron ore concentrate, 6.0 million tonnes of crude steel, 2.5 million tonnes of coal concentrate and 3.0 million tonnes of coke, compared to 26.5 million tonnes of iron ore concentrate, 7.5 million tonnes of crude steel, 3.3 million tonnes of coal concentrate and 3.9 million tonnes of coke produced in the nine months ended 30 September 2014. In the year ended 31 December 2014, the Group produced 34.9 million tonnes of iron ore concentrate, 9.2 million tonnes of crude steel, 4.1 million tonnes of coal concentrate and 4.8 million tonnes of coke.
1.2	For the nine months ended 30 September 2015, the Group had consolidated revenues of U.S.$5.4 billion and consolidated Adjusted EBITDA of U.S.$813 million, compared to consolidated revenues of U.S.$8.5 billion and consolidated Adjusted EBITDA of U.S.$2,210 million for the nine months ended 30 September 2014. For the year ended 31 December 2014, the Group had consolidated revenues of U.S.$10.6 billion and consolidated Adjusted EBITDA of U.S.$2,702 million.
1.3	Based on 2014 production, the Group was one of the 10 largest iron ore producers in the world, based on management estimates and published operating results of the largest iron ore producing companies, and the largest producer of iron ore in Ukraine, according to Metal Expert. In addition, according to the World Steel Association, the Group was the 33rd largest crude steel producer in the world in 2014. As at 31 December 2014, the Group ranked as the largest producer of crude steel in Ukraine, according to Metal Expert, and one of the largest crude steel producers in the CIS, based on management estimates and published operating results of the largest steel producing companies. The Group’s business is divided into two divisions (which are segments for accounting purposes): (i) metallurgical, and (ii) mining. In the nine months ended 30 September 2015 the mining division accounted for 39% of the Group’s consolidated Adjusted EBITDA (after corporate overheads and eliminations), while the metallurgical division accounted for 61% of its consolidated Adjusted EBITDA (after corporate overheads and eliminations), respectively. In the nine months ended 30 September 2015, the metallurgical division accounted for 79% of the Group’s external revenues, while the mining division accounted for 21% of its external revenues.
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Metallurgical Division
1.4	The Group’s metallurgical division is responsible for its steel and coke products. The metallurgical division’s principal products include: finished steel products, such as flat and long steel products and pipes; semi-finished steel products, such as pig iron, slabs and billets; and coke. In the nine months ended 30 September 2015, finished steel products comprised approximately 75% of the Group’s total steel sales volumes.
1.5	The Group has thirteen industrial assets in the metallurgical division:

(a)	Ilyich I&SW, the fourth largest Ukrainian integrated steel producer as at 31 December 2014, according to Metal Expert;
(b)	Azovstal, the third largest Ukrainian steel producer, according to Metal Expert;
(c)	Yenakiieve Steel, a fully integrated steel producer located in Ukraine;
(d)	Makiivka Steel, a producer of shapes and bars located in Ukraine;
(e)	Khartsyzk Pipe, a producer of large diameter pipes located in Ukraine;
(f)	Ferriera Valsider, a producer of plates and coils located in Italy;
(g)	Promet Steel, a producer of shapes and bars located in Bulgaria;
(h)	Metinvest Trametal and Spartan UK, producers of plates located in Italy and in the United Kingdom, respectively;
(i)	Avdiivka Coke, Donetsk Coke and Zaporizhia Coke, producers of coke and chemicals located in Ukraine; and
(j)	Inkor Chemicals, a producer of refined naphthalene and phenol and cresol products located in Ukraine.

1.6	The Group conducts its steel business primarily through the above industrial assets, but also through its subsidiaries Metinvest International, Metinvest Ukraine, Metinvest Eurasia, Metinvest Distribution and Metinvest-SMC, its steel trading and distribution businesses. The metallurgical division also comprises Metinvest-Resource, a scrap metal company.
1.7	The Group primarily produces slabs, plates, shapes, bars and rails at Azovstal; pig iron, slabs, plates, coils and pipes at Ilyich I&SW and billets, shapes and bars at Yenakiieve Steel. The Group also produces plates and coils at Ferriera Valsider; plates at Metinvest Trametal and Spartan UK; and shapes and bars at Makiivka Steel and Promet Steel.
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1.8	In addition, the Group holds a stake of 49.9% in Zaporizhstal, the second largest Ukrainian steel producer in 2014, according to Metal Expert. As the strategic financial and operating decisions relating to Zaporizhstal require the participation and approval of Zaporizhstal’s other shareholders, the Group’s investment in Zaporizhstal is classified as a joint venture.
1.9	In the nine months ended 30 September 2015, this division’s external revenues and Adjusted EBITDA were U.S.$4.3 billion and U.S.$523 million, respectively, compared to U.S.$6.6 billion and U.S.$916 million, respectively, in the nine months ended 30 September 2014.
1.10	The period on period decrease in the Metallurgical division revenues was primarily attributable to reductions in sales of all steel products, in particular: flat products (U.S.$1,171 million), long products (U.S.$528 million), slabs (U.S.$196 million), square billets (U.S.$149 million), tubular products (U.S.$92 million) and pig iron (U.S.$75 million). In addition, external revenues from sales of coke and chemical products and other products and services decreased by U.S.$66 million and U.S.$96 million period on period respectively.
1.11	In the nine months ended 30 September 2015, the Group sold 2.1 million tonnes of semi-finished products (including Zaporizhstal re-sales), 5.2 million tonnes of flat products (including Zaporizhstal re-sales), 1.1 million tonnes of long products and 1.4 million tonnes of other products. In the nine months ended 30 September 2014, the Group sold 2.3 million tonnes of semi-finished products, 6.1 million tonnes of flat products, 1.7 million tonnes of long products and 1.8 million tonnes of other products.
1.12	In the nine months ended 30 September 2015, the share of Ukraine in the Metallurgical division revenues amounted to 20%, while the share of international sales totalled 80%. Sales to Europe accounted for 39% of total division’s sales, with sales to the Middle East and North Africa, the CIS, Southeast Asia, North America and other regions accounting for 24%, 11%, 3%, 2% and 1%, respectively, in this period. In the nine months ended 30 September 2014, international sales accounted for 81% of the total division’s sales. Sales to Europe accounted for 33% of total division’s sales, with sales to the Middle East and North Africa, the CIS, Southeast Asia, North America and other regions accounting for 24%, 12%, 7%, 3% and 1% respectively, in that period.
1.13	In the nine months ended 30 September 2015 and the nine months ended 30 September 2014, the Group’s Ukrainian operations accounted for 35% of Ukraine’s total production of steel, according to management estimates based on Metal Expert data.

Mining Division

1.14	The Group’s mining division encompasses its iron ore and coal mining businesses. The Group’s key products in this division are merchant iron ore concentrate and pellets, and coking coal concentrate. The Group has six industrial assets in the mining division, including three major iron ore enrichment works located in the Kryvyi Rih region of Ukraine:

(a)	Northern GOK and Ingulets GOK, the second and the third largest iron ore mining companies in Ukraine by production volume in 2014, according to Metal Expert;

(b)	Central GOK, the sixth largest iron ore mining company in Ukraine by production volume in 2014, according to Metal Expert;

(c)	Komsomolske Flux Plant, a producer of fluxing limestone located in the Donetsk region of Ukraine;

(d)	Krasnodon Coal, a producer of coking coal located in the Luhansk region of Ukraine; and
(e)	UCC, a producer of coking coal based in the United States.
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1.15	The Group conducts its iron ore extraction and processing business primarily through Northern GOK, Ingulets GOK and Central GOK. In the nine months ended 30 September 2015, the Group produced 24.0 million tonnes of iron ore concentrate, of which 36% were used internally for the production of steel products and 64% were sold to third parties. In the nine months ended 30 September 2014, the Group produced 26.5 million tonnes of iron ore concentrate, of which 35% were used internally for the production of steel products and 65% were sold to third parties. The Group’s iron ore division also includes Komsomolske Flux Plant, a fluxing limestone producer that produced 0.7 million tonnes of fluxing limestone in the nine months ended 30 September 2015 and 4.1 million tonnes of fluxing limestone in the nine months ended 30 September 2014.
1.16	In the nine months ended 30 September 2015, the Group produced 46% of all iron ore concentrate in Ukraine compared to 49% in the nine months ended 30 September 2014, according to Metal Expert.
1.17	The Group conducts its coal business, comprising primarily coking coal through Krasnodon Coal and UCC. The Group used around 50% of coking coal concentrate output for its own hot metal production.
1.18	In the nine months ended 30 September 2015, this division’s external revenues and Adjusted EBITDA were U.S.$1.1 billion and U.S.$335 million, respectively, compared to U.S.$1.8 billion and U.S.$1,411 million, respectively, in the nine months ended 30 September 2014.
1.19	The period on period decrease in the Mining division revenues was primarily attributable to a slump in iron ore prices that resulted in a decrease in external sales of iron ore products of U.S.$707 million. This was partly compensated by a period on period increase in sales of coking coal concentrate of U.S.$6 million and other products of U.S.$8 million respectively.
1.20	In the nine months ended 30 September 2015, the Group sold 15.2 million tonnes of iron ore products and 1.3 million tonnes of coking coal concentrate. In the nine months ended 30 September 2014, the Group sold 15.7 million tonnes of iron ore product and 1.4 million tonnes of coking coal concentrate.
1.21	In the nine months ended 30 September 2015, the share of Ukraine in total Mining division revenues totalled 32%, while the share of international sales totalled 68%. Sales to Southeast Asia accounted for 46% of total division’s sales, with sales to Europe, North America and the Middle East and North Africa accounted to 12%, 7% and 3% respectively, in this period. In the nine months ended 30 September 2014, international sales accounted for 57% of the total division’s sales. Sales to Southeast Asia accounted for 43% of total division’s sales, with sales to Europe, North America and the Middle East and North Africa accounted to 9%, 5% and 0% respectively, in this period.
1.22	In addition, the Group holds a stake of 45.9% in Southern GOK, the fourth largest iron ore mining company in Ukraine in 2014, according to Metal Expert. This investment is classified as a joint venture due to the fact that strategic financial and operating decisions require participation of and consent from both the Group and another major shareholder of Southern GOK.

Trading and Logistics

1.23	The Group’s trading and logistical assets serve both business divisions. The Group sells steel, iron ore, coke and coal products to non-CIS international markets in Europe, the Middle East and North Africa and Southeast Asia through Metinvest International; to the Ukrainian market through Metinvest Ukraine and Metinvest-SMC; and to CIS markets (primarily the Russian Federation and Belarus) through Metinvest Ukraine, Metinvest Eurasia and Metinvest Distribution. In addition, Metinvest-Shipping, a company based in Mariupol, provides transportation and forwarding services for the Group’s cargoes by railway and for their transshipment via sea ports, while Belgorodmetallosnab provides warehouse and transshipment services for the Group in the Russian Federation.
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Ownership

1.24	The Company is owned 71.24% by SCM Cyprus, a holding company registered in Cyprus whose ultimate controlling shareholder is Mr Rinat Akhmetov, and 23.76% by SMART, a group of companies controlled directly or indirectly by Mr Vadym Novynskyi. The remaining 5% interest in the Company has been acquired from the previous owners of Ilyich Group for the benefit of SCM and SMART. It is the intention of SCM and SMART to dispose of the said 5% interest in due course (after receipt of respective governmental approvals if such will be necessary), and in such manner that the ultimate interest of SCM in the Company shall be 75% minus 1 share, and the ultimate interest of SMART in the Company shall be 25% plus 1 share. SCM Cyprus is a member of the SCM Group, which is one of Europe’s leading industrial groups with controlling interests in over 100 companies, including the Group, as well as companies operating in the energy, finance, telecommunications, oil, clay mining, retail, real estate, media, agricultural, transportation and engineering sectors. SMART is a diversified holding company with holdings in metals and mining, oil and gas, banking, agriculture, ship building and real estate.

2.	Description of the Ordinary Share Capital of the Company
2.1	As at the date of this Explanatory Statement, the authorised share capital of the Company is EUR 94,750 divided into 6,750 A shares; 2,251 B shares; 474 C shares of par value EUR 10 each, all of which have been issued and are fully paid up.
3.	Material Interests of Directors and Trustees
3.1	Directors of the Company

(a)	The current directors of the Company and their functions are:

Name	Position
Yuriy Ryzhenkov	Director A
ITPS (Netherlands) BV	Director B

(b)	Save as disclosed in paragraph 3.3 below, none of the directors of the Company has any material interest (whether as a director, member, creditor or otherwise) in the Company.
(c)	Save as disclosed in paragraph 3.3 below, none of the directors of the Company has any material interest (whether as a director, member, creditor or otherwise) in the Scheme. Save as disclosed in this paragraph 3 (Material Interests of Directors and Trustees), the effect of the Scheme on interests of the Company’s directors will not be different from the effect on similar interest of other persons.
(d)	On the Scheme Effective Date, the directors of the Company will receive the benefit of releases granted under the terms of the Deed of Waiver and Release.
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3.2	Director confirmations

Save as disclosed below, as at 13 January 2016 none of the directors has at any time within at least the past five years:

(a)	had any convictions in relation to fraudulent offences (whether spent or unspent);
(b)	been adjudged bankrupt or entered into an individual voluntary arrangement;
(c)	been a director of any company at the time of, or within 12 months preceding, any receivership, compulsory liquidation, creditors’ voluntary liquidation, administration, company voluntary arrangement or any composition or arrangement with that company’s creditors generally or with any class of its creditors;
(d)	been a partner in a partnership at the time of, or within 12 months preceding, any compulsory liquidation, administration or partnership voluntary arrangement of such partnership;
(e)	had his assets form the subject of any receivership or been a partner of a partnership at the time of, or within 12 months preceding, any assets thereof being the subject of a receivership;
(f)	been subject to any official public incrimination and/or sanctions by any statutory or regulatory authority (including any designated professional body); or
(g)	ever been disqualified by a court from acting as a director of a company or from acting in the management or conduct of the affairs of any company.

3.3	Disclosures

Yuriy Ryzhenkov, (Director A of the Company) is also a holder of 2016 Notes and a holder of 2018 Notes and is therefore a Scheme Creditor. The effect of the Scheme on Yuriy Ryzhenkov’s holdings of 2016 Notes and 2018 Notes will not be different from the effect on similar interest of other persons.

3.4	Trustee

(a)	BNY Mellon Corporate Trustee Services Limited (in its capacity as the trustee for each series of the Notes) has a material interest in the Scheme by reason of being a Scheme Creditor.
(b)	Save as disclosed in this paragraph 3 (Material Interests of Directors and Trustees), the effect of the proposed Scheme on interests of the Trustees described in this paragraph 3 (Material Interests of Directors and Trustees) will not be different from the effect on like interests of other persons.
(c)	On the Scheme Effective Date, BNY Mellon Corporate Trustee Services Limited (in its capacity as trustee for each series of the Notes) will receive the benefit of releases granted under the terms of the Deed of Waiver and Release.

4.	Material Litigation

Proceedings against Public Joint Stock Company “Ilyich Iron and Steel Works of Mariupol”:

4.1	KRIOW (as claimant) has initiated proceedings against Public Joint Stock Company “Ilyich Iron and Steel Works of Mariupol” (as defendant) in the Commercial Court of the Zaporizhskiy Region for the recovery of UAH 1,122,790,589.16 (equivalent to U.S. $47,208,424.8519) for raw materials supplied. In March 2015 the proceedings were suspended by the court of first instance pending the completion of an expert’s report. Judgment was given in late December ordering Public Joint Stock Company “Ilyich Iron and Steel Works of Mariupol” to pay KRIOW UAH 1,032,899,117.30 (equivalent to U.S. $43,428,882.31). The court also granted deferral of enforcement of judgment until December 2016. The Company expects that the claimant will appeal the judgment of the court of first instance.

[19]	Note: The conversion of UAH into U.S. dollars in paragraph 4.1, 4.2 and 4.5 is indicative only and is calculated on the basis of the official exchange rate of UAH against the U.S. dollar as quoted by the National Bank of Ukraine on 6 January 2016.
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Proceedings against Public Joint Stock Company “Yenakiieve Iron and Steel Works”:

4.2	On 11 November 2015 the Supreme Court of Ukraine upheld the judgment of the court of first instance in favour of KRIOW (as claimant) against Public Joint Stock Company “Yenakiieve Iron and Steel Works” (as defendant) for the recovery of debt in the amount of UAH 276,021,884.71 (equivalent to U.S.$11,605,510.88) due under an agency agreement. Public Joint Stock Company “Yenakiieve Iron and Steel Works” obtained a ruling from the Zaporizhia Region Commercial Court allowing it to defer the repayment of UAH 42,715,589.13 (equivalent to U.S.$1,796,003.37) of the amount due until the end of 2016. Public Joint Stock Company “Yenakiieve Iron and Steel Works” has filed a petition seeking the deferral of the remaining balance, however, the hearing has not been scheduled yet. The claimant has commenced enforcement proceedings in respect of the balance but the enforcement authorities have so far rejected the claimant’s application for lack of formality.

Proceedings against Public Joint Stock Company “Zaporizhstal”:

4.3	Public Joint Stock Company “Zaporizhstal” is a joint-venture in which the Company holds a 49.91% non-controlling stake. Sberbank of Russia (Sberbank) has initiated proceedings in the Zavodskiy District Court of Zaporizhia for the recognition and enforcement of three final judgments of the Rostov Region Commercial Court in the Russian Federation for amounts of U.S.$19,372,716.16, U.S.$10,397,241.18 and U.S.$54,416,050.40[20] against Public Joint Stock Company “Zaporizhstal” as a joint and several obligor under credit facility agreements dated 29 October 2009, 20 May 2010 and 29 December 2011, respectively, between Sberbank and Rostov Coal Company, LLC. The dates of the hearings have not yet been determined since at present the competent court is ascertaining whether the set of documents filed by Sberbank is complete. If the court concludes that the set of documents filed by Sberbank is incomplete, the documents will be returned to Sberbank for further adjustment. If the court concludes that the set of documents filed by Sberbank is complete the court will set dates for the hearings.

Bankruptcy proceedings against Public Joint Stock Company “Krasnodon Coal”:

4.4	Bankruptcy proceedings against Public Joint Stock Company “Krasnodon Coal” are still pending. The bankruptcy proceedings were not progressed in 2014-2015 because the case materials were lost during counter-terrorism operations in the Luhansk Region. It is expected that the final list of creditors claims will be approved by the court during January or February 2016, following which the bankruptcy proceedings will resume.

Proceedings against Limited Liability Company “Metinvest Holding” (100% Subsidiary of Metinvest B.V.):

4.5	Limited Liability Company “Mako-Trading” (as claimant) has filed a claim against Limited Liability Company “Metinvest Holding” (as defendant) for the recovery of debt in the amount of UAH 203,872,161 (equivalent to U.S. $8,571,931.12) for supplied goods. Although the courts of first and second instance upheld the claim in full, the court of third instance, namely, the High Commercial Court of Ukraine annulled the judgements of the courts of first and second instance and remanded the case for a new trial to the court of first instance. Currently, the court has ordered that an expert verification is undertaken on the accuracy of the calculation of debt claimed by the claimant. The date of further hearing has not been scheduled.

5.	Costs in relation to the Scheme

The Company has agreed to meet certain costs, charges, expenses and disbursements reasonably incurred by the Information Agent, the Common Depositaries, the Trustees and the Noteholder Committee in connection with the negotiation, preparation and implementation of the Scheme.

[20]	Note the judgments referred to in this paragraph 4.3 are in respect of U.S. dollar amounts and therefore no conversion from UAH has been made.

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PART D

The Scheme

57

THE SCHEME

No. of 2016

IN THE HIGH COURT OF JUSTICE

CHANCERY DIVISION

COMPANIES COURT

IN THE MATTER OF METINVEST B.V.

and

IN THE MATTER OF THE COMPANIES ACT 2006

__________________________________________

SCHEME OF ARRANGEMENT
(under Part 26 of the Companies Act 2006)

between

METINVEST B.V.

and

THE SCHEME CREDITORS
(as hereinafter defined)

58

59

1.                  Definitions and Interpretation

1.1	In this Scheme, unless inconsistent with the subject or context, the following expressions shall have the following meanings:

2016 Notes means the U.S.$500,000,000 (of which U.S.$85,238,250 remains outstanding) 10.25 per cent. guaranteed notes due 2016 issued by the Company (ISIN: XS0511379066, Common Code: 051137906, ISIN: US591555AA54, CUSIP: 591555AA5).

2017 Notes means the U.S.$289,734,000 10.50 per cent. guaranteed notes due 2017 issued by the Company (ISIN: XS1145219652, Common Code: 114521965, ISIN: US591555AC11, Common Code: 114752894, CUSIP: 591555 AC1).

2018 Notes means the U.S.$750,000,000 8.75 per cent. guaranteed notes due 2018 issued by the Company (ISIN: XS0591549232, ISIN: US591555AB38, CUSIP: 591555 AB3).

Account Holder means any person recorded directly in the records of a Clearing System as holding an interest in any Notes in an account with the relevant Clearing System either for its own account or on behalf of its client.

Additional Scheme Consideration means an amount of U.S.$1.25 per U.S.$1,000 principal amount of Notes held by each relevant Noteholder as at 5p.m. (New York time) on 1 April 2016.

Business Day means a day which is a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealings in foreign exchange and foreign currency deposits) in Kyiv, Amsterdam, London and New York.

Clearing Systems means DTC, Clearstream, Luxembourg and Euroclear.

Clearstream, Luxembourg means Clearstream Banking, société anonyme.

Common Depositaries means Cede & Co. as nominee of DTC and The Bank of New York Mellon, London branch as the common depositary for Clearstream, Luxembourg and Euroclear, in each case with whom the Global Notes have been deposited.

Companies Act means the Companies Act 2006.

Company means Metinvest B.V. incorporated in the Netherlands as a private limited company (besloten vennootschap met beperkte aansprakelijheid) with trade register number 24321697 on 21 May 2001.

Court means the High Court of Justice of England and Wales.

Declared Default means:

(a)	any Event of Default arising under any of the Notes as a result of:

	(i)	the failure by the Company and/or any of the Guarantors and/or any of their respective Subsidiaries to pay when due any Indebtedness in respect of:

		(A)	any amount falling due under the PXF Facilities in the period from 1 January 2015 until 27 May 2016, inclusive (a PXF Payment Default); or
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	(B)	any amount falling due under any Intra-group Facilities during the period from 1 January 2015 until 27 May 2016, inclusive (an Intra-group Default); or

	(C)	any amount falling due under any of the Notes in the period from 31 January 2016 to 27 May 2016, inclusive (a Notes Payment Default); or

	(D)	any amount falling due under the Seller Notes in the period from 31 January 2016 to 27 May 2016, inclusive (a Seller Notes Payment Default); or

	(E)	any amount falling due under the Shareholder Loans in the period from 1 January 2015 to 27 May 2016, inclusive (a Shareholder Loans Payment Default); or

(ii)	the failure by the Company and/or any of the Guarantors and/or any of their respective Subsidiaries to pay when due any amounts payable under any guarantee for or indemnity in respect of Indebtedness referred to in sub-paragraph (i) above, excluding any Event of Default occurring under Condition 8(c)(i) of the 2016 Notes, Condition 10(c)(i) of the 2017 Notes and Condition 10(c)(i) of the 2018 Notes if, by reason of any PXF Payment Default, any Intra-group Default, any Notes Payment Default, Seller Notes Payment Default or any Shareholder Loans Payment Default, any lenders under the PXF Facilities or holders of the Seller Notes (or any agent or trustee on their behalf), any lenders under the Intra-group Facilities or the Shareholder Loans exercise their right under the PXF Facilities, the Intra-group Facilities, the Seller Notes or the Shareholder Loans (as applicable) to declare the loans made by them under the relevant Indebtedness to be due and payable prior to their stated maturity date;

(b)	any Event of Default arising under Condition 8(g)(i)(D) of the 2016 Notes, Condition 10(g)(i)(D) of the 2017 Notes or Condition 10(g)(i)(D) of the 2018 Notes as a result of any meeting of bondholders, lenders and other creditors of the Company, the Guarantors or any Material Subsidiary being convened for the purpose of considering an amicable settlement of their claims;

(c)	any Event of Default arising under Condition 8(g)(ii)(A) of the 2016 Notes, Condition 10(g)(ii)(A) of the 2017 Notes or Condition 10(g)(ii)(A) of the 2018 Notes as a result of the Company, Guarantors or any Material Subsidiary failing or being unable to pay its debts generally as they become due following the occurrence of any of the events set out in paragraph (a) of this definition;

(d)	any Event of Default arising under Condition 8(h) of the 2016 Notes, Condition 10(h) of the 2017 Notes or Condition 10(h) of the 2018 Notes in respect of Yenakiieve I&SW ceasing or threatening to cease to carry on all or substantially all of its business or operations; or

(e)	any Event of Default arising under Condition 8(b) of the 2016 Notes, Condition 10(b) of the 2017 Notes or Condition 10(b) of the 2018 Notes arising as a result of a breach by the Company or any of its Subsidiaries of Condition 3.2 of the 2016 Notes, Condition 4(c) of the 2017 Notes or Condition 4(b) of the 2018 Notes in connection with the Incurrence of any Indebtedness by the Company or any of its Subsidiaries (directly or indirectly) under advance payment bonds, receivables financings, factoring financings, discounting transactions or any other trade finance or documentary facilities (other than letters of credit) incurred in the ordinary course of business provided that the aggregate total amount of such Indebtedness of the Company or any of its Subsidiaries outstanding at any one time does not exceed U.S.$600,000,000;
61

(f)	any Event of Default arising under either Condition 8(c) and 8(f) of the 2016 Notes, Condition 10(c) and 10(f) of the 2017 Notes or Condition 10(c) and 10(f) of the 2018 Notes or, in relation to paragraph (ii) below only, any Event of Default arising under Condition 8(d) of the 2016 Notes, Condition 10(d) of the 2017 Notes or Condition 10(d) of the 2018 Notes, as a result of:

(i) a judgment in the amount of UAH 1,032,899,117.30 (equivalent to U.S.$43,428,882.31 as at 6 January 201621) in favour of KRIOW against Ilyich I&SW for recovery of debt for supplied raw materials or any other court judgment connected with the relevant proceedings or such debt and a failure to pay such debt; or

(ii) a judgment in the amount of UAH 276,021,884.71 (equivalent to U.S.$11,605,510.88 as at 6 January 2016) in favour of KRIOW against Yenakiieve I&SW for recovery of debt under an agency agreement or any other court judgment or enforcement proceedings connected with the relevant proceedings or such debt and a failure to pay such debt;

provided that the relevant judgments referred to in paragraphs (i) and (ii) above do not exceed, in the aggregate, an amount equivalent to U.S.$75,000,000 converted in accordance with the terms and conditions of the Notes; and

(g)	any Event of Default arising under any of the Notes as a result of a breach of Clause 7 by a Scheme Creditor.

Deed of Waiver and Release means the deed of waiver and release substantially in the form set out in Schedule 2 (Form of Deed of Waiver and Release).

Determination Date has the meaning given to that term in paragraph 5 of Schedule 1 (Scheme Undertakings).

DTC means The Depository Trust Company.

DTC Participant means a person recorded directly in the records of Cede & Co. and DTC as holding an interest in any Notes in an account held with DTC.

Early Termination Date has the meaning given to that term in Clause 21.

Early Termination Date Notice has the meaning given to that term in Clause 21.

Euroclear means Euroclear Bank S.A./N.V. as operator of the Euroclear clearing system.

Event of Default has the meaning given to that term in the terms and conditions of the 2016 Notes, the 2017 Notes or the 2018 Notes, as applicable.

Global Notes has the meaning given to that term in Recital (C).

Group means the Company and its consolidated Subsidiaries.

[21]	Note: T he conversion of UAH into U.S. dollars in paragraphs (f)(i) and (ii) of this definition is indicative only and is calculated on the basis of the official exchange rate of UAH against the U.S. dollar as quoted by the National Bank of Ukraine on 6 January 2016. However, Condition 8(f) of the 2016 Notes, Condition 10(f) of the 2017 Notes and Condition 10(f) of the 2018 Notes provide th at the relevant calculations to determine the day when an Event of Default under such Conditions has occurred are to be made on the basis of the middle spot rate for the relevant currency against the U.S. dollar as quoted by any leading bank on such day).

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Guarantee has the meaning given to that term in the terms and conditions of the 2016 Notes, the 2017 Notes or the 2018 Notes, as applicable.

Guarantors has the meaning given to that term in the terms and conditions of the 2016 Notes, the 2017 Notes or the 2018 Notes, as applicable.

Ilyich I&SW means Public Joint Stock Company Ilyich Iron and Steel Works of Mariupol (Ukraine), otherwise known as MMK Illycha.

Incurred and Incurrence have the meaning given to those terms in the terms and conditions of the 2016 Notes, the 2017 Notes or the 2018 Notes, as applicable.

Indebtedness has the meaning given to that term in the terms and conditions of the 2016 Notes, the 2017 Notes or the 2018 Notes, as applicable.

Information Agent means Lucid Issuer Services Limited.

Intra-group Facilities means any Indebtedness owing by the Company, any Guarantor or any Subsidiary of the Company or a Guarantor to any other member of the Group.

Irish Stock Exchange means the Irish Stock Exchange plc.

KRIOW means Public Joint Stock Company Krivoj Rog’s Iron-Ore Combine (Ukraine), otherwise known as Public Joint Stock Company “Kryvyi Rih Iron Ore Works”, a company organised and existing under the laws of Ukraine, identification code 00191307, whose registered office is at 1A Simbirtseva Street, Kryvyi Rih, Dnipropetrovsk Region, 50029 Ukraine.

Liability or Liabilities means any debt, liability or obligation of a person whether it is present, future, prospective or contingent, whether it is fixed or undetermined, whether or not it involves the payment of money or performance of an act or obligation and whether it arises at common law, in equity or by statute, in England and Wales or any other jurisdiction, or in any manner whatsoever.

Longstop Date means the date falling 10 days after the Scheme Effective Date.

Majority Noteholder Request Notice means a notice delivered to the Company by Noteholders in accordance with Clause 21 or paragraph 3 of Schedule 1 (Scheme Undertakings) (as applicable) pursuant to which Noteholders holding at least 50.01% of the aggregate principal outstanding amount of the Notes provide confirmations in writing to the Company as to their aggregate holdings of the Notes (accompanied by evidence as to such holdings from their custodians and/or Euroclear and Clearstream, Luxembourg in the form agreed between the Company and the legal and financial advisers to the Noteholder Committee, each acting reasonably).

Material Subsidiary has the meaning given to that term in the terms and conditions of the 2016 Notes, the 2017 Notes or the 2018 Notes, as applicable.

Monthly Report has the meaning given to that term in paragraph 2 of Schedule 1 (Scheme Undertakings).

Moratorium Period means the period commencing on 31 January 2016 and ending on the Termination Date.

Noteholder means a person who is the beneficial owner of and/or the owner of the ultimate economic interest in any of the Notes as at the Record Date, whose interests in the Notes are held through records maintained in book entry form by a Clearing System.

63

Noteholder Committee means the ad-hoc committee of Noteholders formed on or about 25 September 2015 whose members include Ashmore Investment Management Limited, ICE Canyon LLC, Portland Worldwide Investments Ltd. and VR Advisory Services as general partner of VR Global Partners L.P. (in their own capacity or as agents, investment managers, investment advisers, to certain funds and/or managed accounts holding the Notes (as applicable)).

Notes means the 2016 Notes, the 2017 Notes and the 2018 Notes.

Principal Trust Account means any English law governed trust account to be established by the Company for the purposes of holding funds for the benefit of the Noteholders as contemplated by paragraph (e) of the definition of Termination Date.

Proceeding means any process, suit, action, legal or other proceeding including without limitation any arbitration, mediation, alternative dispute resolution, judicial review, adjudication, demand, execution, distraint, restraint, forfeiture, re-entry, seizure, lien, enforcement of judgment or enforcement of any security.

PXF Facilities means:

(a)	a loan facility of up to U.S.$1 billion made available pursuant to a loan agreement originally dated 4 August 2011 (as subsequently amended) and arranged by Deutsche Bank AG, Amsterdam Branch and others;

(b)	a loan facility of up to U.S.$325 million made available pursuant to a loan agreement originally dated 25 May 2012 (as subsequently amended) and arranged by Deutsche Bank AG, Amsterdam Branch;

(c)	a loan facility of up to U.S.$560 million made available pursuant to a loan agreement originally dated 25 November 2012 (as subsequently amended) and arranged by Deutsche Bank AG, Amsterdam Branch; and

(d)	a facility of up to U.S.$300 million made available pursuant to a loan agreement originally dated 13 November 2013 (as subsequently amended) and arranged by Deutsche Bank AG, Amsterdam Branch and others.

PXF Facility Suretyships means each of the suretyships granted by Ilyich I&SW in favour of the PXF Lenders under each PXF Facility and pursuant to which Ilyich I&SW agrees, subject to limits, to guarantee the amounts owing to the PXF Lenders under the PXF Facilities.

PXF Lenders means the lenders participating in the PXF Facilities.

Record Date means 5 p.m. (New York time) on 22 January 2016.

Registrar of Companies means the Registrar of Companies of England and Wales.

Released Parties has the meaning given to that term in the Deed of Waiver and Release.

Restricted Payment has the meaning given to that term in the terms and conditions of the 2016 Notes, the 2017 Notes or the 2018 Notes, as applicable.

Restructuring means the restructuring of the Company’s obligations to its creditors (including the Noteholders and the PXF Lenders).

64

Scheme means this scheme of arrangement in respect of the Company under Part 26 of the Companies Act in its present form or with or subject to any modification, addition or condition approved or imposed by the Court or approved in accordance with the terms of this Scheme.

Scheme Claim means any claim in respect of any Liability of the Company to any person arising out of an interest in the Notes, arising on or before the Record Date or which may arise after the Record Date as a result of an obligation or Liability of the Company incurred or as a result of an event occurring or an act done on or before the Record Date (including, for the avoidance of doubt, any interest accruing on, or accretions arising in respect of, such claims before or after the Record Date), excluding any Liability of the Company to the Trustees under the Trust Deeds other than in respect of the covenants to repay principal and interest on the Notes pursuant to the Trust Deeds.

Scheme Consideration means an amount of U.S.$1.25 per U.S.$1,000 principal amount of Notes held by each relevant Noteholder as at the Record Date.

Scheme Creditor means the Common Depositaries, the Trustees (solely in their capacities as the beneficiaries of the covenants to repay principal and interest on the Notes pursuant to the Trust Deeds) and the Noteholders.

Scheme Effective Date means the date on which an office copy of the order of the Court sanctioning this Scheme under Section 899 of the Companies Act has been delivered to the Registrar of Companies.

Scheme Effectiveness Conditions means that:

(a)	no breach of Condition 5.3A of the 2016 Notes or Condition 6(i) of the 2017 Notes and the 2018 Notes shall have occurred and be continuing as of the date the Scheme is sanctioned by the Court; and

(b)	the Company has published the Monthly Reports for the months of October 2015 and November 2015.

Scheme Meeting means the meeting of the Scheme Creditors to vote on this Scheme convened pursuant to an order of the Court (and any adjournment of such meeting).

Scheme Undertaking means an undertaking set out in Schedule 1 (Scheme Undertakings).

Scheme Settlement Date means the date on which the Scheme Consideration is paid by the Company in accordance with Clause 9.

Seller Notes means the seller notes issued on 30 April 2009 by United Coal Company LLC and Metinvest U.S., Inc. in connection with the acquisition by Metinvest U.S., Inc. of United Coal Company LLC which accrue interest at the rate of 7 per cent. per annum (as amended and restated on 10 January 2015).

Settlement Date has the meaning given to that term in paragraph 9 of Schedule 1 (Scheme Undertakings).

Shareholder Loans means the loans under the facility agreement between Rainwell Limited and the Company dated 3 April 2014 and the facility agreement between Eltrano Investments Ltd and the Company dated 3 April 2014.

Subsidiary has the meaning given to that term in the terms and conditions of the 2016 Notes, the 2017 Notes or the 2018 Notes, as applicable.

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Surety Agreement has the meaning given to that term in the terms and conditions of the 2016 Notes, the 2017 Notes or the 2018 Notes, as applicable.

Termination Date means the earliest of:

(a)	27 May 2016;

(b)	the occurrence of an Early Termination Date;

(c)	the occurrence of an Undeclared Default;

(d)	the occurrence of a breach of a Scheme Undertaking which is not remedied within the period, if any, specified in Schedule 1 (Scheme Undertakings);

(e)	the date which is 10 days after the date on which any principal amount of the PXF Facilities is paid to the PXF Lenders (except as result of it becoming unlawful for any amount to remain outstanding to a PXF Lender) during the period commencing on 30 January 2016 to and including 27 May 2016 if, on or prior to the first mentioned date, the Company has not deposited in a Principal Trust Account an amount equal to such principal amount to be held on trust for the Noteholders in accordance with Clause 11;

(f)	the date on which the Company announces a rescheduling proposal which includes a write-off of any principal amount of the Notes outstanding as at 24 December 2015; and

(g)	the date on which the Company announces a rescheduling proposal which does not offer the same terms to all Noteholders (other than pursuant to the requirements of applicable mandatory securities laws).

Trust Deed has the meaning given to that term in the terms and conditions of the 2016 Notes, the 2017 Notes or the 2018 Notes, as applicable.

Trustee means BNY Mellon Corporate Trustee Services Limited in its capacity as trustee under the relevant Trust Deed for each series of the Notes and any successor thereto as provided thereunder.

Undeclared Default means the occurrence of any Event of Default other than a Declared Default.

Yenakiieve I&SW means Public Joint Stock Company “Yenakiieve Iron and Steel Works” otherwise known as Public Joint Stock Company Enakievo Metallurgical Works (Ukraine), a company organised and existing under the laws of Ukraine, whose registered office is at 54 Ilyich Avenue, Building 4, Mariupol, Donetsk Region, 87504 Ukraine.

1.2	In this Scheme, unless the context otherwise requires or otherwise expressly provides:

(a)	references to Recitals, Clauses, Subclauses and Schedules are references to recitals, clauses, subclauses and schedules of this Scheme;
(b)	references to a person include a reference to an individual, firm, partnership, company, corporation, unincorporated body of persons or any state or state agency;
(c)	references to a statute, statutory provision or regulatory rule or guidance include references to the same as subsequently modified, amended or re-enacted from time to time;
(d)	references to an agreement, deed or document shall be deemed also to refer to such agreement, deed or document as amended, supplemented, restated, verified, replaced and/or novated (in whole or in part) from time to time and to any agreement, deed or document executed pursuant thereto;
66

(e)	the singular includes the plural and vice versa and words importing one gender shall include all genders;
(f)	references to “including” shall be construed as references to “including without limitation” and “include”, “includes” and “included” shall be construed accordingly;
(g)	headings to Recitals, Clauses, Subclauses and Schedules are for ease of reference only and shall not affect the interpretation of this Scheme;
(h)	references to a period of days shall include Saturdays, Sundays and public holidays and where the date which is the final day of a period of days is not a Business Day, that date will be adjusted so that it is the first following day which is a Business Day;
(i)	references to “Dollar”, to “U.S.$” or to “$” are references to the lawful currency from time to time of the Unites States of America; and
(j)	references to time shall be to London time (Greenwich Mean Time or British Summer Time, as appropriate).
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2.           Recitals

The Company

(A)	Metinvest B.V. (the Company) was incorporated in the Netherlands as a private limited company (besloten vennootschap met beperkte aansprakelijheid) with trade register number 24321697 on 21 May 2001.
(B)	As at the date hereof, the authorised share capital of the Company is EUR 94,750 divided into 6,750 A shares; 2,251 B Shares; and 474 C shares of par value EUR 10 each, all of which have been issued and are fully paid up.

Notes Issued by the Company

(C)	The Notes are held under arrangements whereby:

(i)	the Notes have been constituted by the Trust Deeds with the trustee for each of the series being a Trustee;
(ii)	the Notes were issued wholly in global registered form, the global notes representing the Notes (the Global Notes) being held by the Common Depositaries;
(iii)	interests in the Notes while represented by the Global Notes are held by the Noteholders under systems designed to facilitate paperless transactions;
(iv)	the systems designed to facilitate paperless transactions involve interests in the Notes being held by Account Holders; each Account Holder may be holding interests in the Notes on behalf of one or more Noteholders; and
(v)	in the circumstances set out in the terms and conditions relating to the Notes, Noteholders may exchange their interests in any Note for definitive notes.
(D)	The Notes will remain in global form and will not be exchanged into definitive form under or pursuant to this Scheme. References in this Scheme to Notes being held by a Noteholder shall be treated for all purposes as references to the interest held by the relevant Noteholder in the relevant Global Note.

Scheme Consideration

(E)	References in this Scheme to any Scheme Consideration or Additional Scheme Consideration being paid to a person shall be treated for all purposes as references to that person being paid directly or indirectly through one or more intermediaries the relevant Scheme Consideration or Additional Scheme Consideration in accordance with the rules and procedures of the relevant Clearing System.

The Purpose of this Scheme

(F)	The purpose of this Scheme is to effect a compromise and arrangement between the Company and the Scheme Creditors.
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The Notes and this Scheme

(G)	The Scheme Creditors consist of:

(i)	each of the Common Depositaries as a holder of one or more Global Notes and each of the Trustees solely in its capacity as the beneficiary of the covenant to repay principal and pay interest on the Notes pursuant to the relevant Trust Deed; and
(ii)	the Noteholders as the beneficial owners of and/or persons with the ultimate economic interest in the Notes.

Insofar as it relates to a Trustee, any reference in this Scheme to the Scheme Creditors authorising, directing or instructing a Trustee (whether on its own or as part of a wider group) will be treated for all purposes as an authorisation, direction or instruction of that Trustee in its capacity as a Scheme Creditor to that Trustee in its capacity as the trustee under the relevant Trust Deed to the extent that it is entitled to do so.

(H)	(i)	The Trustees have agreed not to vote in respect of the Notes at the Scheme Meeting;
(ii)	The Bank of New York Mellon, London branch as the common depositary for Clearstream, Luxembourg and Euroclear has confirmed that it has not received, nor has it been requested to solicit, any instructions to vote from Clearstream, Luxembourg and Euroclear in respect of the Notes at the Scheme Meeting;
(iii)	in accordance with its usual procedures, Cede & Co., in its capacity as nominee of DTC, has agreed to appoint the DTC Participants as its proxies for voting purposes under an omnibus proxy in respect of the principal amount of the Notes shown on its records as being held by the DTC Participants as at the Record Date. The DTC Participants are entitled to vote in respect of the Scheme or appoint sub-proxies to enable their votes and those of Noteholders who hold their Notes through DTC Participants in respect of the Scheme to be cast in respect of their recorded principal amount of Notes; and
(iv)	Noteholders are entitled to vote at the Scheme Meeting in respect of each of their Notes (or, where applicable, are entitled to instruct their DTC Participant to appoint a sub-proxy to vote at the Scheme Meeting on their behalf). Noteholders have been invited to instruct their Account Holders (or sub-proxy, as applicable) as to how they wish to vote in respect of their Notes.
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3.          The Scheme

Application and Effectiveness of this Scheme

1.	The compromises and arrangements effected by this Scheme shall apply to all Scheme Claims and bind all Scheme Creditors and their successors and assigns.
2.	If the Scheme Effectiveness Conditions have been satisfied (in the opinion of the Company, acting reasonably), this Scheme shall become effective in accordance with its terms on the Scheme Effective Date and all of the right, title and interest of Scheme Creditors to Scheme Claims shall be subject to the compromises and arrangements set out in this Scheme. An office copy of the order of the Court sanctioning this Scheme under Section 899 of the Companies Act will not be delivered to the Registrar of Companies until the Scheme Effectiveness Conditions have been satisfied in accordance with this Clause.
3.	If the Scheme Settlement Date does not occur on or before the Longstop Date, the terms of and the obligations on the parties under or pursuant to this Scheme shall lapse and all the compromises and arrangements provided by this Scheme shall be of no effect.
4.	If the Early Termination Date Notice has not been given in accordance with Clause 21 and the Additional Scheme Consideration is not paid on or before 11 April 2016, the terms of and the obligations on the parties under or pursuant to this Scheme shall lapse and all the compromises and arrangements set out in this Scheme shall be of no further effect.

Occurrence of the Scheme Settlement Date

5.	It shall be a condition to the occurrence of the Scheme Settlement Date (and the actions to be taken pursuant to the terms of this Scheme on the Scheme Settlement Date) that the Scheme Effective Date has occurred.
6.	As soon as reasonably practicable after determining whether the Scheme Settlement Date has occurred, the Company shall give the Scheme Creditors notice by the issue of an announcement through the Clearing Systems and on the Scheme Website at www.lucid-is.com/metinvest.

Moratorium in respect of Scheme Claims

7.	During the Moratorium Period, subject to the terms of this Scheme each Scheme Creditor agrees not to, and in the case of a Scheme Creditor other than a Trustee agrees not to instruct any Trustee to (or agrees not to vote in favour of a resolution of Noteholders to instruct the Trustee to):
(a)	institute or continue any step, action or Proceedings (including, without limitation, any step, action or Proceedings referred to in conditions 8(d), 8(e) or 8(g) of the 2016 Notes, conditions 10(d), 10(e) or 10(g) of the 2017 Notes and conditions 10(d), 10(e) or 10(g) of the 2018 Notes or any proceedings under the laws of any relevant jurisdiction which have an analogous effect) against the Company, the Guarantors or any of their Subsidiaries to enforce the terms of any Trust Deed, any Surety Agreement, any Guarantees or any of the Notes; or
(b)	give written notice to the Company that any of the Notes are immediately due and payable or demand payment of any principal amounts under the Notes or any amount of interest which is not payable in accordance with the Scheme; or
(c)	make a demand under the terms of any Guarantee.

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8.	Each Scheme Creditor agrees that:

(a)	any action (including any notice, request or direction made or given) taken in breach of Clause 7 shall be void and of no effect;
(b)	damages for breach of Clause 7 would be an inadequate remedy and consents to the Company seeking specific performance and/or injunctive relief to restrain any such breach; and
(c)	it waives any requirement on the Company to provide a cross-undertaking in damages in respect of any injunctive relief which the Company seeks to restrain a breach of Clause 7.
9.	In consideration of the agreement by the Scheme Creditors referred to in Clauses 7 and 8, the Company:

(a)	shall as soon as practicable following the occurrence of the Scheme Effective Date pay the Scheme Consideration and each Scheme Creditor shall be entitled to receive its share of the Scheme Consideration, in each case in accordance with and subject to the terms of this Scheme;
(b)	agrees that any amount of accrued but unpaid interest (which accrues from day to day) to and including the Termination Date to the extent unpaid shall be capitalised and added to the principal amount of the relevant Notes on the relevant Determination Date and, accordingly, shall bear interest in accordance with the terms and conditions of such Notes, and, further, that the aggregate amount of such capitalised interest (together with interest accrued thereon) shall be due and payable on the earlier of the Termination Date and the date a Restructuring is implemented and becomes effective; and
(c)	agrees, during the Moratorium Period (and, in relation to the payment of interest pursuant to paragraphs 5 and 6 of Schedule 1 (Scheme Undertakings) in respect of Determination Dates occurring on either the Early Termination Date or 27 May 2016, as applicable, until and including the relevant Settlement Date for such payment), to comply with the Scheme Undertakings.
10.	If the Early Termination Date Notice has not been given in accordance with Clause 21, the Company shall pay as soon as practicable on and following 1 April 2016 (and in any event prior to 11 April 2016) the Additional Scheme Consideration and each holder of Scheme Claims as at 5p.m. (New York time) on 1 April 2016 shall be entitled to receive its share of the Additional Scheme Consideration, in each case in accordance with and subject to the terms of this Scheme.

11.	Payment to the Principal Trust Account of any amount required by paragraph (e) of the definition of Termination Date will discharge the relevant payment obligations of the Company under that paragraph. The aggregate amount credited to the Principal Trust Account (together with any interest accrued thereon but net of any fees and charges) will be distributed to the Noteholders rateably in accordance with the principal amount of the holdings of their Notes as soon as practicable following the occurrence of the Termination Date.

Instructions, Authorisations and Directions

12.	On the Scheme Effective Date, in consideration of the rights of the Scheme Creditors under this Scheme and notwithstanding any term of any relevant document, the Scheme Creditors:

(a)	hereby irrevocably direct each of the Trustees to execute and do, and to instruct any other person which it is entitled to instruct to execute and do, or otherwise procure to be executed and done, all documents, acts or things as may be necessary or desirable to be executed or done by it or such other person for the purposes of giving effect to the terms of this Scheme;
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(b)	hereby irrevocably authorise the Company to execute and do, and to instruct any other person which it is entitled to instruct to execute and do, or otherwise procure to be executed and done, all documents, acts or things as may be necessary or desirable to be executed or done by it or such other person for the purposes of giving effect to the terms of this Scheme; and
(c)	hereby request and to the extent they are entitled to do so instruct the Company to perform each of its obligations arising under this Scheme.
13.	The directions, instructions and authorisations granted under Clause 12 shall be treated, for all purposes whatsoever and without limitation, as having been granted by deed.

Grant of Authority

14.	Each of the Scheme Creditors hereby irrevocably authorises the Company on and from the Scheme Effective Date to enter into, execute and deliver as a deed (or otherwise) on behalf of that Scheme Creditor in its capacity as a Scheme Creditor (including any person to whom a Scheme Creditor has transferred its rights in respect of its Scheme Claim after the Record Date) (to the extent applicable):

(a)	any document in connection with the actions described in Clauses 7, 8, 9, 10 and 11;
(b)	the Deed of Waiver and Release; and
(c)	any and all other documents that the Company reasonably considers necessary or desirable to give effect to the terms of this Scheme,

for the purposes of giving effect to the terms of this Scheme. The authority granted under this Clause 14 shall be treated, for all purposes whatsoever and without limitation, as having been granted by deed.

Implementation of Arrangements

15.	If the Company reasonably considers it necessary or desirable to execute any document or documents to give effect to the terms of this Scheme on behalf of any of the Scheme Creditors on any day from (and including) the Scheme Effective Date to and (including) the expiry of the Moratorium Period, the Company shall execute such document or documents on behalf of the relevant Scheme Creditor pursuant to the authority granted under Clause 14.

16.	On the Scheme Effective Date, the Company:

(a)	for itself and/or on behalf of each relevant Scheme Creditor pursuant to the authority granted under Clause 14 shall issue the directions described in Clause 12 and execute any document in connection with the actions described in Clauses 7, 8, 9, 10 and 11; and
(b)	shall execute the Deed of Waiver and Release on behalf of each Scheme Creditor pursuant to the authority granted under Clause 14.
17.	On the Scheme Settlement Date, the Company shall pay the Scheme Consideration in accordance with Clause 9.

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18.	The payment of the Scheme Consideration, the payment of the Additional Scheme Consideration, if applicable, and the performance of its other obligations under this Scheme will discharge the Company’s obligation to the Scheme Creditors under this Scheme.

19.	On and from the Scheme Effective Date (but subject to the other provisions of this Scheme) each Scheme Creditor shall be entitled to the rights and benefits accruing to that Scheme Creditor under this Scheme and all of the existing rights and benefits of the Scheme Creditors in respect of the Scheme Claims shall be subject and limited to the compromises and arrangements provided by this Scheme.

20.	Except as varied by the compromises and arrangements effected by this Scheme, the rights of all Scheme Creditors in respect of the Notes shall remain in full force and effect.

Early Termination of the Scheme

21.	Noteholders holding at least 50.01% of the aggregate outstanding principal amount of the Notes may deliver to the Company a Majority Noteholder Request Notice between 15 March 2016 and 31 March 2016, inclusive, specifying that the compromises and arrangements under this Scheme shall terminate in accordance with this Clause 21 (the Early Termination Date Notice), in which case the Termination Date shall occur on the later of:

(a)	31 March 2016; and
(b)	the date falling 10 Business Days after receipt by the Company of the Early Termination Date Notice,

(the Early Termination Date).

Payments in respect of interest owing under the Shareholder Loans

22.	The Company is entitled to make payments in respect of interest owing under the Shareholder Loans which accrues but is unpaid during the Moratorium Period at any time on and following:

(a)	the date falling the day after the Early Termination Date if the Early Termination Date has occurred in accordance with Clause 21; and

(b)	28 May 2016, if the Early Termination Date has not occurred in accordance with Clause 21,

provided that in either case, the Company will not make any such payments (A) if any accrued interest under any of the Notes or the PXF Facilities is not paid in full and in cash in the amounts stipulated by the terms and conditions of the relevant Notes (together with any amounts capitalised under paragraph 9(b)) and (B) in excess of an aggregate amount of U.S.$2,300,000 for each month during the Moratorium Period.

Record Date

23.	All Scheme Claims shall be determined as at the Record Date.

Assignments or Transfers

24.	The Company shall be under no obligation to recognise any assignment or transfer of Scheme Claims after the Record Date for the purposes of determining entitlements under this Scheme, provided that the Company may, in its sole discretion and subject to the production of such other evidence as it may require and to any other terms and conditions which it may render necessary or desirable, recognise such assignment or transfer for the purposes of determining entitlements under this Scheme. It shall be a term of such recognition that the assignee or transferee of a Scheme Claim so recognised by the Company shall be bound by the terms of this Scheme and for the purposes of this Scheme shall be a Scheme Creditor.

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Costs

25.	The Company shall pay, or procure the payment of, in full all costs, charges, expenses and disbursements incurred by it in connection with the negotiation, preparation and implementation of this Scheme as and when they arise, including, but not limited to, the costs of holding the Scheme Meeting, the costs of obtaining the sanction of the Court and the costs of placing the notices (if any) required by this Scheme.

26.	The Company shall pay, or procure the payment of, in full the costs, charges, expenses and disbursements reasonably incurred by the Common Depositaries and the Trustees in connection with the negotiation, preparation and implementation of this Scheme.

Modifications

27.	The Company may, at any hearing of the Court to sanction this Scheme, consent on behalf of all Scheme Creditors to any modification of this Scheme or any terms or conditions which the Court may think fit to approve or impose and which would not directly or indirectly have a material adverse effect on the interests of any Scheme Creditor under this Scheme.

Obligations on dates other than a Business Day

28.	If any sum is due or obligation is to be performed under the terms of this Scheme on a day other than a Business Day, the relevant payment shall be made, or obligation performed on the next Business Day.

Notices

29.	Any notice or other written communication to be given under or in relation to this Scheme (including any service of process in connection with a breach of Clause 7) (other than any Account Holder Letter or Sub-Proxy, which are to be delivered in accordance with the instructions contained therein)shall be given in writing and shall be deemed to have been duly given if it is delivered by hand, pre-paid first class post, airmail, fax or electronically to:
(a)	in the case of the Company:

Metinvest B.V.

Alexanderstraat 23, 2514 JM
The Hague, Netherlands
Telephone:	+31 70 36 40 900
Fax:	+31 70 36 35 795
Attention of:	Mr Ryzhenkov / Mr Kutepov

(b)	in the case of a Noteholder, either:
(i)	its last known address, fax number or email address according to the Company; or
(ii)	to the relevant Trustee for and on behalf of that Noteholder, at/on the contact details set out at Subclause (d) below.
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(c)	in the case of the Common Depositaries:

Cede & Co.
55 Water Street
New York, NY 10041
United States

and

The Bank of New York Mellon
One Canada Square
London E14 5AL
Fax:	+44 207 964 4637
Copy to Fax:	+44 1202 689660
Attention:	Corporate Trust Administration (Metinvest)
Email:	CORPSOV2@bnymellon.com

(d)	in the case of the Trustees:

BNY Mellon Corporate Trustee Services Limited
One Canada Square
London E14 5AL
United Kingdom
Fax:	+44 20 7964 2536
Attention: Trustee Administration Manager (Metinvest B.V.)

(e)	in the case of the Information Agent:

Lucid Issuer Services Limited
Tankerton Works
12 Argyle Walk
London WC1H 8HA
Email:	metinvest@lucid-is.com
Phone:	020 7704 0880
Fax:	020 7067 9098

Attention of:	David Shilson / Thomas Choquet

(f)	in the case of any other person, any address, fax number or email address set forth for that person in any agreement entered into in connection with this Scheme or the last known address, fax number or email address according to the Company.
30.	Any notice or other written communication to be given under or in relation to this Scheme (other than any Account Holder Letter or Sub-Proxy, which are to be delivered in accordance with the instructions contained therein) shall be deemed to have been delivered and served:

(a)	if delivered by hand, when actually received provided that, if such receipt occurs after 5.00 p.m. in the place of receipt, the following Business Day;

(b)	if sent by pre-paid first class post or airmail, on the second Business Day after posting if the recipient is in the country of dispatch, otherwise the seventh Business Day after posting;
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(c)	if sent electronically or by fax, when actually received in readable form provided that, if such receipt in readable form occurs after 5.00 p.m. in the place of receipt, the following Business Day; and

(d)	if by advertisement, on the date of publication.
31.	In proving service, it shall be sufficient proof, in the case of a notice sent by pre-paid first class post or airmail, that the envelope was properly stamped, addressed and placed in the post.
32.	The accidental omission to send any notice, written communication or other document in accordance with Clauses 29 to 30, or the non-receipt of any such notice by any Scheme Creditor, shall not affect the provisions of this Scheme.
33.	Notwithstanding any provision to the contrary contained in this Scheme:

(a)	while the Notes are represented by Global Notes and deposited with the Common Depositaries for the Clearing Systems, notice to the Noteholders may be given instead by delivery of the notice to the Clearing Systems and such notices shall be deemed to have been given to the Noteholders on the date of delivery to the Clearing Systems;

(b)	a Trustee may approve some other method of giving notice to the Noteholders of the relevant Notes if, in its opinion, that other method is reasonable having regard to market practice then prevailing and to the requirements of any stock exchange on which the relevant Notes are then listed and provided that notice of that other method is given to the Noteholders in the manner required by that Trustee; and

(c)	a copy of each notice given in accordance with this Clause shall be provided to the Irish Stock Exchange for so long as the Notes are listed on the Irish Stock Exchange and the relevant regulations so require.

Governing Law and Jurisdiction

34.	The operative terms of this Scheme and any non-contractual obligations arising out of or in connection with this Scheme shall be governed by and construed in accordance with the laws of England and Wales. The Scheme Creditors hereby agree that the Court shall have exclusive jurisdiction to hear and determine any suit, action or Proceeding and to settle any dispute which arises out of or in connection with the terms of this Scheme or its implementation or out of any action taken or omitted to be taken under this Scheme or in connection with the administration of this Scheme and for such purposes the Scheme Creditors irrevocably submit to the jurisdiction of the Court, provided, however, that nothing in this Clause shall affect the validity of other provisions determining governing law and jurisdiction as between the Company and any of the Scheme Creditors, whether contained in contract or otherwise.
35.	The terms of this Scheme and the obligations imposed on the Company hereunder shall take effect subject to any prohibition or condition imposed by applicable law.

Dated this [•] day of January 2016

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Schedule 1

Scheme Undertakings

1.	The Company will procure that members of the Group will not make any payments in respect of capital expenditure in any calendar month in an aggregate amount greater than U.S.$28,000,000 (the Monthly Capex Amount) (provided that any part of any unspent Monthly Capex Amount may be carried forward and added to any future Monthly Capex Amount until utilised).
2.	The Company will provide a monthly report, in a form agreed with the legal and financial advisers to the Noteholder Committee (a Monthly Report), within 60 days of the last day of the calendar month (the Delivery Date) to which the Monthly Report relates. The first Monthly Report shall be in respect of the month of December 2015 and shall be published on the Company’s website or before 29 February 2016. The Company shall not be in breach of this undertaking if it has provided the relevant Monthly Report within 5 calendar days following the applicable Delivery Date.
3.	On and after 1 April 2016 and provided that the Early Termination Date has not occurred in accordance with Clause 21 of the Scheme, if requested to do so by a Majority Noteholder Request Notice, the Company will publish its latest proposal of the terms of a Restructuring within 15 days of receipt of such Majority Noteholder Request Notice.
4.	The Company will not make, and will not permit any Subsidiary to make, any Restricted Payment or any payment of principal owing in respect of any Shareholder Loans.
5.	Subject to paragraph 9 below, the Company will pay to the Noteholders and the PXF Lenders (as applicable) an amount equal to 30% of accrued and unpaid interest (whether or not then due and payable under the relevant terms and conditions of the Notes or the terms of the PXF Facilities) under the Notes and the PXF Facilities up to but excluding the first Determination Date, and subsequently from the last Determination Date to but excluding the next Determination Date. Determination Date shall mean each of the following:
(a)	31 January 2016;
(b)	15 February 2016;
(c)	15 March 2016;
(d)	the Early Termination Date, if this has occurred in accordance with Clause 21 of the Scheme; and

if the Early Termination Date has not occurred:

(e)	15 April 2016; and
(f)	27 May 2016;

(such amounts being Cash Pay Interest Amounts).

6.	In addition to the Cash Pay Interest Amounts and subject to paragraph 9 below, the Company will pay an amount equal to the difference (if positive) between (x) the average of unrestricted cash balances (as determined in good faith by the Company) as of the close of business on Friday of each of the four weeks immediately preceding the relevant Determination Date and (y) U.S.$180,000,000, in respect of interest (other than Cash Pay Interest Amounts) accrued and unpaid under the Notes and the PXF Facilities (whether or not then due) up to but excluding the relevant Determination Date. Such amount shall be allocated and paid pro rata to the amounts of interest (other than Cash Pay Interest Amounts) accrued and unpaid (whether or not then due) under the Notes and the PXF Facilities (subject to rounding).
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7.	The Company will not make any payment in respect of interest owing under any of the PXF Facilities in amounts additional to those contemplated under paragraphs 5 and 6 above, unless any such additional payment is made in respect of the Notes and the PXF Facilities pro rata to the amounts of interest then accrued and unpaid under the Notes and the PXF Facilities and on the Settlement Dates.
8.	Subject to Clause 22 of the Scheme, the Company will not make any payment in respect of interest owing under the Shareholder Loans.
9.	The interest payable pursuant to paragraphs 5 and 6 above shall be due and payable on date falling 5 Business Days following the Friday immediately prior to the occurrence of each Determination Date (the Settlement Date), provided that:
(a)	no Termination Date under paragraph (d) of the definition of Termination Date shall occur by reason of any breach by the Company of its obligations under paragraphs 5 and 6 above if the Company remedies such breach of its obligations within 10 calendar days of the relevant Settlement Date; and
(b)	if the relevant paying agents under the Notes (the Paying Agents) refuse or are unable to process all or part of the payments of due and/or accrued interest under the Notes referred to in paragraphs 5 and 6 above (such unpaid amount being the Relevant Interest Amount) as contemplated above, the Company will deposit in an English law governed trust account (the Interest Trust Account) an amount equal to the Relevant Interest Amount to be held on trust for the Noteholders within 10 calendar days of the relevant Settlement Date. Payment of the Relevant Interest Amount to the Interest Trust Account will discharge the payment obligations of the Company under paragraphs 5 and 6 above in respect of the Relevant Interest Amount. The aggregate amount credited to the Interest Trust Account (net of any fees and charges) will be distributed to the applicable Noteholders in accordance with their entitlements under paragraphs 5 and 6 above as soon as practicable following the earlier of (i) the date the Paying Agents confirm to the Company that they will process the applicable Relevant Interest Amount and (ii) the Termination Date; and
(c)	during the Moratorium Period, interest payments under the Notes shall be due solely on the relevant Settlement Dates and no interest shall be payable under the Notes on any other dates specified in the relevant terms and conditions of the Notes.
10.	The Company will procure as a term of the Scheme that Ilyich I&SW will provide a suretyship by deed poll in favour of the Noteholders on a pari passu basis with (and subject to the same limits as) the PXF Facility Suretyships on or before 14 March 2016.
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Schedule 2

Form of Deed of Waiver and Release

DEED OF waiver and RELEASE

DATED [•] 2016
by THE SCHEME CREDITORS in favour of THE RELEASED PARTIES
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THIS DEED is dated [•] 2016 and is made by:

(1)	THE SCHEME CREDITORS (as defined below), acting by an authorised officer of Metinvest B.V. (the Company) pursuant to the authority conferred upon the Company by the Scheme Creditors under Clause 14 of the Scheme (as defined below),

In favour of:

(2)	THE RELEASED PARTIES (as defined below).

BACKGROUND

(A)	The Company has entered into the Scheme with the Scheme Creditors.
(B)	The Company is authorised, under Clause 14 of the Scheme, to execute and deliver this Deed on behalf of each of the Scheme Creditors.
(C)	It is intended that this document takes effect as a deed notwithstanding the fact that a party may only execute this document under hand.

IT IS AGREED as follows:

1.	Interpretation
1.1	Definitions

In this Deed:

Adviser Released Party means the persons listed at Part 2 of Appendix 1 of this Deed.

Released Parties means the Adviser Released Parties and the Transaction Released Parties.

Scheme means the scheme of arrangement pursuant to Part 26 of the Companies Act 2006 between the Company and the Scheme Creditors as sanctioned by the Court on or about the date of this Deed.

Scheme Creditor means the Common Depositaries, the Trustees (solely in their capacities as the beneficiaries of the covenants to repay principal and interest on the Notes pursuant to the Trust Deeds) and the Noteholders.

Transaction Released Parties means the persons listed at Part 1 of Appendix 1 of this Deed.

1.2	Construction
(a)	Capitalised terms defined in the Scheme have, unless expressly defined in this Deed, the same meaning in this Deed.
(b)	In this Deed, unless the context otherwise requires or otherwise expressly provides:
(i)	references to Clauses are references to Clauses of this Deed;
(ii)	references to a person include references to an individual, firm, partnership, company, corporation, unincorporated body of persons or any state or state agency;
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(iii)	references to a statute or statutory provision include references to the same as subsequently modified, amended or re-enacted from time to time;
(iv)	the singular includes the plural and vice versa and words importing one gender shall include all genders; and
(v)	headings to Clauses are for ease of reference only and shall not affect the interpretation of this Deed.
2.	Waiver and Release
2.1	With effect from the Scheme Effective Date and without prejudice to the provisions of the Scheme, the Scheme Creditors (on their own behalf and on behalf of any person to whom they may have transferred their Scheme Claims after the Record Date) hereby irrevocably and unconditionally:
(a)	waive, release and discharge fully and absolutely all Liabilities of the Released Parties to the Scheme Creditors in relation to or in connection with or in any way arising out of the preparation, negotiation or implementation of the Scheme; and
(b)	waive each and every claim which the Scheme Creditors (or any person to whom a Scheme Creditor may have transferred its Scheme Claim after the Record Date) may have in relation to or in connection with or in any way arising out of the preparation, negotiation or implementation of the Scheme against the Released Parties.
2.2	Each release, waiver and discharge effected by the terms of Clause 2.1 above shall not extend to:
(a)	any Liability of any Adviser Released Party arising under or relating to a duty of care to such Adviser Released Party’s client or arising under a duty of care to another person which has been expressly accepted or acknowledged in writing by that Adviser Released Party; and
(b)	any Liability arising out of or resulting from gross negligence, wilful default or fraud (or any claim relating to such Liability).
3.	Further Assurances

The Scheme Creditors will take whatever action is reasonably necessary to achieve the waiver, release and discharge referred to in Clause 2 (Waiver and Release).

4.	Contracts (Rights of Third Parties) Act
4.1	Other than as provided in Clause 4.2 below, a person who is not party to this Deed has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Deed.
4.2	A Released Party may rely on and enforce the terms of this Deed.
5.	Counterparts

This Deed may be executed in any number of counterparts. This has the same effect as if the signatures on the counterparts were on a single copy of the Deed.

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6.	Governing Law and Jurisdiction

This Deed and any non-contractual obligations arising out of or in connection with it are governed by English law. The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Deed or any non-contractual obligations connected with it.

This Deed has been entered into and delivered as a deed on the date stated at the beginning of this Deed.

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Appendix 1

Released Parties

Part 1

Transaction Released Parties

1.	The Company and its directors, members and representatives.
2.	BNY Mellon Corporate Trustee Services Limited in its capacity as trustee for each series of Notes.
3.	The Bank of New York Mellon in its capacity as paying agent for each series of the Notes.
4.	Each Common Depositary.
5.	Each member of the Noteholder Committee named in the definition of Noteholder Committee in Clause 1.1 of the Scheme.
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Part 2

Adviser Released Parties

1.	Rothschild & Cie.
2.	Allen & Overy LLP.
3.	Baker & McKenzie LLP and all other member firms of Baker & McKenzie International, a Swiss Verein.
4.	Deloitte LLP.
5.	Linklaters LLP.
6.	PJT Partners (UK) Limited.
7.	The Blackstone Group International Partners LLP
8.	Hogan Lovells International LLP.
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Signatories

SCHEME CREDITORS

EXECUTED AND DELIVERED AS A DEED by	)
METINVEST B.V.	)
)
acting pursuant to the authority conferred on Metinvest B.V.	)
for this purpose under the Scheme	)

acting by

Authorised Signatory

in the presence of
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PART E

Risk Factors

Scheme Creditors should carefully consider the risks set forth below and the other information contained in this Explanatory Statement prior to making any decision with respect to the Scheme. Each of the risks highlighted below could have a material adverse effect on the business, operations, financial condition or prospects of the Company, the Guarantors or the Group. Scheme Creditors should note that the risks described below are not the only risks the Company, the Guarantors and the Group face.

For further information relating to risk factors related to the Group, Ukraine and the Notes, please see the Base Offering Memorandum dated 20 October 2014 and related Supplemental Base Offering Memorandum dated 17 November 2014 related to the 2017 Notes (together, the 2017 Offering Memorandum, which can be found here: http://www.metinvestholding.com/ en/investors/bonds/ebonds2017) and which is incorporated by reference in this Explanatory Statement except as otherwise updated in this Explanatory Statement or the other documents incorporated herein.

Risks Relating to the Group

Events of default are currently outstanding under certain of the Company’s credit facilities and the Notes

The Company has a continuing payment default under the PXF Facilities with four syndicates of international commercial banks in an aggregate amount of U.S.$1,074 million. The Company was unable to make a number of scheduled debt repayments under the PXF Facilities starting from 10 February 2015. As a consequence, payment defaults under the PXF Facilities in a total amount of approximately U.S.$637 million have occurred and are continuing. The Company is liable to make further scheduled debt repayments under its PXF Facilities from 11 January 2016 to 27 May 2016 totalling approximately U.S.$140[22] million and does not expect to be able to make such payments. The PXF Lenders have the right to accelerate all of the PXF Facilities, although the Company has agreed the PXF Standstill with certain of the PXF Lenders.

The 2016 Notes fall due on 31 January 2016. The 2017 Notes and the 2018 Notes fall due between 28 May 2016 and 14 February 2018. Following the payment defaults referred to above, cross defaults occurred commencing on 10 March 2015. However, in May 2015, the Company launched a consent solicitation to holders of the 2016 Notes seeking consent, inter alia, to defer the maturity of the remaining 2016 Notes until 31 January 2016, and a waiver of certain ongoing and potential events of default under the 2016 Notes, together with payment of principal offered to holders of the 2016 Notes. The Company also launched a consent solicitation to holders of each of the 2017 Notes and the 2018 Notes seeking consent, inter alia, to waive certain ongoing and potential events of default under the 2017 Notes and the 2018 Notes. The consent solicitations were ultimately successful. On 2 July 2015, in accordance with the terms of the consent solicitation in respect of the 2016 Notes, the Company made a payment of principal in the amount of U.S.$28,412,750 to holders of the 2016 Notes. The maturity of the remaining 2016 Notes was extended from 20 May 2015 to 31 January 2016. If the Company does not repay the principal amount of U.S.$85,238,250 and/or interest in the amount of approximately U.S.$1.75 million that falls due on 31 January 2016, a payment default will occur in respect of the 2016 Notes. On the occurrence of such a payment default, cross defaults will occur under the 2017 Notes and the 2018 Notes. If an event of default occurs, the Trustee of each issue may, at its discretion, and must, if so requested by holders of at least one-fifth in nominal amount in respect of each series of the Notes then outstanding, or if so directed by an Extraordinary Resolution of the relevant Noteholders, give notice to the Company that the corresponding Notes are, upon which notice they shall immediately become, due and payable together (if applicable) with accrued interest.

Although, as at the date hereof, none of the PXF Facilities or the Notes have been accelerated and the Company has agreed the PXF Standstill with certain of the PXF Lenders, based on the Company’s existing liquidity position, its current cash flow projections and the significant liquidity risk related to withdrawals of its trade finance facilities, the Company is not currently able to pay amounts of principal falling due under the PXF Facilities following the expiry of the PXF Standstill on 29 January 2016, although it intends to seek an extension of the PXF Standstill in accordance with its terms. In relation to the Notes, the Company anticipates that it will need a moratorium on enforcement action in respect of the Notes for a sufficient period following 31 January 2016 in order to allow for proposal Restructuring to be agreed and implemented. If the Company fails to secure an extension of the PXF Standstill and/or the standstill agreement is terminated for any reason and if any of the PXF Facilities and/or the Notes were to be accelerated, the Company may not have sufficient funds to satisfy its obligations, which may prejudice its ability to continue as a going concern.

[22]	Note: The amounts in this paragraph are calculated as at the end of the day on 11 January 2016.
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Risks relating to Ilyich I&SW

Between 2010 and 2012 the Group acquired, through a series of transactions, a 99.2% effective interest in Ilyich I&SW. A significant part of the consideration payable to the transferor of Ilyich I&SW remains outstanding. Although no member of the Group is liable for the remaining part of the outstanding consideration payable to the transferor, there is a risk that if in fact the transferor does not receive the balance of the consideration for the transfer of Ilyich I&SW, the Group could lose its interest in Ilyich I&SW.

Civil disturbances, political instability and military action have negatively impacted and may continue to affect the Group’s business, results of operations and financial condition

The recent significant civil disturbances and political instability in Ukraine and the ongoing military action in some parts of the Donetsk and Luhansk regions of Ukraine have negatively impacted Ukraine’s economy and the relations between the Russian Federation and Ukraine and as a result, the Group’s business, results of operations and financial condition.

Following the decision of the President of Ukraine and the Ukrainian government (the Government) to defer the signing of the Association Agreement between Ukraine and the EU (the Association Agreement) in November 2013, mass rallies took place in Kyiv and other cities of Ukraine. Civil disturbances in Ukraine escalated throughout the winter months. In March 2014, the parliament of the Republic of Crimea declared independence from Ukraine and was accepted into the Russian Federation in the same month. This decision was internationally criticised and led to the EU, U.S. and other international and domestic sanctions in respect of designated individuals and institutions, primarily residents of the Russian Federation. Ukraine declared the respective territories as being under temporary occupation by the Russian Federation. In April 2014, local militias occupied government buildings in eastern Ukraine, and the Ukrainian authorities responded by launching military operations in the region, resulting in clashes between the Ukrainian armed forces and local militias. In September 2014, representatives of Ukraine, the Russian Federation and the Organisation for Security and Co-operation in Europe signed a ceasefire agreement (the Ceasefire Agreement), and the Ukrainian Parliament approved a special three-year local governance regime for certain parts of the Donetsk and Luhansk regions, as well as a limited amnesty (the Regional Governance Law). In November 2014, the self-proclaimed authorities of the so-called the Donetsk People’s Republic (the DPR) and the Luhansk People’s Republic (the LPR) which control parts of the Donetsk and Luhansk regions of Ukraine, held parliamentary and executive elections in violation of the Ceasefire Agreement, which destabilised the fragile truce and led to sporadic heavy fighting. By the end of January 2015, the ceasefire had collapsed entirely. Although a new ceasefire agreement (the SecondCeasefire Agreement) took effect in February 2015, sporadic heavy fighting continued throughout the spring of 2015. After a period of relative stability during the summer and autumn, tensions are again escalating between Ukraine and the Russian Federation. In November 2015, electricity pylons in southern Ukraine were blown up, severing the flow of electricity to Crimea, and the Russian government announced that Ukraine would no longer receive deliveries of natural gas from the Russian Federation. On 8 December 2015, the operation of a power supply line to Crimea was resumed.

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The armed conflict and geopolitical tensions between the Russian Federation and Ukraine have had an adverse effect on the Ukrainian financial markets, and there have been reports of increased capital outflows from Ukraine. The ability of Ukrainian companies and banks to obtain funding from the international capital and loan markets has also been hampered as a result of decreased demand from the international investor base. Any continuing or escalating military action in eastern Ukraine could have a further material adverse effect on the Ukrainian economy and, consequently, on the Group’s business.

Production at some of the Group’s Ukrainian assets located in the conflict zone in the Donetsk and Luhansk regions has been affected by the military action. In particular:

•	Avdiivka Coke, which produced approximately 48% and 45% of the Group’s total blast furnace (dry) coke in 2014 and the first nine months of 2015, respectively, experienced minor property damage to its non-core assets and disruptions in its electricity supply in mid-August 2014 as a result of damage to transmission lines caused by artillery fire. As a result, production at these facilities had to be suspended for a number of weeks. In October 2014, Avdiivka Coke’s electricity supply was restored and production resumed at a slower than usual pace (at approximately 40% of its capacity) given the state of the coke batteries after hot conservation and the limited supply of coal and deliveries of coke products to the plant resulting from damage to railway infrastructure in the surrounding area. In the first nine months of 2015, with the resumption of hostilities, the facilities (including plant and equipment, buildings and road and rail transport infrastructure) were again damaged by artillery fire. In addition, four high-voltage lines supplying the plant were damaged and supplies of raw materials and rolling stock were continually interrupted by fighting. As of December 2015, seven coke batteries of the plant are in operation and two are being repaired. As a result, total production of blast furnace coke decreased by 654 thousand tonnes period on period to 1,334 thousand tonnes in the first nine months of 2015.
•	At Yenakiieve Steel (being the collective operations of Yenakiieve I&SW, Metalen and Makiivka Steel), which produced approximately 22% and 23% of the Group’s total crude steel volume in 2014 and the first nine months of 2015, respectively, a number of production shops have been damaged by inadvertent shell fire, and production was temporarily suspended as of mid-August 2014. In October 2014, after almost two months of inactivity, production resumed. In February 2015, the plant was repeatedly subjected to shelling which damaged the natural gas pipeline, production facility and an electrical substation. After the fighting intensified, parts of the Donetsk railway closed and iron ore supplies were interrupted, which led to the stoppage of several production units. Production was restored in the middle of March 2015. As a result, production of crude steel decreased by 391 thousand tonnes period on period to 1,367 thousand tonnes in the first nine months of 2015.
•	Operations at Khartsyzk Pipe, which produced 238 thousand tonnes and 66 thousand tonnes of large diameter pipe in 2014 and the first nine months of 2015, respectively, had to be temporarily suspended as of mid-August 2014 due to damage to the railway infrastructure used for deliveries of raw materials to and finished products from the plant. In early October 2014, the plant recommenced production and shipping of pipe after the damaged railway infrastructure was restored. In addition, the plant has suffered minor property damage. In the first nine months of 2015, due to the closure of parts of the railway network and interruptions in rolling stock supply to ship finished products from the plant, production was reduced by 95 thousand tonnes period on period to 66 thousand tonnes. Moreover, since June 2015, there has been a lack of orders. As a result, the plant has been idle.
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•	At Krasnodon Coal’s mines, which produced approximately 37% and 10% of the Group’s total coking coal concentrate in 2014 and the first nine months of 2015, respectively, production was scaled back as of mid-August 2014 due to damage to the railway infrastructure used for deliveries of coal to the Group’s enterprises. In early October, the plant was able to recommence production and shipment of commodity products, but at a rate approximately one-third lower than normal. During the first nine months of 2015 the plant produced 250 thousand tonnes of concentrate, which is 1,161 thousand tonnes lower than the corresponding period of 2014. The main reasons for this decline in production were the inability to ship finished products due to the disruptions to rail transport services and damage to the railway infrastructure.

The supply of raw materials to Azovstal and Ilyich I&SW, which together represented approximately 78% and 77% of the Group’s total crude steel production in 2014 and the first nine months of 2015, respectively, was also disrupted at the end of July 2014 when railway lines were partially destroyed due to military action in the Donetsk region. Further, the area of conflict expanded in August-September 2014 towards the south-eastern part of the Donetsk region, up to approximately 20 kilometres east of the city of Mariupol, where Azovstal and Ilyich I&SW are located. Ilyich I&SW also suffered minor property damage to its sinter plant from artillery fire, although this has not had a material effect on production.

In late December 2014, the railway bridge which connected these plants with the Mariupol port was destroyed and in January 2015, the supply of industrial water to Azovstal was temporarily interrupted when the electricity supply to the pumping stations was damaged by shelling. Supplies of iron ore, coking coal and coal were constrained during the period from January to March 2015. In addition, natural gas supplies to the steel plants in Mariupol were interrupted on 12-14 June 2015 after artillery shelling damaged a key gas pipeline. As a result, in the first nine months of 2015 production of crude steel declined by 209 thousand tonnes period on period to 2,531 thousand tonnes at Azovstal and by 898 thousand tonnes period on period to 2,059 thousand tonnes at Ilyich I&SW.

As at the date of this Explanatory Statement, military action continues in some parts of the Donetsk and Luhansk regions near the Group’s facilities, notwithstanding the Second Ceasefire Agreement.

Although to date most of the Group’s Ukrainian employees have continued to work, the Group may face the significant risk of a mass exodus of its workers or other interruptions to its labour supply should military action continue. Should significant numbers of additional workers leave their jobs or be unable to work, operational shutdowns will be required, perhaps on a long-term basis. In addition, unemployment and resulting social tension in the relevant regions of Ukraine are likely to increase.

As noted above, Ukraine’s transportation infrastructure has been damaged as a result of military action and sabotage, which has affected and may further affect the Group’s production.

In addition, since July 2014, Ukrzaliznytsya has restricted the transportation of cargo through a number of railway stations in the Donetsk region due to damage to the railway network caused by military action in the area. As a result of this, Metinvest-SMC, Metinvest Holding LLC, Avdiivka Coke, Yenakiieve Coke, Yenakiieve Iron and Steel Works and Donetsk Coke were unable to deliver steel, iron ore and coal products under some of their trade contracts with Metinvest International and certain of their Ukrainian and Russian customers. The Ukrainian Chamber of Commerce has officially certified to these companies that a force majeure event has occurred in relation to their respective contractual obligations. The Ukrainian Chamber of Commerce’s certification serves as a basis for the release of Metinvest-SMC, Metinvest Holding LLC, Avdiivka Coke, Yenakiieve Coke, Yenakiieve Iron and Steel Works and Donetsk Coke from liability under the relevant trade contracts while the force majeure circumstances persist. Should the military action persist or escalate, the Group may experience further difficulties delivering steel, iron ore and coal products between its plants and to certain of its other customers should the conflict zone expand to cover the railway routes used for such deliveries. An escalation in the conflict could also result in the closure of the border between Ukraine and the Russian Federation, which would likely hinder the transportation of raw materials and finished products between the two countries and on trade routes passing through the Russian Federation.

The Group depends on other forms of infrastructure that are also subject to damage due to military action. For example, the Group’s coke’s plants in Avdiivka and Yenakiieve depend on water supply from the Severskiy Donets – Donbas Canal, and any interruption to this infrastructure may affect coke and blast-furnace production, which in turn could have a material adverse effect on the entire steel production chain.

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Any continuing or escalating military action in the Donetsk and Luhansk regions of Ukraine, public protests, disturbances or political instability could have a further material adverse effect on the Group’s business, financial condition, results of operations and prospects.

Restrictions on coking coal supplies to Ukrainian metallurgical companies may adversely affect the Group’s steel production business

In connection with its steel production business, the Group purchases from third party suppliers certain raw materials, primarily coking coal. In the first nine months of 2015, the Group purchased approximately 21% of its coking coal requirements from suppliers in the Russian Federation.

Since November 2015, there have been reports of restrictions on the shipment of coking coal to Ukrainian metallurgical companies, including members of the Group, and, although there has been no public announcement of an actual embargo by the Russian authorities, members of the Group frequently encounter delays in obtaining the necessary clearances from the Russian customs authority in respect of coking coal shipments from the Russian Federation.

If the Russian Federation introduces a coking coal export embargo, or administrative obstacles continue to restrict the shipment of coking coal to Ukrainian metallurgical companies, members of the Group will need to secure coking coal supplies from different producers to maintain the current scale of steel production. If members of the Group are unable to secure alternative coking coal supplies or such supplies are substantially delayed or cost substantially more, the Group’s business, results of operations and financial condition may be materially adversely affected.

The Russian Federation may introduce an import embargo on the Group’s steel and other products

On 27 June 2014, the President of Ukraine signed the economic part of the Ukraine–European Union Association Agreement, effective from 1 January 2016. The Association Agreement was ratified by the Ukrainian Parliament and the European Parliament on 16 September 2014. On 13 August 2015, the Government of the Russian Federation adopted decree No. 842 that prohibits the import of agricultural products, raw materials and foodstuffs originating from Ukraine upon implementation by Ukraine of the economic part of the Association Agreement but no later than 1 January 2016.

Currently, the Russian Federation does not maintain any import restrictions on the Group’s products other than antidumping duties. See “Risks relating to the Group– Trade-related legal proceedings and agreements may force the Group to decrease exports of its steel products and adversely affect the Group’s business”. However, there can be no assurance that in the future the Russian Federation will not introduce an import embargo on the Group’s steel or other products, as it has done in relation to Ukrainian agricultural produce, which might adversely affect the Group’s business, results of operations and financial condition.

The actions of the self-proclaimed authorities of the so-called DPR and LPR are unpredictable, and the Group may face tax claims or nationalisation of its assets

A political solution to the crisis in eastern Ukraine may not be achieved in the near future or at all. If and to the extent the Regional Governance Law is ultimately implemented, there is no certainty as to the final form that this law will take, and it may create an unprecedented legal regime for the local governance bodies in certain parts of Donetsk and Luhansk regions. There is a risk that, under any regime established through a political consensus between the Ukrainian authorities and the local militia, decisions adopted by the local authorities may conflict with national law. As a result, businesses operating in these regions, including members of the Group, may encounter operational and/or regulatory problems as a consequence of decisions adopted by the newly elected regional authorities.

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The Group’s financial performance is dependent on the global price of and demand for steel and steel products

The Group’s business is cyclical because the major industries in which the majority of steel customers operate, including the construction, automotive, engineering and oil and gas recovery and processing industries, are themselves cyclical and sensitive to changes in general economic conditions. The demand for steel products is thus generally correlated with macroeconomic fluctuations in the economies in which steel producers sell products, which are in turn affected by global economic conditions. Particular economic and market factors may also have a significant effect on the Group’s operations, such as the recent global economic downturn which led to a decrease in production by the Group’s customers, resulting in a decrease in demand for the Group’s products. The prices of steel products are influenced by many factors, including demand, worldwide production capacity, capacity utilisation rates, raw material costs, exchange rates, trade barriers and improvements in steel making processes, and are subject to substantial fluctuation.

The Group’s financial performance is dependent on world market prices of iron ore and coal

The Group sells iron ore and coal to third parties. Cyclical and other changes in world market prices for these commodities could affect the results of the Group’s mining activities. Changes in these prices result from factors that are beyond the Group’s control, such as fluctuations in global supply and demand (particularly as a result of the prevailing level of worldwide demand for steel products) and transportation costs. Prices of these commodities have varied significantly in the past and could vary significantly in the future and are also positively correlated with demand from steel producers. Any significant increase in global supplies or decrease in global demand for iron ore could reduce the prices for the Group’s products, and any decline in the prices of the commodities the Group sells to third parties may materially adversely affect the Group’s business, results of operations and financial condition.

The Group is required to meet certain financial and other restrictive covenants under the terms of its indebtedness

As a result of the significant proportion of short-term borrowings in the Group’s capital structure, it is exposed to the risk that it may be unable to refinance such borrowings, in particular its trade finance facilities. If it is unable to do so, its liquidity could continue to be adversely affected. In addition, the availability of external financing for companies operating in Ukraine, such as members of the Group, is currently limited due to ongoing political and economic volatility in the country. See further “Risks Relating to the Group― Events of default are currently outstanding under certain of the Company’s credit facilities and the Notes” and “Risks Relating to the Group―Civil disturbances, political instability and military action have negatively impacted and may continue to affect the Group’s business, results of operations and financial condition”.

Increases in transportation costs or delays in transport, including as a result of the ongoing conflict in eastern Ukraine, could adversely affect the Group’s business and results of operations

The Group currently relies substantially on the rail freight network operated by Ukrzaliznytsya, the Ukrainian state-owned railway authority, for transportation of its raw materials and finished products. Railway tariffs for freight increase periodically, resulting in corresponding increases in transportation costs. See further “Risks Relating to the Group―Civil disturbances, political instability and military action have negatively impacted and may continue to affect the Group’s business, results of operations and financial condition”.

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The Group’s mining business depends on permits issued by the Government and such permits may be withheld, revoked or not renewed

In Ukraine, where most of the Group’s mines are located, all subsurface resources belong to the people of Ukraine. Special permits and mining allotments may be suspended or revoked, or an extension may be refused, if the Group fails to satisfy the conditions of their issuance, including the payment of fees for the use of subsoil resources, the commencement of work within the period stipulated in the relevant special permit or mining allotment, and compliance with mining, environmental, health and safety regulations. While the Group believes that it has complied with all material applicable regulations, there can be no assurance that the Group will be able to achieve compliance with all applicable regulations at all times.

Fluctuations in currencies may adversely affect the Group’s financial condition and results of operations

The functional currency of the majority of the members of the Group located in Ukraine is the Hryvnia. The functional currencies of the Company and its non-Ukrainian subsidiaries are the U.S. dollar, pound sterling, the Euro and Bulgarian lev. On consolidation, income statements and cash flows of the Group’s subsidiaries for which the U.S. dollar is not the functional currency are translated into U.S. dollars, the presentation currency for the Group, using monthly average exchange rates during the year. Assets and liabilities are translated into U.S. dollars at the official exchange rate as of the relevant respective balance sheet dates. The exchange rate between the Hryvnia and the U.S. dollar has historically fluctuated, and the translation effect of such fluctuations could have a material adverse effect on the Group’s consolidated results of operations.

Tax rules may potentially affect the Group’s results of operations

Due to the deteriorating economic situation in Ukraine, the Ukrainian Parliament introduced a number of amendments to the Tax Code of Ukraine (the Tax Code) which have reduced the predictability of Ukraine’s taxation system and therefore may have an adverse effect on business activity, reducing the attractiveness of the national economy for foreign investors.

Transfer pricing rules may potentially affect the Group’s results of operations

Ukrainian transfer pricing rules apply to a wide range of cross-border transactions, most typically regulating pricing for goods and services sold or purchased to or from related parties.

The Tax Code contains transfer pricing rules (effective since September 2013) that require liabilities to tax on certain transactions to be calculated on the basis of prices set on an arm’s length (market) basis.

The Group’s historical and current trading relationships, including sales between businesses in each of its segments, could fall within the scope of the transfer pricing rules. In particular, if the Group’s foreign counterparties that do not have a permanent establishment in Ukraine are located in the so-called listed “low-tax” jurisdiction, the Ukrainian tax authorities may apply the transfer pricing rules to transactions between those members of the Group that are tax resident in Ukraine and their foreign counterparties, regardless of whether they are related parties.

Trade-related legal proceedings and agreements may force the Group to decrease exports of its steel products and adversely affect the Group’s business

All of the Group’s principal steel producing subsidiaries (except for the re-rollers Ferriera Valsider, Metinvest Trametal, Spartan UK and Promet Steel) are located in Ukraine. As a major Ukrainian steel producer, which obtained approximately 80% of its revenue from sales of metallurgical products in the nine months ended 30 September 2015 outside Ukraine, the Group is subject to protective tariffs, duties and quotas imposed by certain countries into which the Group exports its steel products, which could reduce its competitiveness in, and limit its access to, certain markets. Although WTO members are expected to abolish all quantitative restrictions on trade flows with Ukraine, as quantitative restrictions are prohibited under the WTO rules as inconsistent with the requirements of the WTO, WTO members may still impose measures such as anti-dumping measures, safeguard measures and countervailing duties within the parameters established by the WTO rules. Several steel importing countries (some of which are WTO members), including the Russian Federation, the United States, Canada, Indonesia, Brazil, Thailand and Mexico, currently have anti-dumping measures in place with respect to certain steel imports from Ukraine. In mid-December 2015, the Russian Federation signed a decree suspending its CIS Free Trade Agreement with respect to Ukraine from 1 January 2016, as a result of which, all rolled steel flat and long products manufactured by Ilyich I&SW (except for heavy plates and regular pipes) might be subject to 5% and regular pipes – to 7.5% Russian custom duty.

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The Group does not carry the types of insurance coverage customary in more economically developed countries for a business of its size and nature

The Group does not maintain public liability insurance against claims by members of the public for personal injury or damage to property caused by such facilities’ operations or product recall insurance to cover the costs involved in the recall of their products. In addition, the Group’s insurance policies are subject to certain exclusions, including, in the case of its “All Risk” insurance policies, in respect of damage and losses incurred as a result of military or terrorist action or similar acts.

The Group may incur liabilities in connection with its pension plans

The Group has pension plans under which it is required to provide agreed benefits to current and former employees. As at 30 September 2015, the value of the Group’s unfunded defined benefit obligations was U.S.$319 million and the change in value recognised in the consolidated statement of cash flows was negative U.S.$27 million for the nine months then ended. The Group may not be able to meet its obligations under unfunded benefit obligations. Furthermore, the Group’s net liabilities under the defined benefit plans may be significantly affected by changes in the discount rate, the social security rate, the rate of increase in salaries and pension contributions, changes in demographic variables or other events and circumstances. Changes to local legislation and regulation relating to defined benefit plan funding requirements may result in significant deviations in the timing and size of the expected cash contributions under such plans. There can be no assurance that the Group will not incur additional liabilities relating to its pension plans, and these additional liabilities could have a material adverse effect on the Group’s business, results of operations and financial condition.

The Group’s liquidity can be affected by a delay or non-repayment of VAT by the Ukrainian tax authorities

As exporters which do not charge VAT on sales that can be offset against the purchase of goods and services, the Group’s Ukrainian businesses rely on the timely repayment by the Government of VAT incurred in order to ensure smooth cash flows and their continued ability to invest in their business. The Group has experienced significant delays in the repayment of VAT which has led to, and may lead again to, further decreases in liquidity and result in material financial losses, including foreign exchange losses. Administrative procedures and resulting disputes have required members of the Group to use the court system to enforce VAT repayments by the Government. This has significantly delayed recovery beyond the normal 90-day period. The Group’s gross Ukrainian VAT receivable balance as at 30 September 2015 was U.S.$191 million (31 December 2014: U.S.$225 million). The hryvnia devalued compared to the U.S. dollar from 15.769 as at 31 December 2014 to 21.5275 as at 30 June 2015, resulting in a translation loss of U.S.$4.3 million on the VAT balances expressed in U.S. dollars during this period. The Group’s management believes the remaining amounts of UAH 92.3 million which are the subject of challenges in the Ukrainian court system are likely to be recovered. There is a risk that VAT owed to the Group will not be paid promptly due to the Government’s financial position, leading to a decrease in liquidity and a financial loss depending on the terms of repayment imposed and, as the Group reports its financial results and position in U.S. dollars, the prevailing exchange rate when actual repayments are made. The Group has incurred, and may continue to incur, exchange rate losses as expressed in U.S. dollars from further delays in VAT refunds and/or from discounts to the face value of bonds that may be issued by the Government in the future for settlement of VAT receivables outstanding, and, as a result, may temporarily reduce levels of investment, which could have a material adverse effect on the Group’s business, results of operations, financial condition and prospects.

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The Group is subject to a number of other risks as described in the 2017 Offering Memorandum, including (amongst others):

•	The Group’s success depends on its ability to compete effectively in the steel industry;
•	Estimates of the Group’s mining reserves and resources are subject to uncertainties and estimates of its resources are speculative;
•	The Group’s mining and steel manufacturing operations are subject to a number of risks and hazards, including the significant risk of disruption or damage to persons and property;
•	The Group is dependent on third party suppliers for a portion of its raw materials;
•	The externally purchased raw materials the Group uses to produce steel, such as coking coal, scrap metal and ferroalloys are subject to price fluctuations that could increase the Group’s costs of production;
•	The Group’s operations are subject to environmental laws and regulations that may be difficult and costly to comply with, and future changes in or unanticipated breaches of, such laws and regulations could require the Group to incur increased costs;
•	The Group’s operations are associated with greenhouse gas emissions which are implicated in the development of climate change phenomena. Ongoing policy and regulatory efforts to combat climate change may entail additional costs for the Group;
•	The Group may receive contaminated scrap metal;
•	The Group benefits from limitations on the export of scrap metal that may be eliminated in the future;
•	The Group’s compliance with health and safety laws may require increased capital expenditures, and non-compliance may subject the Group to significant penalties;
•	Title to the Group’s mineral properties or production facilities, or to any privatised company acquired by the Group, may be challenged;
•	The Group’s competitive position and future prospects are heavily dependent on its senior management team’s experience and expertise;
•	If the Group is unable to obtain or maintain quality certifications for its facilities, it may lose existing customers or fail to attract new customers;
•	The Group is subject to risks relating to equipment failure, production curtailment and shutdown;
•	The members of the Group in Ukraine are in many cases one of the largest employers in their respective regions, which may subject the Group to social and political pressures;
•	The Group’s operating subsidiaries have minority shareholders;
•	The Group may experience difficulties and higher costs or unanticipated financial liabilities or losses when it integrates completed acquisitions into its operations;
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•	The Group may not be able to secure sufficient financing to fund its acquisition strategy;
•	The Group may have only limited financial and other information about acquired subsidiaries and their financial performance may differ from that of the Group;
•	Rapidly changing operating environment may strain the Group’s resources;
•	Further expansion of the Group’s business outside Ukraine, the EU and the United States may expose it to risks; and
•	Some transactions of the Group’s Ukrainian subsidiaries, including most of the Guarantors, may be subject to additional corporate approval requirements.

Risks Relating to Ukraine

As noted above, Ukraine is currently experiencing significant civil disturbances and political instability, with ongoing military action in some parts of the Donetsk and Luhansk regions. See further “―Risks Relating to the Group―Civil disturbances, political instability and military action have negatively impacted and may continue to affect the Group’s business, results of operations and financial condition”.

•	Ukraine’s economy is vulnerable to fluctuations in the global economy and the effects of the recent civil disturbances, political instability and ongoing military action in Ukraine;
•	Investments in emerging market countries such as Ukraine carry risks not typically associated with risks in more mature markets;
•	Ukraine may continue to experience political instability or uncertainty;
•	Ukraine may continue to experience economic instability;
•	Restricted access to international capital markets may adversely affect the Ukrainian economy;
•	Any further unfavourable changes in Ukraine’s regional relationships, especially with the Russian Federation, may adversely affect the Ukrainian economy and thus the Group’s business;
•	A failure to develop relations with the EU might have negative effects on the Ukrainian economy and the Group’s business;
•	The Ukrainian banking system may be vulnerable to stress due to fragmentation, undercapitalisation and a potential increase in non-performing loans, all of which could have a material adverse effect on the real economy;
•	The Ukrainian currency is subject to volatility and depreciation; and
•	Ukrainian tax law and practices are not fully developed and are subject to frequent change and re-interpretation, which may create an uncertain environment for investment and business activity.
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A failure to carry out constitutional reforms might have negative effects on the Ukrainian economy and the Group’s business

On 12 February 2015, a new ceasefire agreement (the Minsk Protocol) brokered by France and Germany with the Russian Federation’sparticipation was agreed in Minsk by Ukrainian President Poroshenko and representatives from the Donetsk and Luhansk regions. The Minsk Protocol provided for constitutional reform with the adoption of amendments to the Constitution of Ukraine. On 16 July 2015, the Ukrainian Parliament voted in favour of sending a draft law on amendments to the Constitution of Ukraine on the decentralisation of power (the Draft Law) to the Constitutional Court of Ukraine (the CCU). Upon the CCU’s holding that the Draft Law complies with the Constitution, on 31 August 2015, the Ukrainian Parliament gave its preliminary approval of the Draft Law, and it is expected to be adopted into law by the end of January 2016. The Draft Law envisages granting local communities powers to collect taxes and allocate budgets themselves. The oblast (region) and raion (district) state administrations will be dissolved and prefects representing the state on a local level would be appointed. Powers of the dissolved regional and district state administrations will be transferred to the level of village, town, and city authorities. The Draft Law also provides that prefects will oversee compliance by the local self-governing authorities with the Constitution of Ukraine and laws of Ukraine. Along with the reform of the status of local government, the Draft Law restates certain provisions of the Constitution of Ukraine on administrative and territorial structures. In particular, the Draft Law contains a requirement according to which the terms and procedures for the creation, liquidation, changes in boundaries of and the naming and re-naming of administrative units must be regulated by law. Additionally, the proposed amendments provide for a specific procedure for the implementation of local self-government in several districts of the Donetsk and Luhansk regions, which will be regulated by a separate law. A failure to carry out the constitutional reforms envisaged by the Minsk Protocol may have a negative impact on the Ukrainian economy and the Group’s business.

Recession in Ukraine’s economy might have negative effects on the Group’s business

The political and geopolitical events discussed above have had a severe negative impact on Ukraine’s economy. Industrial production declined by 10.7% in 2014 (4.7% in 2013). The machine building industry declined by 21.3% in 2014 (13.2% in 2013), the metallurgy industry by 14.5% (5.3% in 2013) and the chemical industry by 10.6% (21.5% in 2013). Industrial output declined 36% in Donetsk and 59% in the Luhansk region in 2014. During the nine month period from January to September 2015, industrial production in Ukraine decreased by 16.6% period on period.

The total value of construction activities in Ukraine decreased by 21.7% in 2014. During January to September 2015, construction in Ukraine decreased by 22.8% on a period on period basis. Retail trade declined by 8.6% in 2014. During January to October 2015, retail trade in Ukraine decreased by 21.7% on a period on period basis. Agricultural output increased by 2.8% in 2014 and by 13.7% in 2013. However, during January to October 2015 agricultural output decreased by 4.4% period on period.

In 2012 the GDP of Ukraine increased by 0.2% and in 2013 GDP remained substantially flat. In 2014, it contracted by 6.8% as compared to the previous year. During the first three quarters of 2015, the GDP of Ukraine declined by 12.6% compared to the same period in 2014. In the third quarter of 2015, the GDP of Ukraine increased by 0.7% compared to the second quarter of 2015.

Exports form a large part of the GDP of Ukraine (accounting for 50.9%, 46.9% and 49.2% of GDP in 2012, 2013 and 2014, respectively). In 2014, the export of steel and metals from Ukraine decreased by 13.1% (7% in 2013), machines and equipment by 17.1% (0.7% in 2013), chemical products by 23.8% (14.5% in 2013) and mineral products by 15.1% (2.0% in 2013). Total exports of goods and services from Ukraine decreased by 13.5% in 2014 (8% in 2013), while imports decreased by 28.2% (9.1% in 2013). During January to September 2015, the decrease in exports of goods and services reached 32.5% on a period on period basis and the decrease in imports of goods and services reached 32.1% on a period on period basis. The deterioration of the Ukrainian economy could have negative effects on the Group’s business.

Investments in Ukraine are subject to a number of other risks as described in the 2017 Offering Memorandum, including (amongst others):

•	Ukraine’s developing legal system creates risks and uncertainties for noteholders in Ukraine and for participants in the Ukrainian economy;
•	Official economic data and third-party information in this Explanatory Statement may not be reliable;
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•	Ukraine’s physical infrastructure is in poor condition, which may lead to disruptions in the Group’s business or an increase in its costs;
•	Ukraine may not be able to maintain access to foreign trade and investment;
•	Corruption and money laundering may have an adverse effect on the Ukrainian economy;
•	The judiciary’s lack of independence and overall experience, difficulty in enforcing court decisions and governmental discretion in enforcing claims could prevent the Company or Noteholders from obtaining effective redress in court proceedings;
•	Ukraine’s competition legislation is complex, often uncertain and its application may be inconsistent; and
•	Disclosure and reporting requirements and fiduciary duties remain less developed than those of more developed countries.

Risks Relating to the Notes

The conditions of the Notes provide significant flexibility for value to leave the Company through the making of investments and charitable and sponsorship payments, including to affiliated entities

The Group has in the past made, and expects to continue to make charity and sponsorship payments. In 2011, the Company’s aggregate sponsorship and other charitable payments were U.S.$50 million, including U.S.$15 million paid to related parties in the form of non-refundable financial assistance. In 2012, the Group’s aggregate sponsorship and other charitable payments were U.S.$42 million, of which U.S.$20 million was paid to related parties in the form of non-refundable financial assistance. In 2013, 2014 and the nine months ended 30 September 2015, the Group’s aggregate sponsorship and other charitable payments were U.S.$15 million, U.S.$39 million and U.S.$8 million respectively, some of which was paid to related parties. The conditions of the Notes do not limit the amount of such payments. The making of investments and sponsorship and charity payments will result in value leaving the Group which would otherwise be available to the Company to service its obligations under the Notes and meet its other obligations. See Conditions 3.2 and 3.3 of the 2016 Notes, Conditions 4(c) and 4(d) of the 2017 Notes and Conditions 4(b) and 4(c) of the 2018 Notes.

Certain insolvency events that would be events of default under other financing instruments to which the Company is party are not Events of Default under the conditions of the Notes

The Events of Default (as defined in Condition 8 of the 2016 Notes, Condition 10 of the 2017 Notes and Condition 10 of the 2018 Notes) in respect of the Notes contain certain provisions that provide the Company with greater flexibility than it has under its other financing arrangements. Certain facilities the Company has entered into, including the U.S.$1 billion syndicated loan facility arranged by Deutsche Bank AG in 2011, provide that any action taken by any person or any legal proceedings commenced or any other steps taken (including the presentation of a petition or the filing or service of a notice) for the insolvency of the borrower or the surety providers thereunder will constitute an event of default. These facilities also do not contain any grace period during which the Company may seek the dismissal of such proceedings. Accordingly, if a petition in bankruptcy were to be filed with respect to the Company, any Guarantor or any Material Subsidiary, this could constitute an event of default under certain financing instruments entered into by the Company but not under the terms of the Notes. If this were to occur, amounts outstanding under those financing instruments would become immediately due and payable while amounts outstanding under the Notes would not be declared immediately due and payable until the commencement of bankruptcy proceedings, which could be a later date than the filing of a petition in bankruptcy.

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The Company is a holding company and is completely dependent on cash flow from its operating subsidiaries to service its indebtedness, including the Notes

The Company is a holding company, and its primary assets consist of its shares in its subsidiaries and cash in its bank accounts. The Company has no revenue generating operations of its own, and therefore the Company’s cash flow and ability to service its indebtedness, including the Notes, will depend primarily on the operating performance and financial condition of its operating subsidiaries and the receipt by the Company of funds from such subsidiaries in the form of interest payments, dividends or otherwise. The operating performance and financial condition of the Company’s operating subsidiaries and the ability of such subsidiaries to provide funds to the Company by way of interest payments, dividends or otherwise will in turn depend, to some extent, on general economics, financial, competitive, market and other factors, many of which are beyond the Company’s control. The Company’s operating subsidiaries may not generate income and cash flow sufficient to enable the Company to meet the payment obligations on the Notes. As at the date of this Explanatory Statement, the NBU has restricted cross-border payments of dividends by Ukrainian companies until and including 4 March 2016. Furthermore, there can be no assurance that the currency control regulations currently in place will not be extended or expanded in a manner that would further prevent the Company’s subsidiaries from providing funds to the Company.

The terms of other agreements to which the Company and its subsidiaries may be or may become subject may restrict the ability of its subsidiaries to provide funds to the Company. In addition, the Company and its subsidiaries may incur other debts in the future that may contain financial or other covenants more restrictive than those contained in the Trust Deed governing the Notes.

If the Company’s future cash flows from operations and other capital resources are insufficient for the Company to pay its obligations as they mature or to fund liquidity needs of the Company and its subsidiaries, the Company and its subsidiaries may be forced, among other things, to: reduce or delay business activities and capital expenditure; sell assets; obtain additional debt or equity capital; restructure or refinance all or a portion of their debt on or before maturity; or forego opportunities such as acquisitions of other businesses.

There can be no assurance that any of these alternatives can be accomplished on a timely basis or on satisfactory terms, if at all. In addition, the terms of the Company’s and its subsidiaries’ existing and future debt, including the Notes, may limit their ability to pursue any of these alternatives.

Relevant local insolvency laws may not be as favourable to the Noteholders as other insolvency laws

In the event that any one or more of the Company, the Guarantors or any of the Company’s other subsidiaries experience financial difficulty, it is not possible to predict with certainty in which jurisdiction or jurisdictions insolvency or similar proceedings would be commenced, or the outcome of such proceedings. Prospective investors in the Notes should consult their own legal advisors with respect to such limitations and considerations.

The claims of Noteholders under the Surety Agreements may be limited under Ukrainian law in the event that one or more of the Guarantors is declared bankrupt

Ukrainian bankruptcy law may prohibit the Guarantors from making payments pursuant to the Surety Agreements or any inter-company loan agreement(s) under which a part of the proceeds may be distributed to the Ukrainian subsidiaries of the Company, including the Guarantors. Ukrainian bankruptcy law differs from the bankruptcy laws of the United Kingdom and the United States and is subject to varying interpretations. Currently, there is not enough precedent to be able to predict how claims of the Noteholders would be resolved in the event of the bankruptcy of one or more of the Guarantors. In the event of the bankruptcy of a Guarantor, the Noteholders’ claims would be treated as claims of unsecured creditors, and would be effectively subordinated to, among others, the following obligations:

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•	obligations secured on such Guarantor’s assets;
•	severance pay, employment-related obligations and payment of wages to that Guarantor’s employees;
•	expenditures associated with the conduct of the bankruptcy proceedings and work of the liquidation commission;
•	claims arising under insurance agreements;
•	obligations arising as a result of causing harm to life or health of individuals, as well as mandatory pension and social security contributions; and
•	obligations in respect of payment of taxes and other mandatory charges (including claims of the respective governmental authorities managing the state reserve fund).

In the event of the bankruptcy of one or more of the Guarantors, Ukrainian bankruptcy law may materially adversely affect their ability to make payments to Noteholders. In particular, a receiver appointed to conduct sanation (solvency restoration) proceedings in respect of a Guarantor has the power to prevent that Guarantor from performing its obligations under the Surety Agreements within three months of commencement of the sanation proceedings, on the following grounds: (i) if the receiver considers that the Guarantor would incur losses as a result of such performance; (ii) the term of the Surety Agreements is longer than one year; and/or (iii) if the receiver considers that such performance would hamper the restoration of the Guarantor’s solvency. Also, to the extent the insolvency proceedings were commenced against a Guarantor within one year since the date of the relevant Guarantee or any amendment thereof, the Guarantee or any amendment thereof may be challenged or revoked in the course of liquidation proceedings in respect of the Guarantor if the court concludes, in particular, that: (i) the Guarantee was entered by the Guarantor without any relevant consideration provided by the beneficiary of the Guarantee; (ii) the Guarantee led to the Guarantor’s insolvency or to its inability, in full or in part, to discharge its payment obligations towards another creditor; or (iii) the Guarantor made a payment under the Guarantee on a day when the total claims of its creditors exceeded the value of its assets.

Furthermore, any Guarantors that fall under the definition of “a business entity that has social or other value, or special status” under Ukrainian bankruptcy legislation may be subjected to a special bankruptcy procedure, whereby additional claims may have priority over the claims of the Noteholders, and the relevant municipal and/or state authorities would be entitled to intervene in the bankruptcy proceedings, which may be delayed as a result.

To the extent a new Guarantor is added in another jurisdiction, there may be restrictions under the laws of that jurisdiction on enforceability of the Guarantee. Enforcement of each Guarantee would be subject to certain generally available defences. Local laws and defences may vary, and may include those that relate to corporate benefit (ultra vires), fraudulent conveyance or transfer (action pauliana), voidable preference, financial assistance, corporate purpose, liability in tort, subordination and capital maintenance or similar laws and concepts. They may also include regulations or defences which affect the rights of creditors generally.

The validity of the Surety Agreements could be challenged

The Surety Agreements create a suretyship (in Ukrainian, poruka) for the purposes of Ukrainian law. From the standpoint of Ukrainian law, a suretyship is an ancillary undertaking in relation to the underlying obligations of the Notes and the Trust Deed and, therefore, if those obligations are invalid, the suretyship under the Surety Agreements will also be invalid under Ukrainian law. Furthermore, if the underlying obligations are amended so as to increase the scope of responsibility of the provider of the suretyship or are assigned, the prior consent of the provider of the suretyship must be obtained to ensure the continued validity of the suretyship under the Surety Agreements. For the avoidance of doubt, the obligations of the providers of suretyships under the Surety Agreements shall not constitute a guarantee obligation (in Ukrainian, guarantiya) as that term is interpreted under Ukrainian law.

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Under the Law of Ukraine “On Financial Services and the State Regulation of the Markets of Financial Services” dated 12 July 2001, suretyships are considered “financial services”, which may only be rendered by a duly licensed bank or other financial institution or, as an exception, by a non-financial institution when expressly permitted by a law of Ukraine or the National Commission of Ukraine on the Regulation of the Markets of Financial Services (the Financial Services Commission). Although the Financial Services Commission’s regulations permit non-financial institutions to issue suretyships, such permission is subject to compliance by the provider of a suretyship with anti-money laundering requirements and procedures. Ukrainian companies often conclude suretyship agreements, and neither the Financial Services Commission nor Ukrainian courts have as yet recognised such practice as invalid. As a result, to the extent that the provider of a suretyship is deemed to fail to comply with such requirements and procedures, it may be regarded as lacking capacity to enter into and/or to perform under the Surety Agreement. However, we are unaware of any established practice of the Ukrainian courts whereby suretyship agreements such as the Surety Agreements would be declared invalid specifically for the reason of the provider of the suretyship failing to comply with any requirements or procedures of the anti-money laundering legislation.

Ukrainian currency control regulations may impact the Guarantors’ ability to make payments under the Guarantees

The NBU is empowered to establish policies for and to regulate currency operations in Ukraine and has the power to establish restrictions on currency operations and repatriation. Ukrainian currency controls and practice are subject to change, with the NBU exercising considerable autonomy in interpretation and practice.

Although no licence from the NBU or other Ukrainian state authority was required for any Guarantor to enter into the Surety Agreements, or for the Guarantee to be valid and legally binding, each Guarantor would need to obtain an individual licence (a Cross-Border Payment Licence) from the NBU in order to make cross-border payments pursuant to the Guarantee. However, the NBU does not issue Cross-Border Payment Licences in advance or for contingent payments when the amount and date of a cross-border payment are not known. The Company believes that each Guarantor will be in a position to obtain a Cross-Border Payment Licence from the NBU if and when required under the terms of the Guarantee and the applicable legislation.

As a contingency measure aimed at the stabilisation of the Ukrainian currency market, the NBU temporarily, until 4 March 2016, prohibited the carrying out of payments by Ukrainian residents pursuant to Cross-Border Payment Licences in an amount exceeding U.S.$ 50,000 per month. There can be no assurance that that this temporary prohibition will not be extended and will not be in effect at the time a Guarantor is required to make a payment under the Guarantee. This prohibition does not apply to payments by a Ukrainian resident from its bank account outside of Ukraine on the basis of an individual licence of the NBU for the placement of foreign currency funds in such bank account. However, none of the Guarantors possess such a licence and it is uncertain whether the Guarantors may apply or would receive such a licence, as there is no guidance or practice of applications for or issuance of such licences for payments under suretyship agreements, such as the Surety Agreements.

If the requisite Cross-Border Payment Licence is not granted for any reason, the Guarantees would still remain valid and enforceable, and a Guarantor should be permitted to make cross-border payments thereunder pursuant to an appropriate order of a Ukrainian court (enforcing a foreign arbitral award or adopted as a result of review of the merits of the dispute) which expressly requires the Guarantor to make such cross border payment. However, there is no court practice to confirm this position.

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The ability of the Guarantors to make cross border payments under the Surety Agreements may be further impeded by Ukrainian currency control regulations restricting a Ukrainian resident entity’s ability to purchase or borrow foreign currency in order to make payments under a suretyship issued with respect to obligations of a foreign debtor, such as the Company. It is uncertain whether a Guarantor may purchase foreign currency funds on the basis of a Cross-Border Payment Licence obtained by it for the purpose of making a payment under its Guarantee. Accordingly, unless such regulations are amended accordingly by the date of the payment, each Guarantor would need to use its otherwise available foreign currency funds (such as proceeds from foreign trade operations). However, the amount of own foreign currency funds available to a Guarantor for making such payments may be limited due to the requirement for the compulsory sale of a portion of foreign currency proceeds of Ukrainian exporters, which is in effect until 4 March 2016 and which may be further extended by the NBU in its discretion.

Ukrainian currency control regulations require that, prior to the making of any payment under the Surety Agreements, the Guarantor would need to obtain the “documents confirming that the principal debtor has in fact failed to discharge the obligations which are secured” by the Surety Agreements.  Although Ukrainian legislation provides no guidance as to what such documents should be, it would be fair to assume that this requirement should be deemed satisfied if the Guarantor were to obtain a default notice and/or a payment demand from the Trustee under the Surety Agreements.

The Notes are subject to a number of other risks as described in the 2017 Offering Memorandum, including (amongst others):

•	The proportion of consolidated Adjusted EBITDA and net assets contributed by the Guarantors could decrease in the future and could become significantly less than the proportion currently contributed;
•	The Group is permitted under the conditions of the Notes to incur a significant amount of additional indebtedness at the level of Non-Guarantor Subsidiaries and on a secured basis. Payments under the Notes will be structurally subordinated to indebtedness incurred at the level of Non-Guarantor Subsidiaries and will be effectively subordinated to secured Indebtedness of the Company and the Subsidiaries;
•	The gross-up obligation under the conditions of the Notes and the Surety Agreements may not be enforceable;
•	Payments under the Surety Agreements may be subject to withholding tax and an investor may not be able to obtain relief under a double tax treaty if a tax residency certificate is not provided to the Guarantors before the payment;
•	Foreign judgments may not be enforceable against the Company;
•	Foreign judgments may not be enforceable against the Guarantors;
•	The Company is not required to pay any additional amounts on account of withholding pursuant to the EU Savings Directive;
•	Any sale, purchase or exchange of Notes may become subject to the European Union Financial Transaction Tax;
•	As the Global Note Certificates are held by or on behalf of Euroclear, Clearstream, Luxembourg and DTC, investors will have to rely on their procedures for transfer, payment and communication with the Company and/or the Guarantors; and
•	The trading prices of emerging market debt are subject to substantial volatility.
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Appendix 1

Definitions and Interpretation

In this Explanatory Statement, unless inconsistent with the subject or context, the following expressions shall have the following meanings:

2016 Notes has the meaning given to that term in Clause 1.1 of the Scheme.

2016 Notes Consent Solicitation means the consent solicitation to holders of the 2016 Notes (whose maturity date was, at the time, 20 May 2015) dated 7 May 2015.

2017 Notes has the meaning given to that term in Clause 1.1 of the Scheme.

2017 Notes Consent Solicitation means the consent solicitation to holders of the 2017 Notes dated 7 May 2015.

2017 Offering Memorandum has the meaning given to that term in Part E – Risk Factors of this Explanatory Statement.

2018 Notes has the meaning given to that term in Clause 1.1 of the Scheme.

2018 Notes Consent Solicitation means the consent solicitation to holders of the 2018 Notes dated 7 May 2015.

Account Holder means any person recorded directly in the records of a Clearing System as holding an interest in any Notes in an account with the relevant Clearing System either for its own account or on behalf of its client, including, for the avoidance of doubt, any DTC Participant.

Account Holder Letter means the account holder letter substantially in the form set out in Appendix 3 (Form of Account Holder Letter) of this Explanatory Statement.

Additional Scheme Consideration has the meaning given to that term in the Scheme.

Adjusted EBITDA means profits before income tax, financial income and costs, depreciation and amortization, impairment and devaluation of property, plant and equipment, foreign exchange gains and losses (starting 1 January 2015), sponsorship and other charity payments, share of results of associates and other expenses that the management considers non-core, plus the share in EBITDA of joint ventures.

Adviser Released Party has the meaning given to that term in Schedule 2 (Form of Deed of Waiver and Release) of the Scheme.

Avdiivka Coke means Public Joint Stock Company Avdiivka Coke Plant (Ukraine), otherwise known as Public Joint Stock Company Avdeevskiy Coke-Processing Works.

Azovstal means Public Joint Stock Company Azovstal Iron & Steel Works (Ukraine), otherwise known as Azovstal Iron and Steel Works.

Belgorodmetallosnab means Closed Joint-Stock Company Belgorodmetallosnab (Russian Federation), otherwise known as Locked Joint-Stock Company Belgorodmetallosnab.

Business Day means a day which is a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealings in foreign exchange and foreign currency deposits) in Kyiv, Amsterdam, London and New York City.

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Central GOK means Public Joint Stock Company Central Iron Ore Enrichment Works (Ukraine), otherwise known as Centralny GOK Public Joint Stock Company and Public Joint Stock Company Central Mining-Dressing Integrated Works.

Chairman means the chairman appointed by the court to act as chairman of the Scheme Meeting and to report the result of the Scheme Meeting to the court.

Clearing Systems has the meaning given to that term in Clause 1.1 of the Scheme.

Clearstream, Luxembourg means Clearstream Banking, société anonyme, Luxembourg.

Common Depositaries has the meaning given to that term in the Scheme.

Companies Act means the Companies Act 2006.

Company means Metinvest B.V., incorporated in the Netherlands as a private limited company (besloten vennootschap met beperkte aansprakelijheid) with trade register number 24321697 on 21 May 2001.

Consent Solicitations means the 2016 Notes Consent Solicitation, the 2017 Notes Consent Solicitation and the 2018 Notes Consent Solicitation.

Court means the High Court of Justice of England and Wales.

Custody Instruction Deadline means, with respect to any Notes held through Euroclear or Clearstream, Luxembourg, 5 p.m. (London time) on 22 January 2016.

Custody Instructions means, with respect to any Notes held through Euroclear or Clearstream, Luxembourg, instructions given by any relevant Account Holder to the relevant Clearing System in which any relevant Notes are held instructing that Clearing System to block those Notes in accordance with the instructions contained in this Explanatory Statement.

Custody Instruction Reference Number means, with respect to any Notes held through Euroclear or Clearstream, Luxembourg, a reference number provided by the relevant Clearing System to an Account Holder which has delivered Custody Instructions to that Clearing System, confirming that the blocking instructions contained in those Custody Instructions have been complied with by that Clearing System.

Declared Default has the meaning given to that term in Clause 1.1 of the Scheme.

Deed of Waiver and Release has the meaning given to that term in Clause 1.1 of the Scheme.

Deloitte means Deloitte LLP.

Determination Date has the meaning given to that term in paragraph 5 of Schedule 1 (Scheme Undertakings) to the Scheme.

Donetsk Coke means Public Joint Stock Company Donetsk Coke Plant (Ukraine), otherwise known as Donetskkoks.

DTC means The Depository Trust Company.

DTC Participant has the meaning given to that term in Clause 1.1 of the Scheme.

Early Termination Date has the meaning given to that term in Clause 21 of the Scheme.

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ECA Facility means a loan agreement with Deutsche Bank AG covered by insurance by Euler Hermes Export Credit Agency for an initial aggregate amount of €24,640,000.

Eligible Institution means a recognised participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchanges Medallion Program.

Euroclear means Euroclear Bank S.A./N.V. as operator of the Euroclear clearing system.

Event of Default has the meaning given to that term in the terms and conditions of the 2016 Notes, the 2017 Notes or the 2018 Notes, as applicable.

Explanatory Statement has the meaning given to that term on page 1 of this Explanatory Statement.

Extraordinary Resolution has the meaning given to that term in the terms and conditions of the relevant Notes.

Ferriera Valsider means Ferriera Valsider S.P.A. (Italy).

Form of Sub-Proxy means the form of sub-proxy to be provided by a DTC Participant to the Information Agent on behalf of a Noteholder with an interest in the Notes held in DTC, as set out in Section 1 (Form of Sub-Proxy) of Part 3 (Voting in respect of Notes held in DTC) of the Account Holder Letter.

FSMA has the meaning given to that term on page 1 of this Explanatory Statement.

GDP means gross domestic product.

Global Note Certificate means each of the Rule 144 Global Certificate and the Regulation S Global Certificate (including any replacement for the Global Note Certificates issued pursuant to the terms and conditions of the Notes).

Global Notes has the meaning given to that term in Recital (C) of the Scheme.

Group means the Company and its Subsidiaries.

Guarantee has the meaning given to that term in the terms and conditions of the 2016 Notes, the 2017 Notes or the 2018 Notes, as applicable.

Guarantor has the meaning given to that term in the terms and conditions of the 2016 Notes, the 2017 Notes or the 2018 Notes, as applicable.

Indebtedness has the meaning given to that term in the terms and conditions of the 2016 Notes, the 2017 Notes or the 2018 Notes, as applicable has the meaning given to that term in the Scheme.

Ingulets GOK means Public Joint Stock Company Ingulets Iron Ore Enrichment Works (Ukraine), otherwise known as Public Joint Stock Company Ingulets’kyi Ore Mining and Processing Enterprise.

Ilyich I&SW means Public Joint Stock Company Ilyich Iron and Steel Works of Mariupol (Ukraine), otherwise known as MMK Illycha.

Incurrence has the meaning given to that term in the terms and conditions of the 2016 Notes, the 2017 Notes or the 2018 Notes, as applicable.

Information Agent means Lucid Issuer Services Limited.

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Inkor Chemicals means Limited Liability Company Scientific & Manufacturing Association Inkor & Co (Ukraine), otherwise known as Inkor & Co Chemical Company.

Interest Trust Account has the meaning given to that term in Clause 1.1 of the Scheme.

Intermediary means any person holding an interest at the Record Date in any Notes, on behalf of another person or others persons and not holding that interest as an Account Holder.

Intra-group Facilities has the meaning given to that term in Clause 1.1 of the Scheme.

Khartsyzk Pipe means Public Joint Stock Company Khartsyzsk Pipe Plant (Ukraine), otherwise known as Public Joint Stock Company Khartsyzsk Tube Works.

Komsomolske Flux Plant means Private Joint Stock Company Komsomolske Flux Plant (Ukraine).

KRIOW means Public Joint Stock Company Krivoj Rog’s Iron-Ore Combine (Ukraine), otherwise known as Public Joint Stock Company Kryvyi Rih Iron Ore Works, a company organised and existing under the laws of Ukraine, identification code 00191307, whose registered office is at 1A Simbirtseva Street, Kryvyi Rih, Dnipropetrovsk Region, 50029 Ukraine.

Krasnodon Coal means Public Joint Stock Company Krasnodon Coal Company (Ukraine), otherwise known as Public Joint Stock Company Krasnodonvugillya.

Liability or Liabilities has the meaning given to that term in Clause 1.1 of the Scheme.

Longstop Date has the meaning given to that term in Clause 1.1 of the Scheme.

Majority Noteholder Request Notice has the meaning given to that term in Clause 1.1 of the Scheme.

Makiivka Steel means Private Joint Stock Company Makiivka Iron and Steel Works (Ukraine), otherwise known as Makiivka Iron and Steel Works.

Material Subsidiary has the meaning given to that term in the terms and conditions of the 2016 Notes, the 2017 Notes or the 2018 Notes, as applicable.

Metal Expert means a metals and mining market research product provided by Metal Courier Information Agency.

Metalen means Ukraine-Switzerland Joint Venture Limited Liability Company Metalen.

Metinvest Distribution means Limited Liability Company Metinvest Distributsiya (Belarus), otherwise known as Metinvest Distribution.

Metinvest Eurasia means Limited Liability Company Metinvest Eurasia (Russian Federation).

Metinvest Holding LLC means Limited Liability Company Metinvest Holding.

Metinvest International means Metinvest International S.A. (Switzerland).

Metinvest-Resource means Limited Liability Company Metinvest-Resource (Ukraine).

Metinvest-Shipping means Limited Liability Company Metinvest-Shipping (Ukraine).

Metinvest-SMC means Limited Liability Company Metinvest-SMC.

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Metinvest Trametal means Metinvest Trametal S.P.A. (Italy).

Metinvest Ukraine means Limited Liability Company Metinvest Ukraine.

Metinvest US means Metinvest U.S., Inc.

MISA Loan means the short term borrowings from Metinvest International to the Company advanced between September 2014 and January 2015, of an outstanding aggregate amount of U.S.$235 million.

Monthly Report has the meaning given to that term in paragraph 2 of Schedule 1 (Scheme Undertakings) to the Scheme.

Moratorium Period has the meaning given to that term in the Scheme.

NBU means the National Bank of Ukraine.

New Facility has the meaning given to that term on page 24 of this Explanatory Statement.

New Notes has the meaning given to that term on page 23 of this Explanatory Statement.

New PXF Facility has the meaning given to that term on page 24 of this Explanatory Statement.

Northern GOK means Public Joint Stock Company Northern Iron Ore Combining Works (Ukraine), otherwise known as Public Joint Stock Company Severniy GOK (Ukraine) and Northern Iron Ore Enrichment Works and Joint Stock Company SevGOK.

Noteholder Committee Advisers means Linklaters LLP, PJT Partners (UK) Limited and The Blackstone Group International Partners LLP.

Noteholder Committee has the meaning given to that term in Clause 1.1 of the Scheme.

Noteholder has the meaning given to that term in Clause 1.1 of the Scheme.

Notes means the 2016 Notes, the 2017 Notes and the 2018 Notes.

Omnibus Proxy means an omnibus proxy pursuant to which Cede & Co. is expected to appoint those Account Holders shown in the records of Cede & Co./DTC as holding an interest in the Notes held in DTC as its proxies in respect of the Recorded Principal Amount shown on its records as being held by such Account Holders on the Record Date.

Practice Statement Letter means the practice statement letter issued by the Company in relation to the Scheme on 24 December 2015.

Principal Trust Account has the meaning given to that term in Clause 1.1 of the Scheme.

Proceeding has the meaning given to that term in Clause 1.1 of the Scheme.

Promet Steel means Joint Stock Company Promet Steel (Bulgaria), otherwise known as Promet Steel of Metinvest.

Prospectus Directive means Directive 2003/71/EC as amended (which includes the amendments made by Directive 2010/73/EU to the extent that such amendments have been implemented in a relevant member state of the European Economic Area).

PXF Co-ordinating Committee means the co-ordinating committee of PXF Lenders.

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PXF Facilities has the meaning given to that term in Clause 1.1 of the Scheme.

PXF Facility Suretyshipshas the meaning given to that term in Clause 1.1 of the Scheme.

PXF Lenders has the meaning given to that term in Clause 1.1 of the Scheme.

PXF Standstill means the contractual standstill arrangement dated 1 December 2015 between the company and certain PXF Lenders.

Record Date means 5 p.m. (New York time) on 22 January 2016.

Recorded Principal Amount means, in respect of any Notes held by an Account Holder through DTC, the principal amount of those Notes shown in the records of Cede & Co./DTC as being held by that Account Holder as at the Record Date.

Restricted Payment has the meaning given to that term in the terms and conditions of the 2016 Notes, the 2017 Notes or the 2018 Notes, as applicable.

Registrar of Companies means the Registrar of Companies of England and Wales.

Released Parties has the meaning given to that term in Schedule 2 (Form of Deed of Waiver and Release) to the Scheme.

Restructuring means a restructuring of the Company’s obligations to its creditors (including the holders of the Notes and the PXF Lenders).

Scheme means the scheme of arrangement in respect of the Company under Part 26 of the Companies Act in the form set out in Part D (The Scheme) of this Explanatory Statement (with or subject to any modification, addition or condition approved or imposed by the Court or approved in accordance with the terms of the Scheme).

Scheme Claim has the meaning given to that term in Clause 1.1 of the Scheme.

Scheme Consideration has the meaning given to that term in Clause 1.1 of the Scheme.

Scheme Creditor has the meaning given to that term in the Scheme.

Scheme Effective Date has the meaning given to that term in Clause 1.1 of the Scheme.

Scheme Meeting means the meeting of the Scheme Creditors to vote on the Scheme convened pursuant to an order of the Court (and any adjournment of such meeting), anticipated to be held at 10 a.m. (London time) on 27 January 2016.

Scheme Sanction Hearing means the hearing of the Court for the purpose of sanctioning the Scheme pursuant to the order of the Court under Section 899 of the Companies Act, anticipated to be held on 29 January 2016.

Scheme Settlement Date has the meaning given to that term in Clause 1.1 of the Scheme.

Scheme Undertaking means an undertaking set out in Schedule 1 (Scheme Undertakings) to the Scheme.

Scheme Website means http://www.lucid-is.com/metinvest.

SCM means Private Joint Stock Company System Capital Management (Ukraine).

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SCM Cyprus means SCM (System Capital Management) Limited (Cyprus).

SCM Group means SCM, SCM Cyprus, SCM Holdings and their consolidated subsidiaries at the relevant time.

SCM Holdings means SCM Holding Limited (Cyprus).

Seller Notes means the seller notes issued on 30 April 2009 by UCC and Metinvest U.S., Inc. in connection with the acquisition by Metinvest U.S., Inc. of UCC which accrue interest at the rate of 7 per cent. per annum (as amended and restated on 10 January 2015).

Settlement Date has the meaning given to that term in Clause 1.1 of the Scheme.

Shareholder Loans means the loans under the facility agreement between Rainwell Limited and the Company dated 3 April 2014 and the facility agreement between Eltrano Investments Ltd and the Company dated 3 April 2014.

SMART means the group of companies controlled directly or indirectly by Mr. Vadym Novynskyi as of the date hereof.

Southern GOK means Public Joint Stock Company “Yuzhniy GOK” (Ukraine).

Spartan UK means Spartan UK Limited (United Kingdom).

Sub-Proxy means any Form of Sub-Proxy delivered by a DTC Participant to the Information Agent in respect of the Notes held through DTC in the form set out at Section 1 (Form of Sub-Proxy) of Part 3 (Voting in respect of Notes held in DTC) of the Account Holder Letter.

Surety Agreement has the meaning given to that term in the terms and conditions of the 2016 Notes, the 2017 Notes or the 2018 Notes, as applicable.

Subsidiaries has the meaning given to that term in the terms and conditions of the Notes.

Termination Date has the meaning given to that term in Clause 1.1 of the Scheme.

Trust Deed has the meaning given to that term in Clause 1.1 of the Scheme.

Trusteehas the meaning given to that term in Clause 1.1 of the Scheme.

VAT means value added tax.

Voting Instruction Deadline means 5 p.m. (London time) on 26 January 2016.

UCC means United Coal Company LLC (Virginia, United States).

Undeclared Default has the meaning given to that term in Clause 1.1 of the Scheme.

WTO means the World Trade Organisation

Yenakiieve Coke means Private Joint Stock Company Enakievskiy Koksohimprom (Ukraine), otherwise known as Yenakiieve Coke Plant.

Yenakiieve Iron and Steel Works or Yenakiieve I&SW means Public Joint Stock Company Yenakiieve Iron and Steel Works, otherwise known as Public Joint Stock Company Enakievo Metallurgical Works (Ukraine).

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Yenakiieve Steel means Yenakiieve Iron and Steel Works and Metalen and Makiivka Steel, taken together.

Zaporizhia Coke means Public Joint Stock Company Zaporizhia Coke Plant (Ukraine), otherwise known as Zaporizhkoks.

Zaporizhstal means Public Joint Stock Company Integrated Iron and Steel Works Zaporizhstal, otherwise known as Zaporizhstal Iron and Steel Works.

In this Explanatory Statement, unless the context otherwise requires or otherwise expressly provides for:

(a)	references to a person include a reference to an individual, firm, partnership, company, corporation, unincorporated body of persons or any state or state agency;
(b)	references to any person shall include references to his successors, transferees and assigns and any person deriving title under or through him;
(c)	a reference to this Explanatory Statement includes a reference to the preliminary sections and appendices of this Explanatory Statement;
(d)	references to a statute, statutory provision or regulatory rule or guidance include references to the same as subsequently modified, amended or re-enacted from time to time;
(e)	references to an agreement, deed or document shall be deemed also to refer to such agreement, deed or document as amended, supplemented, restated, verified, replaced and/or novated (in whole or in part) from time to time and to any agreement, deed or document executed pursuant thereto;
(f)	the singular includes the plural and vice versa and words importing one gender shall include all genders;
(g)	references to “including” shall be construed as references to “including without limitation” and “include”, “includes” and “included” shall be construed accordingly;
(h)	references to a period of days shall include Saturdays, Sundays and public holidays and where the date which is the final day of a period of days is not a Business Day, that date will be adjusted so that it is the first following day which is a Business Day;
(i)	references to “U.S.” and “United States” are to the United States of America;
(j)	references to “U.S. dollar”, to “U.S.$” or to “$” are references to the lawful currency from time to time of the Unites States of America;
(k)	references to the “UK” and “United Kingdom” are to the United Kingdom of Great Britain and Northern Ireland;
(l)	references to “Sterling”, “sterling”, or to “£” are references to the lawful currency from time to time of the United Kingdom;
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(m)	references to the “EU” are to the European Union and its member states as at the relevant time;
(n)	references to “Euro”, “euro”, or to “€” are references to the lawful currency from time to time of the member states of the European Community that adopt or have adopted the euro as their lawful currency under the legislation of the European Community for Economic and Monetary Union; and
(o)	references to the “CIS” are to the following countries that formerly comprised part of the Union of Soviet Socialist Republics and that are now members of the Commonwealth of Independent States: Armenia, Azerbaijan, Belarus, Kazakhstan, Kyrgyzstan, Moldova, the Russian Federation, Tajikistan, Ukraine and Uzbekistan;
(p)	references to ” Hryvnia”, ” hryvnia” or to “UAH” are references to the lawful currency from time to time of Ukraine; and
(q)	references to time shall be to London time (Greenwich Mean Time or British Summer Time, as appropriate).
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Appendix 2

Instructions and Guidance for Scheme Creditors and any Person with an Interest in the Notes

THIS APPENDIX SETS OUT INSTRUCTIONS AND GUIDANCE FOR VOTING AT THE SCHEME MEETING AND CERTAIN ADDITIONAL MATTERS.

ALL SCHEME CREDITORS AND ANY PERSON WITH AN INTEREST IN THE NOTES ARE REQUESTED TO READ:

(1)	THE GENERAL GUIDANCE IN SECTION 1 OF THIS APPENDIX; AND

(2)	THE GUIDANCE ON VOTING PROCEDURES AT THE SCHEME MEETING WITH RESPECT TO ALL NOTES IN SECTION 2 OF THIS APPENDIX.

SECTION 1 – GENERAL GUIDANCE

SCHEME MEETING

1.	Before the Scheme can become effective and binding on the Company and the Scheme Creditors, a resolution to approve it must be passed by the Scheme Creditors by the requisite majority required by section 899 of the Companies Act 2006. The requisite majority is a majority in number representing at least 75% in value of the Scheme Creditors who, being so entitled, are present in person, by a duly authorised representative if a corporation, or by proxy and vote at the Scheme Meeting. The Scheme Meeting has been ordered by the Court to be summoned to take place on 27 January 2016 at 10 a.m. (London time).

2.	Formal notice of the Scheme Meeting is set out in Appendix 4 (Notice of Scheme Meeting) of this Explanatory Statement.

3.	If the Scheme Creditors do not approve the Scheme at the Scheme Meeting, then the Company will be unable to implement the Scheme.

4.	The relevant Scheme Creditors for the purposes of voting on the Scheme at the Scheme Meeting are the Noteholders. To avoid double counting in respect of the Scheme Claims, each of the Trustees has confirmed that it will not exercise any voting rights to which it may be entitled as a Scheme Creditor and each of the Common Depositaries (other than Cede & Co.) have confirmed in writing that it has not been requested to vote by the relevant Clearing Systems. The voting procedure for Notes held through DTC will be based on Cede & Co., in its capacity as nominee of DTC, in accordance with its usual procedures, appointing the DTC Participants as its proxies under the Omnibus Proxy in respect of the principal amount of the Notes shown on its records as being held by them as at the Record Date, being 5 p.m. (New York time) on 22 January 2016.

DEADLINE FOR VOTING AT THE SCHEME MEETING

5.	Voting will take place at the Scheme Meeting by Noteholders appearing in person, by a duly authorised representative or by proxy as explained in more detail in section 2 (Voting) below.
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VOTING

Notes held in Euroclear or Clearstream, Luxembourg

6.	As explained in more detail in section 2 (Voting) below, each Noteholder must ensure that its Account Holder completes and submits to the Information Agent a valid Account Holder Letter in order to vote at the Scheme Meeting. Account Holder Letters for the purpose of voting must be submitted to the Information Agent before the Voting Instruction Deadline, being 5 p.m. (London time) on 26 January 2016.

7.	A valid Account Holder Letter for the purposes of voting in respect of Notes held in Euroclear or Clearstream, Luxembourg means an Account Holder Letter which has been signed by an Account Holder duly authorised by a Noteholder and in respect of which Parts 1 (Noteholder Details), 2 (Voting in respect of Notes held in Euroclear or Clearstream, Luxembourg) and 4 (Execution of Account Holder Letter) of the Account Holder Letter has been completed, including all confirmations required to be given by the Account Holder.

8.	Failure to deliver a valid Account Holder Letter on behalf of a Noteholder by the Voting Instruction Deadline will mean that the voting instructions contained in that Account Holder Letter will be disregarded for the purposes of voting at the Scheme Meeting and the relevant Noteholder will not be entitled to vote at the Scheme Meeting.

Notes held in DTC

9.	As explained in more detail in section 2 (Voting) below, each Noteholder must ensure that its DTC Participant completes and submits to the Information Agent a valid Account Holder Letter and a Sub-Proxy in order to vote at the Scheme Meeting. For the purpose of voting, Account Holder Letters and Sub-Proxies must be submitted to the Information Agent before the Voting Instruction Deadline, being 5 p.m. (London time) on 26 January 2016.

10.	For the purposes of voting in respect of Notes held in DTC:

(a)	a Sub-Proxy in the form set out at Section 1 (Form of Sub-Proxy) of Part 3 (Voting In Respect Of Notes Held In DTC) of the Account Holder Letter must be completed and signed by the DTC Participant (and the DTC Participant’s signature must be guaranteed by an Eligible Institution);

(b)	Part 1 (Noteholder Details), Section 2 of Part 3 (DTC Participant Confirmations) and Part 4 (Execution of Account Holder Letter) of the Account Holder Letter must be completed, including all confirmations required to be given by the DTC Participant, and the Account Holder Letter signed by the DTC Participant, and the signed Account Holder Letter and Sub-Proxy must both be delivered to the Information Agent by the DTC Participant by the Voting Instruction Deadline.

11.	Failure to deliver a valid Account Holder Letter and a Sub-Proxy on behalf of a Noteholder by the Voting Instruction Deadline will mean that the voting instructions contained in the Sub-Proxy will be disregarded for the purposes of voting at the Scheme Meeting and the relevant Noteholder will not be entitled to vote at the Scheme Meeting.

All Notes

12.	Notwithstanding any other provision of this Explanatory Statement, the Chairman will be entitled, at the sole discretion of the Chairman, to permit a Noteholder in respect of which a completed Account Holder Letter has not been delivered prior to the Voting Instruction Deadline to vote at the Scheme Meeting if the Chairman considers that the relevant Noteholder has produced sufficient proof that it is a Scheme Creditor.
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ASSESSMENT OF SCHEME CLAIMS FOR VOTING PURPOSES

13.	The amount of the Scheme Claims of each Noteholder which submits a valid Account Holder Letter in respect of the Notes will be calculated as at the Record Date based on information confidentially provided to the Company by the Information Agent. This information will be used by the Chairman to determine whether the Scheme is approved at the Scheme Meeting. Accordingly, Noteholders do not need to take any action in respect of confirming the amount of their Scheme Claims other than providing the details requested in the Account Holder Letter.
14.	Only those Noteholders which are Scheme Creditors as at the Record Date are entitled to attend and vote at the Scheme Meeting in accordance with the procedures set out in more detail below.
15.	The assessment of Scheme Claims for voting purposes shall be carried out by the Chairman. The Chairman may, for voting purposes only, reject a Scheme Claim in whole or in part if he/she considers that it does not constitute a fair and reasonable assessment of the relevant sums owed to the relevant Noteholder by the Company or if the relevant Noteholder has not complied with the voting procedures described in this Explanatory Statement.
16.	The Chairman will report to the Court, at the Scheme Sanction Hearing (which it is anticipated will take place on 29 January 2016), his/her decision to reject Scheme Claims (if any), with details of those Scheme Claims and the reasons for rejection.
17.	The admission and valuation of any Scheme Claim for voting purposes does not (in itself) constitute an admission of the existence or value of the Scheme Claim and will not bind the Company or the Noteholders concerned.

TRANSFERS / ASSIGNMENTS AFTER THE RECORD DATE

18.	Under the Scheme, the Company is under no obligation to recognise any assignment or transfer of any Scheme Claim after the Record Date, provided that where the Company has received from the relevant parties in writing notice of such assignment or transfer, the Company may, in its absolute discretion and subject to such evidence as it may reasonably require, agree to recognise such assignment or transfer for the purposes of the Scheme. Any assignee or transferee of a Scheme Claim recognised under the Scheme at the discretion of the Company shall be bound by the terms of the Scheme and be a Scheme Creditor for the purposes of the Scheme.
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SECTION 2: VOTING

GENERAL

19.	Each Scheme Creditor that is a Noteholder should immediately contact its Account Holder (through any Intermediaries, if appropriate) to ensure that a valid Account Holder Letter in respect of its Scheme Claim is delivered to and received by the Information Agent.
20.	It will be the responsibility of Account Holders to obtain from the Noteholders (through any Intermediaries, if applicable) on whose behalf they are acting in accordance with the procedures established between them, whatever information or instructions they may require to identify in an Account Holder Letter the relevant Noteholder and to provide the information, instructions, confirmations and representations required to be given by the Account Holder Letter for and on behalf of the relevant Noteholder. To assist this process, each Noteholder is strongly encouraged to contact its Account Holder (through any Intermediaries, if appropriate) to enable that Account Holder to complete an Account Holder Letter and deliver such Account Holder Letter to the Information Agent before the Voting Instruction Deadline.
21.	If a person is in any doubt as to whether or not it is a Noteholder, such person should contact the Information Agent using the contact details in the Account Holder Letter set out in Appendix 3 (Form of Account Holder Letter).
22.	Noteholders may also wish to refer to the diagrams set out in the section entitled Are you a Scheme Creditor or a person with an interest in the Notes? at pages 15 to 17 above to see the relationship between Noteholders, Intermediaries and Account Holders.

Appointment of the Information Agent

23.	The Information Agent has been appointed to facilitate communications with Noteholders. The Information Agent’s remuneration and expenses, and all costs incurred by it on behalf of the Company, shall be met by the Company.

VOTING AT THE SCHEME MEETING

Voting procedures for Notes held through Euroclear or Clearstream, Luxembourg

24.	In order to vote at the Scheme Meeting, each Noteholder (through any Intermediaries, if applicable) should instruct its Account Holder to complete and sign Part 1 (Noteholder details), Part 2 (Voting in respect of Notes held in Euroclear or Clearstream, Luxembourg) and Part 4 (Execution of Account Holder Letter) of an Account Holder Letter as described below and deliver the completed and signed Account Holder Letter to the Information Agent on behalf of the Company before the Voting Instruction Deadline.

25.	Noteholders who are not Account Holders in such Clearing Systems and who wish to vote in respect of the Scheme must contact their broker, dealer, bank, custodian, trust company, other trustee, or nominee to make arrangements for:

(a)	the relevant Clearing System to block the Notes in the relevant Account Holder’s account within the time limit specified by the relevant Clearing System by no later than the Custody Instruction Deadline, being 5 p.m. (London time) on 22 January 2016; and

(b)	their Account Holder in the relevant Clearing System through which they hold the Notes to complete and deliver the Account Holder Letter by the Voting Instruction Deadline.
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26.	Notes must be blocked by no later than the Custody Instruction Deadline in accordance with the normal operating procedures imposed by the relevant Clearing Systems as summarised below. Any Notes so held and blocked in Euroclear or Clearstream, Luxembourg for this purpose shall be released to the Account Holder or the relevant Clearing System:

(a)	if the Scheme is approved at the Scheme Meeting, the Scheme Effective Date; or

(b)	if the Scheme is not approved at the Scheme Meeting, following the conclusion of the Scheme Meeting.

Procedure for blocking Notes held through Euroclear or Clearstream, Luxembourg

27.	Each Account Holder should ensure that Euroclear and/or Clearstream, Luxembourg (as the case may be) has/have received irrevocable instructions (with which it has/they have complied) to block the Notes which are the subject of an Account Holder Letter. Each Noteholder procuring the submission of an Account Holder Letter by its Account Holder should instruct its Account Holder to confirm that (and the Account Holder should ensure that) the Account Holder Letter cross references the relevant Custody Instruction Reference Number. Failure to include a valid Custody Instruction Reference Number in an Account Holder Letter delivered on behalf of a Noteholder to the Information Agent will invalidate that Account Holder Letter and the voting instructions contained in that Account Holder Letter will be disregarded for the purposes of voting at the Scheme Meeting and the relevant Noteholder will not be entitled to vote at the Scheme Meeting.
28.	Notes held in Euroclear or Clearstream, Luxembourg should be blocked in accordance with the procedures of the relevant Clearing System and the deadlines required by that Clearing System. It is the responsibility of Account Holders to ensure that they comply with any particular deadlines imposed by the Information Agent and the relevant Clearing System for blocking the Notes.
29.	Custody Instructions in respect of any Notes held in Euroclear which are the subject of an Account Holder Letter should be given to Euroclear in accordance with the deadlines specified by Euroclear and its standard practices. Euroclear will assign a Custody Instruction Reference Number in respect of each Custody Instruction and, as noted in paragraph 27 above, the Custody Instruction Reference Number must be cross referenced in the Account Holder Letter relating to the Notes in respect of which the Custody Instruction Reference Number has been obtained. This will enable the Information Agent to verify the blocking of the Notes in accordance with paragraph 31 below.
30.	Custody Instructions in respect of any Notes held in Clearstream, Luxembourg which are the subject of an Account Holder Letter should be given to Clearstream, Luxembourg in accordance with the deadlines specified by Clearstream, Luxembourg and its standard practices. Clearstream, Luxembourg will assign a Custody Instruction Reference Number in respect of each Custody Instruction and, as noted in paragraph 27 above, the Custody Instruction Reference Number must be cross referenced in the Account Holder Letter relating to the Notes in respect of which the Custody Instruction Reference Number has been obtained. This will enable the Information Agent to verify the blocking of the Notes in accordance with paragraph 31 below.
31.	The Information Agent will request the Clearing Systems to confirm to its satisfaction that the relevant Notes have been blocked with effect from or before the date of receipt by the Information Agent of an Account Holder Letter. In the event that a Clearing System fails to do so, the Information Agent may reject that Account Holder Letter. In order to give the requested confirmation for the purpose of voting, the Clearing Systems will need to have received the Custody Instructions no later than the Custody Instruction Deadline.
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32.	The Information Agent will use all reasonable endeavours to assist Noteholders to complete their Account Holder Letters validly, should it receive any Account Holder Letters which are not valid. However, failure to deliver a valid Account Holder Letter on behalf of a Noteholder to the Information Agent in the manner and within the deadlines referred to above will mean that the voting instructions contained in such Account Holder Letter will be disregarded for the purposes of voting at the Scheme Meeting and the relevant Noteholder will not be entitled to vote at the Scheme Meeting.
33.	None of the Company, the Information Agent or any other person will be responsible for any loss or liability incurred by a Noteholder as a result of any determination by the Information Agent that an Account Holder Letter contains an error or is incomplete, even if this is subsequently shown not to have been the case.

Voting procedures for Notes held through DTC

34.	In order to vote at the Scheme Meeting, each Noteholder (through any Intermediaries, if applicable) should instruct its DTC Participant to:

(a)	complete and sign a Sub-Proxy in the form set out at Section 1 (Form of Sub-Proxy) of Part 3 (Voting in respect of Notes held in DTC) of the Account Holder Letter and ensure that its signature to the Sub-Proxy is guaranteed by an Eligible Institution;

(b)	complete the details in Part 1 (Noteholder details), Section 2 (DTC Participant Confirmations) of Part 3 (Voting in respect of Notes held in DTC) and Part 4 (Execution of Account Holder Letter) of the Account Holder Letter; and

(c)	sign the Account Holder Letter,

and deliver the signed Account Holder Letter and Sub-Proxy to the Information Agent on behalf of the Company before the Voting Instruction Deadline.

DTC Participants

35.	The voting procedures under this section assume that, in accordance with its usual procedures, Cede & Co. appoints the DTC Participants through whom Notes held through DTC are held as its proxies under an omnibus proxy (the Omnibus Proxy) in respect of the principal amount of the Notes shown on its records as being held by them (the Recorded Principal Amount) as at the Record Date.
36.	DTC Participants may, in respect of their Recorded Principal Amount either (i) attend and vote at the Scheme Meeting if they are individuals or (ii) appoint any other person (including any Noteholder) as a sub-proxy to attend and vote at the Scheme Meeting on their behalf by completing a Sub-Proxy in the form set out at Section 1 (Form of Sub-Proxy) of Part 3 (Voting in respect of Notes held in DTC) of the Account Holder Letter (ensuring that its signature to the Sub-Proxy is guaranteed by an Eligible Institution), completing the details in Part 1 (Noteholder Details), Section 2 (DTC Participant Confirmations) of Part 3 (Voting in respect of Notes held in DTC) and Part 4 (Execution of Account Holder Letter) of the Account Holder Letter and delivering the signed Account Holder Letter and Sub-Proxy to the Information Agent on behalf of the Company before the Voting Instruction Deadline.
37.	Only those DTC Participants shown in DTC’s records on the Record Date as holding the Recorded Principal Amount will be entitled to vote in respect of the Scheme or appoint sub-proxies to enable their votes and those of Noteholders who hold their Notes through DTC Participants in respect of the Scheme to be cast in respect of their Recorded Principal Amount.
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Noteholders

38.	A Noteholder holding Notes through DTC who is not a DTC Participant who intends to vote in respect of the Scheme must instruct his DTC Participant to complete and deliver the Form of Sub-Proxy set out at Part 3 of the Account Holder Letter with respect to such Notes and also Parts 1 and 4 of the Account Holder Letter, in accordance with that Noteholder’s instructions, to the Information Agent before the Voting Instruction Deadline, provided that the Notes in respect of which the sub-proxy is to be given are Notes in respect of which the DTC Participant was appointed as proxy under the Omnibus Proxy.
39.	If a voting instruction contained in a Sub-Proxy relates to fewer than all Notes held through a DTC Participant with DTC, that DTC Participant must indicate in the Sub-Proxy the aggregate amount (in integral multiples of U.S.$1,000) of such Notes to which such instruction relates. Otherwise, such Sub-Proxy will be deemed to relate to all such Notes.

Noteholder agreement not to sell or transfer Notes held through DTC which are the subject of any Account Holder Letter

40.	By instructing the DTC Participant through whom a Noteholder holds Notes with DTC to deliver a Sub-Proxy, that Noteholder agrees that it will not sell or transfer any of the Notes the subject of that Sub-Proxy until:

(a)	if the Scheme is approved at the Scheme Meeting, the Scheme Effective Date; or

(b)	if the Scheme is not approved at the Scheme Meeting, the conclusion of the Scheme Meeting.

41.	All Sub-Proxies and Account Holder Letters in respect of Notes held through DTC must be delivered by the Voting Instruction Deadline. Failure to deliver a valid Account Holder Letter and a Sub-Proxy) on behalf of a Noteholder by the Voting Instruction Deadline will mean that the voting instructions contained in the Sub-Proxy will be disregarded for the purposes of voting at the Scheme Meeting and the Noteholder will not be entitled to vote at the Scheme Meeting.

Noteholders are advised to check with the bank, securities broker, relevant DTC Participant, DTC or other intermediary through which they hold their Notes whether such intermediary applies different deadlines for any of the events specified.

COMPLETING THE ACCOUNT HOLDER LETTER for the purposes of voting

Noteholders holding Notes through Euroclear or Clearstream, Luxembourg

42.	Each Noteholder will need to give its Account Holder information and instructions as to voting and certain other matters.

43.	In summary each Noteholder may elect:

(a)	to attend and vote at the Scheme Meeting in person or by a duly authorised representative if a corporation;
(b)	to instruct the Chairman as its proxy to cast its vote in accordance with the wishes of that Noteholder; or
(c)	to appoint someone else as its proxy to attend and vote at the Scheme Meeting in person on its behalf,

in each case, by ensuring that such election is recorded in the Account Holder Letter delivered on its behalf and that the voting intention section of the Account Holder Letter is completed.

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44.	Each Noteholder is recommended to appoint a proxy (either the Chairman or someone else of its choice who would be willing to attend the Scheme Meeting) in any event, even if that Noteholder intends to attend and vote in person or by a duly authorised representative, if a corporation, in case such Noteholder is unable to do so for some reason. If a Noteholder appoints a proxy and then decides to attend and vote at the Scheme Meeting in person or by a duly authorised representative, if a corporation, that Noteholder will be entitled to do so.
45.	Each Noteholder which submits, delivers or procures the delivery of an Account Holder Letter will be required to make (or authorise its Account Holder to make on its behalf) the representations, warranties and undertakings to the Company and the Information Agent set out in Schedule 1 to the Account Holder Letter.
46.	Any Noteholder that is unable to give any of the representations, warranties and undertakings referred to in paragraph 45 above should contact the Information Agent directly as soon as possible, as there may be additional procedures involved in respect of that Noteholder’s participation in the Scheme.
47.	Each Noteholder should also ensure that the following is included in the Account Holder Letter delivered on its behalf:

(a)	its identity and country of residence/headquarters;
(b)	details of the Notes which are the subject of the Account Holder Letter, including the ISIN number(s), the principal amount of the Notes held at the relevant Clearing System(s), the identity of the relevant Clearing System(s), the account number of the Account Holder in the relevant Clearing System(s) and the Custody Instruction Reference Number(s);
(c)	the appropriate confirmations to be given by the Account Holder; and
(d)	its voting instructions.

48.	If a Noteholder does not wish to provide details of its identity in the Account Holder Letter, that Noteholder should instruct the relevant Account Holder to identify a person with full legal right and authority to act on behalf of that Noteholder as its representative.

Noteholders holding Notes through DTC

49.	Each Noteholder will need to give its DTC Participant information and instructions as to voting and certain other matters.
50.	In summary each Noteholder may elect:

(a)	to attend and vote at the Scheme Meeting in person or by a duly authorised representative if a corporation;

(b)	to instruct the Chairman as its proxy to cast its vote in accordance with the wishes of that Noteholder; or

(c)	to appoint someone else as its proxy to attend and vote at the Scheme Meeting in person on its behalf,

in each case, by instructing its DTC Participant to appoint a sub-proxy and ensuring that such election is recorded in each case in the Sub-Proxy delivered on its behalf and that the voting intention section of the Sub-Proxy is completed.

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51.	Each Noteholder is recommended to instruct its DTC Participant to appoint a proxy (either the Chairman or someone else of its choice who would be willing to attend the Scheme Meeting) in any event, even if that Noteholder intends to attend and vote in person or by a duly authorised representative, if a corporation, in case such Noteholder is unable to do so for some reason. If a Noteholder appoints a proxy and then decides to attend and vote at the Scheme Meeting in person or by a duly authorised representative, if a corporation, that Noteholder will be entitled to do so.
52.	Each Noteholder which submits, delivers or procures the delivery of an Account Holder Letter and/or the Sub-Proxy will be required to make (or authorise its DTC Participant to make on its behalf) the representations, warranties and undertakings to the Company and the Information Agent set out in Schedule 1 of the Account Holder Letter.
53.	Any Noteholder that is unable to give any of the representations, warranties and undertakings referred to in paragraph 52 above should contact the Information Agent directly as soon as possible, as there may be additional procedures involved in respect of that Noteholder’s participation in the Scheme.
54.	Each Noteholder should also ensure that the following is included in the designated sections of the Account Holder Letter and the Sub-Proxy delivered on its behalf:

(a)	its identity and country of residence/headquarters;
(b)	details of the Notes which are the subject of the Sub-Proxy and Account Holder Letter;
(c)	the appropriate confirmations to be given by the DTC Participant; and
(d)	its voting instructions are set out in the Sub-Proxy.

55.	If a Noteholder does not wish to provide details of its identity in the Account Holder Letter, that Noteholder should instruct its DTC Participant to identify a person with full legal right and authority to act on behalf of that Noteholder as its representative.

DELIVERY OF ACCOUNT HOLDER LETTERS FOR THE PURPOSES OF VOTING

Noteholders holding Notes through Euroclear or Clearstream, Luxembourg

56.	Account Holder Letters for the purposes of voting at the Scheme Meeting should be delivered by Account Holders as soon as possible to the Information Agent and, in any event, before the Voting Instruction Deadline, being 5 p.m. (London time) on 26 January 2016.
57.	Each Noteholder should note that, unless a valid Account Holder Letter is delivered on its behalf to the Information Agent before the Voting Instruction Deadline, the voting instructions contained in that Account Holder Letter will be disregarded for the purposes of voting at the Scheme Meeting and the Noteholder will not be entitled to vote at the Scheme Meeting.
58.	Any Account Holder Letter delivered will be irrevocable until after the Voting Instruction Deadline unless and until the Scheme is not approved by the requisite majorities at the Scheme Meeting or the Scheme is withdrawn.
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Noteholders holding Notes through DTC

59.	Account Holder Letters for the purposes of voting at the Scheme Meeting should be delivered by DTC Participants as soon as possible to the Information Agent and, in any event, before the Voting Instruction Deadline, being 5 p.m. (London time) on 26 January 2016.
60.	Each Noteholder should note that, unless a valid Account Holder Letter and a Sub-Proxy is delivered on its behalf to the Information Agent before the Voting Instruction Deadline, the voting instructions contained in that Form of Sub-Proxy will be disregarded for the purposes of voting at the Scheme Meeting and the Noteholder will not be entitled to vote at the Scheme Meeting.
61.	Any Account Holder Letter and Sub-Proxy delivered will be irrevocable until the earliest of:

(i)	the Voting Instruction Deadline;

(ii)	if the Scheme is not approved by the requisite majorities at the Scheme Meeting, the conclusion of the Scheme Meeting; or

(iii)	the withdrawal of the Scheme by the Company.

ATTENDING THE SCHEME MEETING

62.	The Scheme Meeting will take place at 10 a.m. on 27 January 2016 at the offices of Allen & Overy LLP, One Bishops Square, London E1 6AD.
63.	If a Noteholder wishes to attend the Scheme Meeting, it should produce a duplicate copy of the Account Holder Letter and Sub-Proxy (if applicable) delivered on its behalf, evidence of corporate authority (in the case of a corporation) (for example, a valid power of attorney and/or board minutes) and evidence of personal identity (a passport or other equivalent identification) at the registration desk no later than one hour before the scheduled time of the Scheme Meeting.
64.	Any proxy attending the Scheme Meeting on behalf of a Noteholder should produce a duplicate copy of the Account Holder Letter and Sub-Proxy (if applicable) in which he/she is named as proxy. Where this copy can be matched against one of the copies provided by the relevant Account Holder to the Information Agent on behalf of the Company, that Noteholder’s proxy will be admitted to the Scheme Meeting upon providing evidence of his/her personal identity (a passport or other equivalent identification). Where the Account Holder Letter and/or Sub-Proxy (if applicable) cannot be produced by the person purporting to have been appointed by a Noteholder as its proxy, that person will need to provide evidence of his/her personal identity (a passport or other equivalent identification) and, provided that the evidenced identity conforms with the details in the relevant copy of the Account Holder Letter and Sub-Proxy (if applicable) provided by the relevant Account Holder to the Information Agent on behalf of the Company, that person will be admitted to the Scheme Meeting.
65.	If a Noteholder appoints the Chairman as its proxy, there is no need for the Chairman to take the Account Holder Letter to the Scheme Meeting.
121

Appendix 3

Form of Account Holder Letter

FORM OF ACCOUNT HOLDER LETTER (INCLUDING FORM OF SUB-PROXY IN RESPECT OF NOTES HELD IN DTC)

For use by Account Holders in Euroclear, Clearstream, Luxembourg and by DTC Participants in DTC in respect of

U.S.$500,000,000 (of which U.S.$85,238,250 remains outstanding) 10.25 per cent. guaranteed notes due 2016 (ISIN: XS0511379066, Common Code: 051137906, ISIN: US591555AA54, CUSIP: 591555AA5) (the 2016 Notes)

U.S.$289,734,000 10.50 per cent. guaranteed notes due 2017 (ISIN: XS1145219652, Common Code: 114521965, ISIN: US591555AC11, Common Code: 114752894, CUSIP: 591555 AC1) (the 2017 Notes)

and

U.S.$750,000,000 8.75 per cent. guaranteed notes due 2018 (ISIN: XS0591549232, ISIN: US591555AB38, CUSIP: 591555 AB3) (the 2018 Notes)

issued by

METINVEST B.V.
(the Company)

in relation to

The Company’s scheme of arrangement under
Part 26 of the Companies Act 2006 (the Scheme)

The Scheme will, if implemented, materially affect certain creditors of the Company, including the holders of the 2016 Notes, the 2017 Notes and the 2018 Notes (together, the Notes).

Persons who are account holders with Euroclear and Clearstream, Luxembourg and persons who are account holders with DTC (the DTC Participants) (together, the Account Holders) must use this Account Holder Letter to register details of their interests in the Notes and to vote in respect of the Scheme.

122

Account Holder Letter

THIS ACCOUNT HOLDER LETTER HAS 4 PARTS.

Part 1 (NOTEHOLDER DETAILS) OF THIS ACCOUNT HOLDER LETTER MUST BE COMPLETED BY ALL ACCOUNT HOLDERS

IN ADDITION:

IN ORDER TO VOTE

Part 2 (VOTING IN RESPECT OF NOTES HELD IN EUROCLEAR OR CLEARSTREAM, LUXEMBOURG) MUST BE COMPLETED BY ACCOUNT HOLDERS IN RESPECT OF NOTES HELD THROUGH EUROCLEAR OR CLEARSTREAM, LUXEMBOURG ONLY

In order to vote in respect of the Scheme where any Notes are held through Euroclear or Clearstream, Luxembourg:

(a)	Part 2, Section 1 (Holding details and details of blocking instructions);
(b)	Part 2, Section 2 (Voting in respect of Notes held through Euroclear or Clearstream, Luxembourg); AND
(c)	Part 2, Section 3 (Account Holder Confirmations),

of this Account Holder Letter must be delivered by facsimile or email to the Information Agent using the contact details set out below and must be received by the Information Agent by no later than 5 p.m. (London time) on 26 January 2016 (the Voting Instruction Deadline).

Any Notes held through Euroclear or Clearstream, Luxembourg identified in this Account Holder Letter must be blocked by no later than 5 p.m. (London time) on 22 January 2016 (the Custody Instruction Deadline).

PART 3 (VOTING IN RESPECT OF NOTES HELD IN DTC) MUST BE COMPLETED BY DTC PARTICIPANTS IN RESPECT OF NOTES HELD THROUGH DTC ONLY]

In order to vote in respect of the Scheme where any Notes are held through DTC:

(a)	A Sub-Proxy in the form set out in Part 3, Section 1 (Form of Sub-Proxy) of this Account Holder Letter signed by the DTC Participant (with such signature guaranteed by an Eligible Institution); AND

(b)	Part 3, Section 2 (DTC Participant Confirmations) of this Account Holder Letter,

must be delivered by facsimile or email to the Information Agent using the contact details set out below and must be received by the Information Agent by no later than the Voting Instruction Deadline.

Part 4 (EXECUTION OF ACCOUNT HOLDER LETTER) OF THIS ACCOUNT HOLDER LETTER SHOULD BE COMPLETED BY ALL ACCOUNT HOLDERS.

In order to be valid, this Account Holder Letter must be signed by the relevant Account Holder.

A separate Account Holder Letter must be completed in respect of each separate beneficial holding of/interest in the Notes.

123

Account Holder Letters and Sub-Proxies, where applicable, received after the Voting Instruction Deadline will not constitute valid voting instructions for the purposes of the Scheme.

Capitalised terms used in this Account Holder Letter but not defined in it have the same meaning as given to them in the explanatory statement relating to the Scheme dated 13 January 2016 (the Explanatory Statement), subject to any amendments or modifications made by the Court.

You are strongly advised to read the Explanatory Statement and the Scheme and, in particular, Appendix 2 (Instructions and guidance for Scheme Creditors and any Person with an interest in the Notes) to the Explanatory Statement, before you complete the Account Holder Letter and, with respect to any Notes held in DTC, a Sub-Proxy.

All relevant documentation can be found at the Scheme Website www.lucid-is.com/metinvest.

This Account Holder Letter and any non-contractual obligations arising out of or in relation to this Account Holder Letter shall be governed by, and interpreted in accordance with, English law.

FOR ASSISTANCE CONTACT THE INFORMATION AGENT:

Lucid Issuer Services Limited
Tankerton Works
12 Argyle Walk
London WC1H 8HA

Attention: David Shilson / Thomas Choquet

Telephone: +44 20 7704 0880
Email: metinvest@lucid-is.com
Facsimile: +44 20 7067 9098

124

Part 1: NOTEHOLDER DETAILS

TO BE COMPLETED BY ALL ACCOUNT HOLDERS

If you are not the Noteholder (that is, the person that is the beneficial owner of and/or the holder of the ultimate economic interest in the relevant Notes, held in global form through the Clearing Systems with a claim in respect of any amount outstanding under the Notes as at the Record Date (being 5 p.m. (New York time) on 22 January 2016) (unless the Company, in its sole discretion, elects to recognise a transfer of Notes after the Record Date)), please identify the Noteholder on whose behalf you are submitting this Account Holder Letter. If such Noteholder does not wish to provide details of its identity, please identify a person with full legal right and authority to act on behalf of that Noteholder as its representative.

To be completed for all Noteholders:
Full Name of Noteholder
Country of Residence/Headquarters of Noteholder
Please tick ‘Yes’ if any of the following apply, otherwise tick ‘No’: (a) the Noteholder’s statutory seat is located in the EU; (b) the Noteholder’s central administration is located in the EU; or (c) the Noteholder’s principal place of business is located in the EU.	☐ Yes ☐ No
Please tick ‘Yes’ if any of the following apply, otherwise tick ‘No’: (a) the Noteholder’s statutory seat is located in England; (b) the Noteholder’s central administration is located in England; or (c) the Noteholder’s principal place of business is located in England.	☐ Yes ☐ No
E-mail Address
Telephone Number (with country code)
Passport Number[23]
To be completed if the Noteholder is an institution:

[23]	Required if attending the Scheme Meeting in person or by a duly authorised representative, if a corporation.
125

Country of Residence/Headquarters of Noteholder
Please tick ‘Yes’ if any of the following apply, otherwise tick ‘No’: (a) the Noteholder’s statutory seat is located in the EU; (b) the Noteholder’s central administration is located in the EU; or (c) the Noteholder’s principal place of business is located in the EU.	☐ Yes ☐ No
Please tick ‘Yes’ if any of the following apply, otherwise tick ‘No’: (a) the Noteholder’s statutory seat is located in England; (b) the Noteholder’s central administration is located in England; or (c) the Noteholder’s principal place of business is located in England.	☐ Yes ☐ No
Residence/Headquarters of Noteholder
Name of Authorised Employee of Noteholder

Passport Number[24]
To be completed if the Noteholder is an investment fund, managed account, discretionary account or similar over which a manager, adviser or general partner has discretionary authority:
Name of Investment Manager / Investment Adviser / General Partner

[24]	Required if attending the Scheme Meeting in person by a duly authorised representative.
126

Part 2 (Voting in respect of Notes held in Euroclear or Clearstream, Luxembourg)

ONLY TO BE COMPLETED BY ACCOUNT HOLDERS IN RESPECT OF NOTES HELD THROUGH EUROCLEAR OR CLEARSTREAM, LUXEMBOURG

SECTION 1: HOLDING DETAILS AND DETAILS OF BLOCKING INSTRUCTIONS

The Account Holder on behalf of the relevant Noteholder holds the Notes to which this Account Holder Letter relates (as identified below), and such Notes have been “blocked” through delivery of Custody Instructions to the relevant Clearing System, the Custody Instruction Reference Number(s) in relation to which is/are identified below.

ISIN	Amount blocked at Clearing System	Clearing System	Clearing System Account number	Custody Instruction Reference Number[25]

[25]	Corresponding to your blocking instruction.
127

SECTION 2: VOTING IN RESPECT OF NOTES HELD THROUGH EUROCLEAR OR CLEARSTREAM, LUXEMBOURG

ONLY TO BE COMPLETED BY ACCOUNT HOLDERS IN RESPECT OF NOTES HELD IN EUROCLEAR OR CLEARSTREAM, LUXEMBOURG

A.	Attendance at the Scheme Meeting

The Noteholder wishes:

Tick only ONE of the boxes below.

☐	to appoint the Chairman as its proxy to attend and vote on its behalf at the Scheme Meeting (please now only complete paragraph B (Appointment of proxy and voting instructions to proxy) below).
☐	to appoint a proxy (other than the Chairman) to attend and vote on its behalf at the Scheme Meeting (please now only complete paragraph B (Appointment of proxy and voting instructions to proxy) below).
☐	to attend and vote at the Scheme Meeting in person or by a duly authorised representative, if a corporation (please now complete only paragraph C (Indication of voting intention) below).

Section 2 (Voting in respect of Notes held through Euroclear or Clearstream, Luxembourg) is continued on the next page.

128

B.	Appointment of proxy and voting instructions to proxy

The Noteholder wishes to appoint (and the Account Holder is hereby authorised to appoint on its behalf):

Tick only ONE of the boxes below.

☐	the Chairman; or (tick box if appropriate)

☐	the following individual (tick box if appropriate and fill in the details immediately below)

(Name):

(Address):

(Passport number):

(Issuing State):

__________________________________________

or failing him:

(Name):                                                                                          (“Alternate 1”)

(Address):

(Passport number):

(Issuing State):

__________________________________________

or failing Alternate 1:

the Chairman

as its proxy and wishes its proxy to vote:

Tick only ONE of the boxes below.

☐	FOR the Scheme

☐	AGAINST the Scheme
129

C.	Indication of voting intention

The Noteholder wishes to vote (and the Account Holder is hereby authorised to vote on its behalf) at the Scheme Meeting as follows. The Noteholder understands that this expression of intention is not binding and that it may vote as it sees fit at the Scheme Meeting (provided the authorised representative of a Noteholder wishing to attend the Scheme Meeting must bring his or her passport to the Scheme Meeting)

Tick only ONE of the boxes below.

☐	FOR the Scheme

☐	AGAINST the Scheme

Acceptance of this Section 2 by the Information Agent is subject to receipt by the Information Agent by no later than the Voting Instruction Deadline of valid Custody Instruction Reference Numbers in respect of those Notes which are the subject of this Account Holder Letter. Custody Instructions must be delivered to Euroclear or Clearstream, Luxembourg, as the case may be, in respect of the Notes identified in Part 2 Section 1 (Holding details and details of blocking instructions) of this Account Holder Letter as being held in one of those Clearing Systems prior to the Custody Instruction Deadline. Information in this Account Holder Letter must be consistent with such Custody Instructions and in the event of any ambiguity, the Custody Instructions shall take precedence.

130

SECTION 3: ACCOUNT HOLDER CONFIRMATIONS

ONLY TO BE COMPLETED BY ACCOUNT HOLDERS IN RESPECT OF NOTES HELD IN EUROCLEAR OR CLEARSTREAM, LUXEMBOURG

The Account Holder named below in Part 4 (Execution of Account Holder Letter) for itself hereby confirms to the Company and the Information Agent as follows (select “yes” or “no” as appropriate for each item):

A:	That all authority conferred or agreed to be conferred pursuant to this Account Holder Letter and every obligation of the Account Holder under this Account Holder Letter (including any elections made in this Account Holder Letter) shall be binding upon the successors and assigns of the Account Holder (in the case of a corporation or institution) or the successors, assigns, heirs, executors, administrators, trustees in bankruptcy and legal representatives of the Account Holder (in the case of a natural person) and shall not be affected by, and shall survive, the insolvency, bankruptcy, dissolution, death or incapacity (as the case may be) of the Account Holder and that all of the information in this Account Holder Letter is complete and accurate.

☐	Yes

☐	No

B.	That, in relation to the Notes identified in Part 2 Section 1 (Holding details and details of blocking instructions) of this Account Holder Letter, the Account Holder has authority to (i) give the voting instructions set out in Part 2 Section 2 (Voting in respect of Notes held through Euroclear or Clearstream, Luxembourg) of this Account Holder Letter and (ii) to nominate the person named in Part 2 Section 2 (Voting in respect of Notes held through Euroclear or Clearstream, Luxembourg) of this Account Holder Letter (if applicable) to attend and speak at the Scheme Meeting, on behalf of the Noteholder.

☐	Yes

☐	No

C.	That, in relation to any Notes identified in Part 2, Section 1 (Holding details and details of blocking instructions) of this Account Holder Letter as being held through Euroclear or Clearstream, Luxembourg, the Account Holder has irrevocably instructed Euroclear and/or Clearstream, Luxembourg, as the case may be, pursuant to Custody Instructions to block the Notes identified in Part 2, Section 1 (Holding details and details of blocking instructions) of this Account Holder Letter on or before the date that this Account Holder Letter is delivered to the Information Agent (and in any event not later than the Custody Instruction Deadline) and that a Custody Instruction Reference Number for each such Custody Instruction appears in this Account Holder Letter under “Custody Instruction Reference Number” in Part 2, Section 1 (Holding details and details of blocking instructions) of the Account Holder Letter.

☐	Yes

☐	No

An Account Holder who is unable to confirm “yes” in respect of paragraphs A to C above should contact the Information Agent using the contact details set out in this Account Holder Letter for assistance.

By delivering this Account Holder Letter to the Information Agent, the Account Holder confirms that the Noteholder agrees that both it and the Noteholder shall be deemed to have made the representations, warranties and undertakings set out in paragraph 1 sub-paragraphs (a) – (e) and (g) – (i) (but not, for the avoidance of doubt, sub-paragraph (f)) of Schedule 1 (Representations, Warranties and Undertakings) to this Account Holder Letter in favour of the Company and the Information Agent as at the date on which this Account Holder Letter is delivered to the Information Agent.

131

PART 3: (VOTING IN RESPECT OF NOTES HELD IN DTC)

ONLY TO BE COMPLETED BY DTC PARTICIPANTS IN RESPECT OF NOTES HELD THROUGH DTC

PART 3: SECTION 1 (FORM OF SUB-PROXY)

ONLY TO BE COMPLETED BY DTC PARTICIPANTS IN RESPECT OF NOTES HELD THROUGH DTC

FORM OF SUB-PROXY

For use by DTC Participants in DTC in respect of

U.S.$500,000,000 (of which U.S.$85,238,250 remains outstanding) 10.25 per cent. guaranteed notes due 2016 (ISIN: US591555AA54, CUSIP: 591555AA5) (the 2016 Notes)

U.S.$289,734,000 10.50 per cent. guaranteed notes due 2017 (ISIN: US591555AC11, CUSIP: 591555 AC1) (the 2017 Notes)

and

U.S.$750,000,000 8.75 per cent. guaranteed notes due 2018 (ISIN: US591555AB38, CUSIP: 591555 AB3) (the 2018 Notes)

issued by

METINVEST B.V.

(the Company)

in relation to

The Company’s scheme of arrangement under
Part 26 of the Companies Act 2006 (the Scheme)

for use in connection with the Scheme Meeting of the Noteholders convened by the Company to be held on 27 January 2016 at 10 a.m. London time

Persons who are DTC Participants must use this form of sub-proxy to register details of their interests in the Notes and to make certain elections in relation to the voting in respect of the Scheme.

A separate form of sub-proxy must be completed in respect of each separate beneficial holding of/interest in the Notes.

The Scheme will, if implemented, materially affect certain creditors of the Company, including the holders of the 2016 Notes, the 2017 Notes and the 2018 Notes (together, the Notes).

(To be completed by a DTC Participant only)

132

This form of sub-proxy should be completed and signed by a DTC Participant and delivered to the Information Agent by email (metinvest@lucid-is.com) or facsimile (+44 20 7067 9098) by no later than 5 p.m. London time on 26 January 2016, being the Voting Instruction Deadline to appoint a nominee as a sub-proxy, to attend and vote at the Scheme Meeting.

We hereby certify that:

1.	Notes of aggregate principal amount specified below are held by the DTC Participant specified below as at 5 p.m. (New York time) on 22 January 2016, being the Record Date for the purposes of the Scheme Meeting[26]:

Principal Amount of Notes: [U.S.$]                               .........................................................................

CUSIP:                                                                            .........................................................................

2.	We appoint Tick only ONE of the boxes below

☐	the Chairman; or (tick box if appropriate)

☐	the following individual (tick box if appropriate and fill in the details immediately below)

(Name):

(Address):

(Passport number):

(Issuing State):

__________________________________________

or failing him:

(Name):                                                                                                                 (“Alternate 1”)

(Address):

(Passport number):

(Issuing State):

__________________________________________

or failing Alternate 1:

the Chairman

to act as our sub-proxy in respect of the Notes described below and to attend the Meeting on our behalf and we wish our sub-proxy to vote:

[26]	Note – if this Form of Sub-Proxy is delivered in advance of the Record Date, please indicate the expected principal amount of such Notes as at the Record Date on the assumption that such Notes will still be held by the DTC Participant on behalf of the Noteholder as at the Record Date.
133

Tick only ONE of the boxes below.

☐	FOR the Scheme

☐	AGAINST the Scheme
3.	The total principal amount of Notes in respect of which the votes attributable to them should be cast by such sub-proxy are:

Total principal amount of Notes: U.S.$ [ ]

4.	No other person has been appointed as a sub-proxy in respect of the above Notes and no voting instruction has been given in relation to such Notes

Capital terms used but not defined in this sub-proxy shall have the meanings given to them in the Account Holder Letter.

...................................................................................

Signed by a duly authorised officer on behalf of the DTC Participant

Name of DTC Participant: .........................................................................

Date: .........................................................................

134

MEDALLION SIGNATURE GUARANTEE27

Authorised Signature of Guarantor:

Name:

(please print)

Name of Firm:

Address:

Telephone Number with Area Code:

Date:

Place Seal Here

* Delete as applicable

FOR ASSISTANCE CONTACT THE INFORMATION AGENT:

Lucid Issuer Services Limited
Tankerton Works
12 Argyle Walk
London WC1H 8HA

Attention: David Shilson / Thomas Choquet

Telephone: +44 20 7704 0880
Email: metinvest@lucid-is.com
Facsimile: +44 20 7067 9098

[27]	Note: Signatures on this Sub-Proxy must be guaranteed by an Eligible Institution. A recognised participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchanges Medallion Program is each an “Eligible Institution”.
135

PART 3: SECTION 2: DTC PARTICIPANT CONFIRMATIONS

ONLY TO BE COMPLETED BY DTC PARTICIPANTS IN RESPECT OF NOTES HELD IN DTC

The DTC Participant named below in Part 4 (Execution of Account Holder Letter) for itself hereby confirms to the Company and the Information Agent as follows (select “yes” or “no” as appropriate for each item):

A:	That all authority conferred or agreed to be conferred pursuant to this Account Holder Letter and every obligation of the DTC Participant under this Account Holder Letter (including any elections made in this Account Holder Letter) shall be binding upon the successors and assigns of the DTC Participant (in the case of a corporation or institution) or the successors, assigns, heirs, executors, administrators, trustees in bankruptcy and legal representatives of the DTC Participant (in the case of a natural person) and shall not be affected by, and shall survive, the insolvency, bankruptcy, dissolution, death or incapacity (as the case may be) of the DTC Participant and that all of the information in this Account Holder Letter is complete and accurate.

☐	Yes

☐	No

B.	That, in relation to the Notes identified in the Form of Sub-Proxy to be completed and delivered with this Account Holder Letter, the DTC Participant has authority to (i) give the voting instructions set out in that Form of Sub-Proxy and (ii) to nominate the person named in the Form of Sub-Proxy to attend and speak at the Scheme Meeting, on behalf of the Noteholder.

☐	Yes

☐	No

A DTC Participant who is unable to confirm “yes” in respect of paragraphs A and B above, as applicable, should contact the Information Agent using the contact details set out in this Account Holder Letter for assistance.

By delivering this Account Holder Letter to the Information Agent, the DTC Participant confirms that the Noteholder agrees that both it and the Noteholder shall be deemed to have made the representations, warranties and undertakings set out in paragraph 1, sub-paragraphs (a) –(i) of Schedule 1 (Representations, Warranties and Undertakings) to this Account Holder Letter in favour of the Company and the Information Agent as at the date on which this Account Holder Letter is delivered to the Information Agent.

136

Part 4: Execution of Account Holder Letter

Name of Euroclear or Clearstream, Luxembourg or DTC Participant
Clearing System – Euroclear, Clearstream or DTC
Account Number of Account Holder at Clearing System
Authorised Employee of Account Holder/DTC Participant
(print name and title)
Telephone no. of Authorised Employee (with country code)
E-mail of Authorised Employee
Authorised Employee Signature
(sign)
Date

Before returning this Account Holder Letter, please make certain that you have provided all the information requested.

By signing above, the Account Holder or DTC Participant, as applicable, confirms that it has obtained all necessary consents, authorisations, approvals and/or permissions required to be obtained by it under the laws and regulations applicable to it in any jurisdiction in order to sign this Account Holder Letter on behalf of the Noteholder.

Before returning this Account Holder Letter or either part of this Account Holder Letter, please make certain that you have provided all the information requested.

The Account Holder or DTC Participant, as applicable, may complete and submit this Account Holder Letter on behalf of the Noteholder if the Account Holder or DTC Participant, as applicable, has authority to do so.

Facsimile or pdf copies of this Account Holder Letter will be accepted and originals are not required.

137

SCHEDULE 1

Representations, Warranties and Undertakings

1.	Voting Representations, Warranties and Undertakings

Each Noteholder which submits, delivers or procures the delivery of an Account Holder Letter represents, warrants and undertakes to the Company and the Information Agent that:

(a)	it is lawful to seek voting instructions from that Noteholder in respect of the Scheme;
(b)	it is assuming all of the risks inherent in that Noteholder participating in the Scheme and has undertaken all the appropriate analysis of the implications of participating in the Scheme for that Noteholder without relying on the Company or the Information Agent (other than any representations given in favour of that Noteholder by the Company under the Explanatory Statement);
(c)	all Notes which are the subject of the Account Holder Letter are, at the time of delivery of such Account Holder Letter (and Sub-Proxy if applicable), held by that Noteholder (directly or indirectly) or on its behalf at the relevant Clearing System (and that Noteholder will use all reasonable endeavours to ensure that those Notes will continue to be so held up to and including the Scheme Effective Date);
(d)	no other person has been appointed by that Noteholder as a proxy or sub-proxy, as applicable in respect of the Notes which are the subject of the Account Holder Letter and Sub-Proxy, if applicable, and no voting instruction with respect to the Scheme has been given in relation to such Notes except as set out in the Account Holder Letter and Sub-Proxy, if applicable;
(e)	by instructing the relevant Clearing System or DTC Participant, as applicable, it will be deemed to have authorised the relevant Clearing System to provide details concerning its identity, the Notes which are the subject of the Account Holder Letter delivered on its behalf and its applicable account details to the Company and the Information Agent and their respective legal and financial advisers at the time the Account Holder Letter and Sub-Proxy if applicable is submitted;
(f)	it will not transfer or sell those Notes until:
(i)	if the Scheme is approved at the Scheme Meeting, the Scheme Effective Date; or
(ii)	if the Scheme is not approved at the Scheme Meeting, the conclusion of the Scheme Meeting.
(g)	neither the Information Agent nor any of its Affiliates, directors, officers or employees has made any recommendation to that Noteholder as to whether, or how, to vote in relation to the Scheme, and that it has made its own decision with regard to voting based on any legal, tax or financial advice that it has deemed necessary to seek;
(h)	all authority conferred or agreed to be conferred pursuant to these representations, warranties and undertakings shall be binding on the successors and assigns of that Noteholder (in the case of a corporation or institution) or the successors, assigns, heirs, executors, trustees in bankruptcy and legal representatives of that Noteholder (in the case of a natural person) and shall not be affected by, and shall survive, the insolvency, bankruptcy, dissolution, death or incapacity (as the case may be) of that Noteholder; and
(i)	no information has been provided to it by the Company, the Information Agent or any of their respective Affiliates, directors, officers, advisers or employees with regard to the tax consequences to that Noteholder arising from voting in favour of the Scheme, and that it is solely liable for any taxes or similar payments imposed on it under the laws of any applicable jurisdiction as a result of voting in favour of the Scheme, and that it will not and does not have any right of recourse (whether by way of reimbursement, indemnity or otherwise) against the Company, the Information Agent or any of their Affiliates, directors, officers, advisers or employees in respect of such taxes or similar payments.
138

Appendix 4

Notice of Scheme Meeting

IN THE HIGH COURT OF JUSTICE	No.	of 2016
CHANCERY DIVISION
COMPANIES COURT

IN THE MATTER OF METINVEST B.V.

and

IN THE MATTER OF THE COMPANIES ACT 2006

U.S.$500,000,000 (of which U.S.$85,238,250 remains outstanding) 10.25 per cent. Guaranteed Notes due 2016 (ISIN: XS0511379066, Common Code: 051137906, ISIN: US591555AA54, CUSIP: 591555AA5)

U.S.$289,734,000 10.50 per cent. Guaranteed Notes due 2017 (ISIN: XS1145219652, Common Code: 114521965, ISIN: US591555AC11, Common Code: 114752894, CUSIP: 591555 AC1)

U.S.$750,000,000 8.75 per cent. Guaranteed Notes due 2018 (ISIN: XS0591549232, ISIN: US591555AB38, CUSIP: 591555 AB3)

issued by the Company (together, the Notes)

NOTICE IS HEREBY GIVEN that, by an order dated 13 January 2016 made in the above matter, the High Court of England and Wales (the Court) has directed that a meeting (the Scheme Meeting) be convened of the Scheme Creditors (as such term is defined in the scheme of arrangement hereinafter referred to) of Metinvest B.V. (the Company) for the purposes of considering and, if thought fit, approving (with or without modification, addition or condition approved or imposed by the Court and/or agreed by the Company) a scheme of arrangement proposed to be made between the Company and the Scheme Creditors (the Scheme).

The Record Date will be 5 p.m. (New York time) on 22 January 2016. The Scheme Meeting will be held at the offices of Allen & Overy LLP, One Bishops Square, London E1 6AD on 27 January 2016 commencing at 10 a.m. (London time). All Scheme Creditors are requested to attend at such place and time either in person, by a duly authorised representative if a corporation, or by proxy.

A copy of the Scheme and a copy of the statement required to be furnished pursuant to section 897 of the Companies Act 2006 (the Explanatory Statement) are incorporated in the document of which this notice forms part.

Scheme Creditors may vote in person or by a duly authorised representative if a corporation, at the Scheme Meeting or they may appoint another person, whether a Scheme Creditor or not, as their proxy to attend and vote in their place. Scheme Creditors may appoint proxies to vote at the Scheme Meeting by filling out Part 2 or Part 3 (as applicable) (Voting) of the Account Holder Letter (as defined in the Explanatory Statement). If a Scheme Creditor is a corporation, it must appoint an authorised representative or proxy to vote on its behalf at the Scheme Meeting by filling out Part 2 or Part 3 (as applicable) (Voting) of the Account Holder Letter in order to be entitled to vote at the Scheme Meeting.

To avoid double counting in respect of the Scheme Claims, each of the Trustees has confirmed that it will not exercise any voting rights to which it may be entitled as a Scheme Creditor and each of the Common Depositaries (other than Cede & Co.) have confirmed in writing that it has not been requested to vote by the relevant Clearing Systems. The voting procedure for Notes held through DTC will be based on Cede & Co., in its capacity as nominee of DTC, in accordance with its usual procedures, appointing the DTC Participants as its proxies under the Omnibus Proxy in respect of the principal amount of the Notes shown on its records as being held by them as at the Record Date, being 5 p.m. (New York time) on 22 January 2016.

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Each Scheme Creditor or its proxy will be required to register its attendance at the Scheme Meeting prior to the commencement of the Scheme Meeting. Registration will commence at 9 a.m. (London time) on the date of the Scheme Meeting. Each Scheme Creditor that is not a proxy must bring to the Scheme Meeting a copy of the relevant Account Holder Letter, evidence of corporate authority (in the case of a corporation) (for example, a valid power of attorney and/or board minutes) and evidence of personal identity (a passport or other equivalent identification). Each proxy must bring to the Scheme Meeting a copy of the Account Holder Letter authorising him or her to act as proxy on behalf of the Scheme Creditor and evidence of personal identity (a passport or other equivalent identification).

In order to vote on the Scheme and attend the Scheme Meeting (in person, by a duly authorised representative if a corporation, or by proxy), Scheme Creditors must ensure that an Account Holder Letter is completed, delivered to and received by the Information Agent (as defined in the Explanatory Statement) (marked for the attention of David Shilson / Thomas Choquet) in accordance with the instructions set out in the Account Holder Letter before 5 p.m. (London time) on 26 January 2016. A copy of the form of Account Holder Letter may be downloaded from www.lucid-is.com/metinvest (the Scheme Website).

The Scheme, the Explanatory Statement and the Account Holder Letter will be available to download from the Scheme Website on or around 13 January 2016. If a hard copy is required, please send your request to the Information Agent (marked for the attention of David Shilson / Thomas Choquet). By the order referred to above, the Court has appointed Mr Mark Sterling, a partner at Allen & Overy LLP, or if for any reason he is unable to act, Mr Ian Field, a partner at Allen & Overy LLP, or if for any reason he is unable to act, any other partner of Allen & Overy LLP to act as chairman of the Scheme Meeting (and any adjournment thereof) and has directed the chairman to report the result of the Scheme Meeting to the Court.

The Scheme will be subject to the subsequent approval of the Court.

For further information in this regard, please contact the Information Agent using the following contact details:

Lucid Issuer Services Limited

Tankerton Works

12 Argyle Walk

London WC1H 8HA

Phone:        +44 (0) 207 704 0880

Fax:            +44 (0) 207 067 9098

Email:        metinvest@lucid-is.com

Attention:  David Shilson / Thomas Choquet

Dated [•]

Metinvest B.V.

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